Exhibit 3.1

CONSTITUTION

OF

AZURE POWER GLOBAL LIMITED

25.	DIVIDENDS AND OTHER PAYMENTS	109

26.	RESERVES	110

27.	RECORD DATES	110

28.	ACCOUNTING RECORDS	111

29.	SERVICE OF NOTICES AND OTHER DOCUMENTS	111

30.	AMALGAMATION	111

31.	CONTINUATION	112

32.	CONFLICTS WITH THE SHAREHOLDERS AGREEMENT	112

33.	ALTERATION OF CONSTITUTION	112

34.	INVESTORS CONSENT RIGHTS	112

SIGNATORIES		116

CONSTITUTION OF AZURE POWER GLOBAL LIMITED

THIS CONSTITUTION is dated 28th day of September 2016.

INTERPRETATION

1.	INTERPRETATION

1.1	In this Constitution, unless the context otherwise requires:

Accounts: the books of account of the Company and also includes its balance sheet, profit and loss account and all other records, ledgers, accounting notations and pertinent documentation;

Act: the Companies Act 2001 of Mauritius, as amended from time to time and any other Mauritius statute from time to time in force concerning companies insofar as the same applies to the Company;

Affiliate: in relation to a Person,

(i)	being a corporate entity, shall mean any entity or Person, which Controls, is Controlled by, or is under the common Control of such Person;

(ii)	being an individual, shall mean any Relative or any other entity or Person, which is Controlled by such Person or a Relative of such individual; and

(iii)	in any other case shall mean a Person Controlled by a Party/ies;

Provided that, in relation to Helion and FC, ‘Affiliate’ shall also include any general partner, officer or director of Helion and FC and any venture capital fund now or hereafter existing which is Controlled by or under common Control with one or more general partners or shares the same management company with Helion and FC;

Annual Business Plan and Budget: the annual business plan and budget, which business plan and budget shall set forth for each Financial Year: (a) a detailed review of the prior Financial Year’s operational and financial performance and a description of the proposed business activities of the Company and AZI for such Financial Year and the next Financial Year based on the performance in the previous Financial Year; (b) quarterly projections of all revenue and cost heads and financing for such Financial Year and quarterly projections for the next Financial Year for the Company and AZI; (c) the expected amounts and anticipated timing of periodic capital needs, if any of the Company and AZI; and (d) a statement of capital expenditures and a detailed break-down of working capital for the Company and AZI;

Annual Meeting: an annual meeting of the Shareholders of the Company convened in accordance with Article 12 below and the Act;

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Anti-Competitive Practice:

(i)	any common or implied action having as object and/or as effect to impede, restrict or distort fair competition in a market, in particular when it tends to: (1) restrict market access or the free exercise of competition by other companies; (2) prevent price fixing by the free play of markets by artificially favouring the increase or reduction of prices; (3) limit or control production, markets, investments or technical progress or, (4) share out markets or sources of supply;

(ii)	any abuse by a company or a group of companies of a dominant position within an internal market or in a substantial part of it;

(iii)	any bid or predatory pricing having as object and/or as effect to eliminate from a market or to prevent a company or one of its product from accessing a market;

Applicable Investor Securities: as applicable, either the Series A CCPS or the Series B CCPS or the Series C CCPS or the Series D CCPS or the Series F CCPS or the Series H CCPS or Series I CCPS or the Proparco CCPS or the IFC CCDs or the IFC II CCDs or the IFC III CCDs or the DEG CCDs;

Applicable Liquidation Price: as applicable, either the Senior Liquidation Price or the Series H Liquidation Price or the Series I Liquidation Price or the Series F Liquidation Price or the CCPS Liquidation Price or the Series A Liquidation Price;

Article: provision of this Constitution;

Assets: assets or properties of every kind, nature, character and description (whether immovable, movable, tangible, intangible, absolute, accrued, fixed or otherwise) as operated, hired, rented, owned or leased by a Person from time to time, including cash, cash equivalents, receivables, securities, accounts and note receivables, real estate, plant and machinery, equipment, patents, copyrights, domain names, trademarks, brands, rights in databases and other intellectual property, raw materials, inventory, furniture, fixtures and insurance;

As If Converted Basis: the number of Equity Shares of the Company, calculated as if the then issued and outstanding relevant Share Equivalents had been exercised in full. Provided that each of the CCDs and Proparco CCPS will not be taken into consideration in the calculation of As If Converted Basis, till such time that they have not been transferred to a third party (not being an Affiliate of IFC, DEG or Proparco, as the case may be) in accordance with the terms of this Constitution. Provided however that for the limited purpose of ascertaining the rights available to DEG and IFC (with respect to their compulsorily convertible debentures) and Proparco (with respect to its Proparco CCPS) in relation to Article 11.8.2, the term on as “As If Converted Basis” shall include the DEG CCDs, IFC II CCDs, IFC III CCDs and Proparco CCPS and the voting percentages with respect to the Equity Securities on an As If Converted Basis in relation to Article 11.8.2 shall be as set out in Schedule Q of the Shareholders Agreement;

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Audit Committee: the audit committee of the Company formed by the Board pursuant to Article 16.3 hereof, or any successor audit committee;

Authority: any national, supranational, regional or local government, or governmental, statutory, regulatory, administrative, fiscal, judicial, or government-owned body, department, commission (including but not limited to the SEC), authority, tribunal, agency or entity, or central bank (or any Person whether or not government owned and howsoever constituted or called, that exercises the functions of the central bank);

AZI: Azure Power India Private Limited, a company incorporated under the laws of India and having its registered office at 8, LSC, Madangir, Pushpavihar, New Delhi – 110062, India;

AZI Shareholders Agreement: the amended and restated shareholders agreement entered on or around the date of the Shareholders Agreement between the Company, AZI, IW and HW, in relation to governance and other matters relating to AZI;

Big Four Accounting Firms: Deloitte Touche, PricewaterhouseCoopers, Ernst & Young, KPMG or their Affiliates;

Board: the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

Buy Back Intimation: the meaning assigned to it under Article 9.1;

Buy Back Notice: the meaning assigned to it under Article 9.1;

Buy-Back Period: the meaning assigned to it under Article 9.1;

Buy Back Start Date: the meaning assigned to it under Article 9.1;

Business Day: a day (other than a Saturday or Sunday or an official public holiday) on which commercial banks are open for business in New Delhi, Mauritius and New York;

CCDs: collectively refer to IFC CCDs, IFC II CCDs, IFC III CCDs and DEG CCDs;

CCPS Liquidation Price: the meaning assigned to it Article 4.1(d);

CEO: the position of the chief executive officer and/or managing director of the Company or AZI, as the context may require;

Chairman: the meaning assigned to it in Article 11.7.8;

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Company: the company incorporated in Mauritius under the name of Azure Power Global Limited;

Compensation Committee: the compensation committee of the Company formed by the Board pursuant to Article 16.3 hereof, or any successor audit committee;

Competitor: the Persons set out in Schedule N of the Shareholders Agreement, and shall include such other Persons as may be agreed to in writing by all the Parties;

Constitution: this constitution of the Company in its present form, or as amended from time to time in accordance with the provisions of the Act and this constitution;

Control (including with correlative meaning, the terms Controlled by and under common Control with): the power to direct the management or policies of a Person, directly or indirectly, whether through the ownership of shares or Share Equivalents, by contract or otherwise; provided that, in any event, the direct or indirect ownership of more than 50% (fifty per cent) of the voting share capital of a Person is deemed to constitute Control of that Person;

Corrupt Practice: means the following acts:

(i)	the promise, offering or giving, directly or indirectly, to a Public Official or to any person who directs or works, in any capacity, for a private sector entity, of an undue advantage of any nature, for the relevant person himself or herself or for another person or entity, in order that this person acts or refrains from acting in the exercise of his or her official duties or in breach of his or her legal, contractual or professional obligations having for effect to influence his or her own actions or the ones of another party or entity;

(ii)	the solicitation or acceptance, directly or indirectly, by a Public Official or by any person who directs or works, in any capacity, for a private sector entity, of an undue advantage of any nature, for the relevant person himself or herself or for another person or entity, in order that this person acts or refrains from acting in the exercise of his or her official duties or in breach of his or her legal, contractual or professional obligations having for effect to influence his or her own actions or the ones of another party or entity;

Debt: at any time the aggregate of the following:

(i)	the outstanding principal amount or the nominal amount of any debenture, bond, note, loan stock or other similar security under which any indebtedness is incurred; and

(ii)	any fixed or minimum premium payable on the repayment or redemption or conversion of any instrument;

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Deed of Adherence: a deed of adherence to the Shareholders Agreement substantially in the form set forth in Schedule A to the Shareholders Agreement with applicable amendments which are in form and substance satisfactory to each of the Parties;

DEG: Deutsche Investitions –und Entwicklungsgesellschaft mbH;

DEG CCDs: 680,390 (Six Hundred and Eighty Thousand, Three Hundred and Ninety) compulsorily convertible debentures as issued and allotted to DEG in accordance with the provisions of the DEG Subscription Agreement having an issue price of USD 19.89 (United States Dollars Nineteen and Eighty Nine Cents) each, and carrying interest at the rate of 5% (five per cent) per annum, and with such terms (including conversion) as set out in Schedule H of the Shareholders Agreement;

DEG CCD Liquidation Price: an amount equal to the DEG Investment Amount plus the DEG Required Return;

DEG Investment Amount: the investment of USD 13,534,712.55 (United States Dollars Thirteen Million, Five Hundred and Thirty Four Thousand, Seven Hundred and Twelve, and Fifty Five Cents) by DEG in the Company made by subscribing to the DEG CCDs in accordance with the terms of the DEG Subscription Agreement;

DEG Required Return: the meaning as set forth in paragraph 4.2 (i) (a) of Schedule H of the Shareholders Agreement;

DEG Securities: the DEG CCDs and the 10 (Ten) Equity Shares issued and allotted to DEG pursuant to the DEG Subscription Agreement;

DEG Subscription Agreement: the securities subscription agreement, executed on or around the date of the Shareholders Agreement, between, inter alia, DEG and the Company for the subscription of the DEG Securities by DEG in the Company;

Director: such person or persons as shall be appointed to the Board from time to time pursuant to this Constitution;

Embargo: any economic sanction aiming at prohibiting the import and/or export (sale, supply, transfer) of one specific or several goods, products or services to or from a country for a specified period as published and amended from time to time by the United Nations, European Union and France;

Employees: the individuals who are the confirmed/ permanent employees of the Company or AZI, as the context may require;

Encumbrance: any mortgage, charge (fixed or floating), pledge, lien, hypothecation, trust, right of set off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect;

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Equity Securities: the Equity Shares and Share Equivalents;

Equity Shares or Shares: ordinary shares of the Company having a par value of USD 0.01(one Cent) each and carrying 1 (one) vote per share;

FATF Recommendations: the recommendations of the Financial Action Task Force (on money laundering);

FC: FC VI India Venture (Mauritius) Ltd.;

FC Securities: 19,385 (Nineteen Thousand, Three Hundred and Eighty Five) Series A CCPS, 53,887 (Fifty Three Thousand, Eight Hundred and Eighty Seven) Series B CCPS, 114,940 (One Hundred and Fourteen Thousand, Nine Hundred and Forty) Series C CCPS, 53,273 (Fifty Three Thousand, Two Hundred and Seventy Three) Series D CCPS, 53,973 (Fifty Three Thousand, Nine Hundred and Seventy Three) Series F CCPS and 10 (Ten) Equity Shares subscribed by FC pursuant to the FC Subscription Agreement;

FC Subscription Agreement: the securities subscription agreement, executed on or around the date of the Shareholders Agreement, between, inter alia, FC and the Company for the subscription of the FC Securities by FC in the Company;

Financial Year: the financial year of the Company as determined by the Board;

Fraud against the Financial Interests of the European Communities: any intentional action or omission intended to damage the European Union budget and involving (i) the use or presentation of false, incorrect or incomplete statements or documents, which has as its effect the misappropriation or wrongful retention of funds or illegal diminution of resources of the general budget of the European Union, (ii) the non-disclosure of information, with the same effect and (iii) the misapplication of such funds for purposes other than those for which they were originally granted;

Fraudulent Practice: any unfair practices (action or omission) intended to deliberately mislead a third party, intentionally conceal elements there from, or betray or vitiate his/her consent, contravening legal or regulatory obligations and/or breaching the Company’s or a third party internal rules for the purpose of obtaining an illegitimate benefit;

Fully Diluted Basis: the number of Equity Shares of the Company, calculated as if the then issued and outstanding relevant Share Equivalents (including CCDs and Proparco CCPS) had been exercised and converted in full. For the purpose of this definition, CCDs and Proparco CCPS shall be assumed to be converted in accordance with their respective terms, and in case their respective terms do not specify the manner of valuation of the Company for the provisions of the Shareholders Agreement for which the ‘Fully Diluted Basis’ is being

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ascertained, then the Company shall on a written request of any of the holder of CCDs or Proparco CCPS cause the valuation of the Company to be conducted by any one of the Big Four Accounting Firms and inform the valuation to such holder, which valuation shall be used to determine the conversion of CCDs and/or Proparco CCPS;

GIF: IFC GIF Investment Company I;

GIF Directors: the meaning assigned to it under Article 11.2.1(ii);

GIF Subscription Agreement - 1: the subscription agreement, executed on or around the date of the Shareholders Agreement, between, inter alia, GIF and the Company for the subscription of Series H CCPS by GIF in the Company;

GIF Subscription Agreement - 2: the subscription agreement, executed on or around the date of this Constitution, between, inter alia, GIF and the Company for the subscription of Series I CCPS by GIF in the Company;

Helion: Helion India and Helion Partners collectively;

Helion India: Helion Venture Partners India II, LLC;

Helion Partners: Helion Venture Partners II, LLC;

Helion Securities: 19,385 (Nineteen Thousand, Three Hundred and Eighty Five) Series A CCPS, 53,887 (Fifty Three Thousand, Eight Hundred and Eighty Seven) Series B CCPS, 114,940 (One Hundred and Fourteen Thousand, Nine Hundred and Forty) Series C CCPS, 26,636 (Twenty Six Thousand, Six Hundred and Thirty Six) Series D CCPS, 63,853 (Sixty Three Thousand, Eight Hundred and Fifty Three) Series F CCPS and 10 Equity Shares subscribed by Helion pursuant to the Helion Subscription Agreement;

Helion Subscription Agreement: the securities subscription agreement, executed on or around the date of the Shareholders Agreement, between, inter alia, Helion and the Company for the subscription of the Helion Securities by Helion in the Company;

HW: Mr. Harkanwal Singh Wadhwa;

IFC: International Finance Corporation;

IFC CCDs: the 1,100,000 (One Million and Hundred Thousand) compulsorily convertible debentures as issued and allotted to IFC in accordance with the provisions of the IFC Subscription Agreement having an issue price of USD 4.95 (United States Dollars Four, and Ninety Five Cents) each and carrying interest at the rate of 10% (ten per cent) per annum, and with such terms (including conversion) as set out in Schedule E of the Shareholders Agreement;

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IFC CCD Investment Amount: the investment of USD 5,441,717.91 (United States Dollars Five Million, Four Hundred and Forty One Thousand, Seven Hundred and Seventeen, and Ninety One Cents) by IFC in the Company made by subscribing to the IFC CCDs in accordance with the terms of the IFC Subscription Agreement;

IFC CCD Liquidation Price: the IFC CCD Investment Amount plus the IFC Required Return;

IFC II CCDs: 37,500 (Thirty Seven Thousand and Five Hundred) compulsorily convertible debentures having the issue price of USD 36.85 (United States Dollars Thirty Six, and Eighty Five Cents) each, issued and allotted to IFC in accordance with the provisions of the IFC Subscription Agreement, and with such terms (including conversion) as set out in Schedule I of the Shareholders Agreement;

IFC II CCDs Investment Amount: the investment of USD 1,381,978.99 (United States Dollars One Million, Three Hundred and Eighty One Thousand, Nine Hundred and Seventy Eight, and Ninety Nine Cents) by IFC in the Company made by subscribing to the IFC II CCDs in accordance with the terms of the IFC Subscription Agreement;

IFC II CCD Liquidation Price: the IFC II CCDs Investment Amount plus the IFC II Required Return;

IFC III CCDs: 36,000 (Thirty Six Thousand) compulsorily convertible debentures having an issue price of USD 83.10 (United States Dollars Eighty Three, and Ten Cents) each, issued and allotted to IFC in accordance with the provisions of the IFC Subscription Agreement, and with such terms (including conversion) as set out in Schedule R of the Shareholders Agreement;

IFC III CCDs Investment Amount: the investment of USD 2,991,524.02 (United States Dollars Two Million, Nine Hundred and Ninety One Thousand, Five Hundred and Twenty Four, and Two Cents) by IFC in the Company made by subscribing to the IFC III CCDs in accordance with the terms of the IFC Subscription Agreement;

IFC III CCD Liquidation Price: the IFC III CCDs Investment Amount plus the IFC III Required Return;

IFC Required Return: the meaning as set forth in paragraph 4.2 (i) (a) of Schedule E of the Shareholders Agreement;

IFC II Required Return: the meaning as set forth in paragraph 4.2 (i) (a) of Schedule I of the Shareholders Agreement.

IFC III Required Return: the meaning as set forth in paragraph 4.2 (i) (a) of Schedule R of the Shareholders Agreement;

IFC Securities: the IFC CCDs, IFC II CCDs, IFC III CCDs, 73,272 (Seventy Three Thousand, Two Hundred and Seventy Two) Series B CCPS, 4,439 (Four Thousand, Four Hundred and Thirty Nine) Series D CCPS, 20,307 (Twenty Thousand, Three Hundred and Seven) Series F CCPS and 10 (Ten) Equity Shares subscribed by IFC pursuant to the IFC Subscription Agreement;

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IFC Subscription Agreement: the securities subscription agreement, executed on or around the date of the Shareholders Agreement, between, inter alia, IFC and the Company for the subscription to the IFC Securities by IFC in the Company;

IFC Subscription Agreement-2: the subscription agreement, executed on or around the date of the Shareholders Agreement, between, inter alia, IFC and the Company for the 22,214 (Twenty Two Thousand, Two Hundred and Fourteen) Series H CCPS by IFC in the Company;

Illicit Origin: funds obtained through: (i) the commission of any predicate offence as designated in the FATF 40 Recommendations Glossary (http://www.fatf-gafi.org/pages/glossary/fatfrecommendations/d-i/), (ii) Corrupt Practice, and (iii) if or when applicable, through Fraud against the Financial Interests of the European Communities.

INR: Indian National Rupees, official currency of the Republic of India;

Investors: Helion, FC, IFC, GIF, Proparco and DEG;

Investor Directors: the Directors nominated by the Nominating Investors;

Investor Subscription Agreement(s): any or all of the IFC Subscription Agreement, IFC Subscription Agreement-2, DEG Subscription Agreement, Proparco Subscription Agreement, Proparco Subscription Agreement-2, FC Subscription Agreement, Helion Subscription Agreement (as the context may require);

IPO: the initial public offering of the Equity Shares of the Company;

IPO Failure Date: March 31, 2017;

IP Rights: all rights in and in relation to any patent, patent application, know-how, trade mark, trade mark application, trade name, design, copyright domain name or other similar intellectual, industrial or commercial right, and all registrations, extensions and renewals thereof in any part of the world, arising or created for the Company and its Subsidiaries;

IRR: internal rate of return determined by using the XIRR function in Microsoft Excel, based on the exact dates of receiving cash flows and exact dates of investing the cash flows;

Issue Notice: the meaning assigned to it under Article 5.1.2;

IW: Mr. Inderpreet Singh Wadhwa;

IW Green Inc.: a company incorporated under the laws of the United States and having its principal office at 341, Raven Circle, Wyoming, Zip Code 19934, Kent, United States of America;

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Key Managerial Personnel: with respect to the Company and/or AZI (as may be relevant), shall mean the CEO, all Employees directly reporting to the CEO, and such other persons as both the Sponsors and the Investors may agree to designate as such from time to time;

Key Subsidiary or Key Subsidiaries: at the relevant time:

(i)	AZI; and

(ii)	each Subsidiary or such Subsidiaries (both direct or indirect) of AZI where, as of the end of the then most recently completed fiscal year of AZI:

(a)	the Assets of such Subsidiary or cumulative Assets of such Subsidiaries, as the case may be, account for more than 70% (seventy per cent) of the total consolidated Assets of AZI; or

(b)	such Subsidiary or such Subsidiaries cumulatively, have earnings before interest, tax, depreciation and amortization representing more than 70% (seventy per cent) of AZI’s total consolidated earnings before interest, tax, depreciation and amortization;

Law: all applicable statutes, enactments, acts of legislature or parliament, laws, ordinances, rules, bye-laws, regulations, notifications, guidelines, policies, directions, directives and orders of any Authority, tribunal, board, court or recognized stock exchange in force in Mauritius or any other jurisdiction as may be applicable, and shall include (without limitation) the Act and any other act or regulation for the time being in force in Mauritius concerning public companies limited by shares registered in Mauritius and affecting the Company;

Liquidation Event A: any of the following, with respect to the Company or its Subsidiaries, as applicable:

(i)	compromise or arrangement with the creditors/debtors of the company or failure to pay Debts, under which the company may be wound up under applicable Law;

(ii)	appointment of a provisional or official liquidator by an appropriate court under any applicable Law; or

(iii)	commencement of any voluntary or involuntary liquidation, dissolution or winding up;

Liquidation Event B: any of the following, with respect to the Company or its Subsidiaries, as applicable:

(i)	a merger, acquisition, consolidation, or other transaction or series of transactions in which the shareholders of the company following such transaction or transactions will not retain a majority of the voting power of the surviving entity; or

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(ii)	transfer of all or more than 70% (seventy per cent) in value of the company’s Assets;

Liquidation Preference: the right given to the holders of Equity Securities to receive a return on their investment as provided in Article 4.1 on the occurrence of Liquidation Event A or Liquidation Event B;

Listing Date: meaning assigned to it under Article 8.1(b);

Mauritius: the Republic of Mauritius;

Meeting: a meeting of the Shareholders of the Company convened as either an Annual Meeting or Special Meeting of the Shareholders of the Company in accordance with Article 12 and the Act;

New Securities: the meaning assigned to it under Article 5.1.6;

Nominating Investors: mean a reference to GIF, Helion, FC, IFC and Proparco (if eligible under Article 11.2.2);

Notification Notice: the meaning assigned to it under Article 5.1.2;

Offering: any primary or secondary, public or private offering of Equity Securities of the Company;

OFAC: the United States Office of Foreign Assets Control;

Officer: a person appointed by the Board pursuant to this Constitution and shall not include an auditor of the Company;

OPIC: Overseas Private Investment Corporation;

Ordinary Resolution: a resolution of the Shareholders approved by a simple majority of the votes of those Shareholders entitled to vote and voting on the matter, passed in Meeting or, where required, of a separate class or separate classes or series of Shareholders passed in a separate Meeting;

Party or Parties: any of the Sponsors, Company and the Investors referred to individually or collectively, as the context so requires;

Permitted Transfers:

(i)	Transfer of 5,000 (five thousand) Equity Shares held by the Sponsors in the Company to the Permitted Transferees, provided that the Permitted Transferee executes a Deed of Adherence and agrees to be bound by the obligations applicable to the Sponsors’ Equity Shares under the Shareholders Agreement; or

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(ii)	Transfer of up to 3,127 (three thousand one hundred twenty seven) Equity Shares held by the Sponsors in the Company to Mr. Preet MS Sandhu in the following manner:

(a)	The transfers shall take place over a period of 4 (four) years, which period shall commence from the date of execution of the Shareholders Agreement;

(b)	Not more than 782 (seven hundred eighty two) Equity Shares shall be transferred to Mr. Preet MS Sandhu in any 1 (one) year subject to accumulation as below;

(c)	In a single calendar year, Mr. Preet MS Sandhu shall have the right to exercise his option to purchase the Equity Shares only once, but an un-exercised option may be carried over to the next year;

(d)	At the end of the said 4 (four) years, all un-exercised options to purchase the Equity Shares shall lapse;

Provided that, Mr. Preet MS Sandhu executes the Deed of Adherence and agrees to be bound by the obligations applicable to the Sponsors’ Equity Shares under the Shareholders Agreement;

Permitted Transferee: any and all of the following - Hannah Wadhwa, Veer Wadhwa, Harjinder K Wadhwa, Sunbir S Wadhwa, Kulwinder K Wadhwa and HW;

Person: includes an individual, an association, a corporation, a partnership, a joint venture, a venture capital fund, a trust, an unincorporated organization, a joint stock company or other entity or organization, including a government or political subdivision, or an agency or instrumentality thereof and/or any other legal entity;

Proparco: Société de Promotion et de Participation pour la Coopération Économique;

Proparco CCPS: (i) 140,000 (One Hundred and Forty Thousand) Series E CCPS having the issue price of USD 64.71 (United States Dollars Sixty Four and Seventy One Cents) each and such terms (including conversion) as set out in Schedule J of the Shareholders Agreement, issued and allotted to Proparco in accordance with the provisions of the Proparco Subscription Agreement; and (ii) 18,882 (Eighteen Thousand, Eight Hundred and Eighty Two) Series G CCPS having the issue price of USD 450.16 (United States Dollars Four Hundred and Fifty, and Sixteen Cents) each and such terms (including conversion) as set out in Schedule T of the Shareholders Agreement, issued and allotted to Proparco in accordance with the provisions of the Proparco Subscription Agreement-2;

Proparco CCPS Liquidation Price: an amount that is a sum of (i) the Proparco Investment Amount-1 plus the Proparco Required Return-1 with respect to Series E CCPS, and (ii) the Proparco Investment Amount-2 plus the Proparco Required Return-2, with respect to Series G CCPS;

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Proparco Investment Amount-1: the investment up to USD 9,059,489.89 (United States Dollars Nine Million, Fifty Nine Thousand, Four Hundred and Eighty Nine, and Eighty Nine Cents) by Proparco in the Company made by subscribing to 140,000 (One Hundred and Forty Thousand) Series E CCPS and 10 Equity Shares in accordance with the terms of the Proparco Subscription Agreement;

Proparco Investment Amount-2: the investment up to USD 8,499,921 (United States Dollars Eight Million, and Four Hundred Ninety Nine Thousand and Nine Hundred Twenty One) by Proparco in the Company made by subscribing to 18,882 (Eighteen Thousand, Eight Hundred and Eighty Two) Series G CCPS in accordance with the terms of the Proparco Subscription Agreement-2;

Proparco Required Return-1: the meaning as set for in paragraph 4.2(i)(a) of Schedule J of the Shareholders Agreement;

Proparco Required Return-2: the meaning as set out in paragraph 4.2(i)(a) of Schedule T of the Shareholders Agreement;

Proparco Securities: 140,000 (One Hundred and Forty Thousand) Series E CCPS and 10 (Ten) Equity Shares subscribed by Proparco pursuant to the Proparco Subscription Agreement;

Proparco Subscription Agreement: the securities subscription agreement, executed on or around the date of the Shareholders Agreement, between, inter alia, Proparco and the Company for the subscription of the Proparco Securities by Proparco in the Company;

Proparco Subscription Agreement-2: the subscription agreement entered into between, inter alia, Proparco and the Company for the subscription of 18,882 (Eighteen Thousand, Eight Hundred and Eighty Two) Series G CCPS by Proparco in the Company;

Public Official: (i) any holder of legislative, executive, administrative or judicial office appointed or elected, serving on a permanent basis or otherwise, paid or unpaid, regardless of rank; (ii) any other person exercising a public function, including for a public agency or company, or providing a public service; and (iii) any other person defined as a public official under the domestic law of the Company’s country or Indian law;

QIPO: an IPO which is approved by the Investors, and which satisfies the following conditions:

(i)	The appointment of a merchant banker of international repute, acceptable to the Investors, in connection with the IPO;

(ii)	The IPO results in the listing of the Company’s Equity Shares on the Relevant Market;

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(iii)	The IPO is listed before the QIPO Due Date;

(iv)	The gross proceeds from the offer of new or existing Equity Shares in the IPO is not less than USD 100,000,000 (United States Dollars One Hundred Million), which Equity Shares shall be freely tradable on the Relevant Market; and

(v)	The offering price per Equity Share in the IPO is based on the pre-money valuation of at least USD 450,000,000 (United States Dollars Four Hundred and Fifty Million) of the Company; and

(vi)	upon the consummation of the IPO, the Equity Shares held by the Investors (including on the conversion of the Equity Securities) shall be tradable on the Relevant Market, unless otherwise agreed by all the Investors;

regardless of whether or not the Investor chooses to participate through an offer for sale of their Equity Shares in such IPO in the event the foregoing conditions are satisfied;

QIPO Due Date: the meaning as set forth in Article 7;

Register: the Register of Shareholders of the Company;

Registration Rights Agreement: each of the registration rights agreement(s) entered into by the shareholders of the Company setting out the right to have the registration statement filed with respect to the Equity Shares or Equity Securities held by them for resale/make an offering under the Securities Act of 1933, as amended;

Registered Office: the registered office for the time being of the Company;

Relative: with reference to any person, shall mean anyone who is related to another if:

(a)	they are members of a Hindu undivided family (as understood under the laws of India);

(b)	they are husband or wife;

(c)	such person is related to another by being the:

(i)	Father (including step-father);

(ii)	Mother (including step-mother);

(iii)	Son (including step-son);

(iv)	Son’s wife;

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(v)	Daughter;

(vi)	Daughter’s husband;

(vii)	Brother (including step-brother); or

(viii)	Sister (including step-sister);

Relevant Market: any of the New York Stock Exchange, the NASDAQ Global Market or any other stock exchange that is agreed to by the Investors;

Required Return: IFC Required Return, IFC II Required Return, IFC III Required Return, DEG Required Return, Proparco Required Return-1 or Proparco Required Return-2, as the context may require;

Seal: the common seal of the Company and includes any authorised duplicate thereof for use in Mauritius or in any place outside Mauritius;

SEC: the United States Securities and Exchange Commission;

Secretary: includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Senior Liquidation Price: IFC CCD Liquidation Price, IFC II CCD Liquidation Price, IFC III CCD Liquidation Price, DEG CCD Liquidation Price and Proparco CCPS Liquidation Price, as the context may require;

Series A CCPS: fully paid up compulsorily convertible preference shares having the rights, preferences and privileges as mentioned in Schedule C of the Shareholders Agreement;

Series A Investment Amount: the aggregate of (a) USD 939,336.42 (United States Dollars Nine Hundred and Thirty Nine Thousand, Three Hundred and Thirty Six, and Forty Two Cents) invested by Helion in the Company in consideration for the subscription of 19,385 (Nineteen Thousand Three Hundred and Eighty Five) Series A CCPS and (b) USD 948,834.43 (United States Dollars Nine Hundred and Forty Eight Thousand, Eight Hundred and Thirty Four, and Forty Three Cents) invested by FC in the Company in consideration for subscription of 19,385 (Nineteen Thousand Three Hundred and Eighty Five) Series A CCPS, in the manner set out in their respective Investor Subscription Agreement;

Series A Liquidation Price: the meaning assigned to it under Article 4.1;

Series B CCPS: fully paid up compulsorily convertible preference shares of the Company having the rights, preferences and privileges as mentioned in Schedule D of the Shareholders Agreement;

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Series B Investment Amount: the aggregate of (a) USD 4,486,444.56 (United States Dollars Four Million, Four Hundred and Eighty Six Thousand, and Four Hundred and Forty Four, and Fifty Six Cents) invested by IFC in the Company in consideration for the subscription of 73,272 (Seventy Three Thousand, Two Hundred and Seventy Two) Series B CCPS; and (b) USD 3,297,318.79 (United States Dollars Three Million, Two Hundred and Ninety Seven Thousand, and Three Hundred and Eighteen and Seventy Nine Cents) invested by Helion in the Company in consideration for the subscription of 53,887 (Fifty Three Thousand, Eight Hundred and Eighty Seven) Series B CCPS and (c) USD 3,295,674.81 (United States Dollars Three Million, Two Hundred and Ninety Five Thousand, Six Hundred and Seventy Four and Eighty One Cents) by FC in the Company in consideration for the subscription of 53,887 (Fifty Three Thousand, Eight Hundred and Eighty Seven) Series B CCPS, in accordance with their respective Investor Subscription Agreement;

Series B Liquidation Price: the meaning assigned to it under Article 4.1;

Series C CCPS: the fully paid up compulsorily convertible preference shares of the Company having the rights, preferences and privileges as mentioned in Schedule F of the Shareholders Agreement;

Series C Investment Amount: the aggregate of (a) USD 3,921,899.28 (United States Dollars Three Million, Nine Hundred and Twenty One Thousand, Eight Hundred and Ninety Nine and Twenty Eight Cents) invested by Helion in the Company in consideration for the subscription of 114,940 (One Hundred and Fourteen Thousand, Nine Hundred and Forty) Series C CCPS; and (b) USD 3,900,891.40 (United States Dollars Three Million, Nine Hundred Thousand, Eight Hundred and Ninety One and Forty Cents) invested by FC in the Company in consideration for the subscription of 114,940 (One Hundred and Fourteen Thousand, Nine Hundred and Forty) Series C CCPS, in accordance with their respective Investor Subscription Agreement;

Series C Liquidation Price: the meaning assigned to it under Article 4.1;

Series D CCPS: fully paid up compulsorily convertible preference shares of the Company having the rights, preferences and privileges as mentioned in Schedule G of the Shareholders Agreement;

Series D Liquidation Price: the meaning assigned to it under Article 4.1;

Series D Investment Amount: the aggregate of (a) USD 460,586.12 (United States Dollars Four Hundred and Sixty Thousand, Five Hundred and Eighty Six and Twelve Cents) invested by IFC in the Company in consideration for the subscription of 4,439 (Four Thousand Four Hundred and Thirty Nine) Series D CCPS; (b) USD 2,707,352.27 (United States Dollars Two Million, Seven Hundred and Seven Thousand, Three Hundred and Fifty Two and Twenty Seven Cents) invested by Helion in the Company in consideration for the subscription of 26,636 (Twenty Six Thousand, Six Hundred and Thirty Six) Series D CCPS; and (c) USD

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5,415,783.77 (United States Dollars Five Million, Four Hundred and Fifteen Thousand, Seven Hundred and Eighty Three and Seventy Seven Cents) invested by FC in the Company in consideration for the subscription of 53,273 (Fifty Three Thousand, Two Hundred and Seventy Three) Series D CCPS, in accordance with their relevant Investor Subscription Agreement;

Series E CCPS: fully paid up compulsorily convertible preference shares of the Company having the issue price of USD 64.71 (United States Dollars Sixty Four and Seventy One Cents) each, issued and allotted to Proparco in accordance with the Proparco Subscription Agreement and having the rights, preferences and privileges as mentioned in Schedule J of the Shareholders Agreement;

Series F CCPS: fully paid compulsorily convertible preference shares of the Company having the rights, preferences and privileges as mentioned in Schedule S of the Shareholders Agreement;

Series F Investment Amount: the aggregate of (a) USD 3,708,769.90 (United States Dollars Three Million, Seven Hundred and Eight Thousand, Seven Hundred and Sixty Nine and Ninety Cents) invested by IFC in the Company in consideration for the subscription of 20,307 (Twenty Thousand, Three Hundred and Seven) Series F CCPS; (b) USD 11,861,583.08 (United States Dollars Eleven Million, Eight Hundred and Sixty One, Five Hundred and Eighty Three and Eight Cents) invested by Helion in the Company in consideration for the subscription of 63,853 (Sixty Three Thousand, Eight Hundred and Fifty Three) Series F CCPS; and (c) USD 9,842,686.12 (United States Dollars Nine Million, Eight Hundred and Forty Two Thousand, Six Hundred and Eighty Six and Twelve Cents) invested by FC in the Company in consideration for the subscription of 53,973 (Fifty Three Thousand, Nine Hundred and Seventy Three) Series F CCPS, in accordance with their relevant Investor Subscription Agreement;

Series F Liquidation Price: the meaning set forth under Article 4.1 (c);

Series F Participation: the meaning set forth under Article 4.2 (d);

Series G CCPS: the fully paid compulsorily convertible preference shares of the Company having the issue price of USD 450.16 (United States Dollars Four Hundred and Fifty and Sixteen Cents) each, issued and allotted to Proparco pursuant to the Proparco Subscription Agreement-2 and with such rights, preferences and privileges as mentioned in Schedule T of the Shareholders Agreement;

Series H CCPS: fully paid compulsorily convertible preference shares of the Company having the issue price of USD 450.16 (United States Dollars Four Hundred and Fifty and Sixteen Cents) each and such rights, preferences and privileges as set forth in Schedule U of the Shareholders Agreement;

Series H CCPS Lock-in Agreement(s): both of the lock-in agreements dated on or around the date of the Shareholders Agreement entered into by GIF and IFC with certain other shareholders of the Company for setting out the lock-in obligation for the Equity Shares that will received by GIF and IFC on conversion of Series H CCPS held by them on the occurrence of QIPO;

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Series H Investment Amount: the aggregate of (a) USD 49,999,721 (United States Dollars Forty Nine Million, Nine Hundred and Ninety Nine Thousand, Seven Hundred and Twenty One) invested by GIF in the Company in consideration for the subscription of 111,071 (One Hundred and Eleven Thousand and Seventy One) Series H CCPS in accordance with the GIF Subscription Agreement; and (b) USD 9,999,854 invested by IFC in the Company in consideration for the subscription of 22,214 (Twenty Two Thousand, Two Hundred and Fourteen) Series H CCPS in accordance with the IFC Subscription Agreement-2;

Series H Liquidation Price: the meaning set forth in Article 4.1 (b);

Series I CCPS: fully paid compulsorily convertible preference shares of the Company having the issue price of USD 450.16 (United States Dollars Four Hundred and Fifty and Sixteen Cents) each and such rights, preferences and privileges as set forth in Schedule I of the Amendment to the Shareholders Agreement dated September 20, 2016;

Series I Investment Amount: USD 25,000,000 (United States Dollars Twenty-Five Million) invested by GIF in the Company in consideration for the subscription of 55,535 Series I CCPS in accordance with the GIF Subscription Agreement - 2;

Series I Liquidation Price: the meaning set forth in Article 4.1(b);

Shareholder: a Shareholder or member of the Company provided that for the purposes of the Act it shall also include any holder of notes, debentures or bonds issued by the Company;

Shareholders Agreement: the shareholders agreement dated July 22, 2015 entered into between the Company, Sponsors and the Investors, and includes all recitals, schedules, annexes and exhibits that may be annexed to it, and any amendments made to it by the Parties in writing;

Share Equivalents: the preference shares, bonds, debenture, loans, warrants, options or other similar instruments or securities which are convertible into or exercisable or exchangeable for, or which carry a right to subscribe for or purchase, Equity Shares of the Company or any instrument or certificate representing a beneficial ownership interest in the Equity Shares of the Company, including global depositary receipts or American depositary receipts and an instrument representing a Debt;

Special Meeting: a special meeting of the Shareholders of the Company convened in accordance with Article 12 below and the Act;

Special Resolution: a resolution approved by a majority of 75 per cent of the votes of those Shareholders entitled to vote and voting on the question;

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Sponsors: IW, HW and IW Green Inc;

Sponsor Lock-in Agreement: the agreement between, inter alia, GIF, IFC, Helion, IW and IW Green Inc., with respect to the lock-in and distribution of proceeds from the sale of equity shares held by IW Green Inc. in the Company and any amendments made to it by the parties thereto in writing;

Subscription Notice: the meaning assigned to it under Article 5.1.2;

Subsidiary: any Person over 50% (fifty percent) of whose share capital is owned, directly or indirectly, by the Company, and shall include AZI and all Subsidiaries of AZI in terms of the Companies Act, 2013 as applicable in the Republic of India. The term “Subsidiaries” shall be construed accordingly;

Third Party Interest: any security interest, lease, license, option, voting arrangement, easement, covenant, notation, restriction, interest under any agreement, interest under any trust, or other right, equity, entitlement or other interest of any nature held by a third party;

Transaction Documents means:

(i)	the Shareholders’ Agreement;

(ii)	the IFC Subscription Agreement;

(iii)	the IFC Subscription Agreement-2;

(iv)	the Proparco Subscription Agreement;

(v)	the Proparco Subscription Agreement-2;

(vi)	the DEG Subscription Agreement;

(vii)	the FC Subscription Agreement;

(viii)	the Helion Subscription Agreement;

(ix)	the GIF Subscription Agreement - 1;

(x)	the GIF Subscription Agreement - 2;

(xi)	the AZI Shareholders Agreement;

(xii)	the Series H CCPS Lock-in Agreements;

(xiii)	the Sponsor Lock-in Agreement;

(xiv)	the Registration Rights Agreement; and

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(xv)	any other documents that may be entered into by the parties therein for the purpose of executing the transactions contemplated in the Transaction Documents;

Transfer: to transfer, sell, convey, assign, pledge, hypothecate, create a security interest in or Encumbrance on, place in trust (voting or otherwise), transfer by operation of law or in any other way subject to any encumbrance or dispose of, whether or not voluntarily, and shall include reference to any action, which has the effect of creating any Third Party Interest in or over the Equity Securities. “Transferable” and “Transferred” shall have corresponding meanings;

Unpurchased Securities: the meaning assigned to it under Article 5.1.4; and

USD: United States Dollars, currency of United States of America.

1.2	For the purposes of this Constitution, a corporation which is a Shareholder shall be deemed to be present in person at a Meeting if, in accordance with the Act, its authorised representative is present.

1.3	Words importing only the singular number include the plural number and vice versa.

1.4	Words importing only the masculine gender include the feminine and neuter genders respectively.

1.5	Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate.

1.6	A reference to writing shall include typewriting, printing, lithography, photography and electronic record.

1.7	Any words or expressions defined in the Act in force at the date when this Constitution or any part thereof are adopted shall bear the same meaning in this Constitution or such part (as the case may be).

1.8	Any term not defined herein shall have the same meaning given to that term under the Shareholders Agreement.

The Company shall be a public Company limited by shares.

REGISTERED OFFICE

2.	REGISTERED OFFICE

The Registered Office shall be at such place in Mauritius as the Board shall from time to time appoint.

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STATED CAPITAL

3.	STATED CAPITAL

3.1	The Company shall maintain a stated capital.

3.2	The stated capital of the Company shall be expressed in USD or such other currency as the Directors may decide from time to time at their absolute discretion and shall consist of the total of all amounts received by the Company, or due and payable in respect of:

3.2.1	the issue of the shares; and

3.2.2	calls on the shares of the Company;

including any share premiums paid to the Company in relation to those shares.

ALTERATION OF STATED CAPITAL

3.3	Subject to the Law, the Company may, from time to time, by Ordinary Resolution:

3.3.1	divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

3.3.2	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

3.3.3	engage in a forward stock split; and

3.3.4	change the currency denomination of its share capital.

3.4	Where any difficulty arises in regard to any division, consolidation, or sub-division under this Article, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

3.5	Subject to the Act and to any confirmation or consent required by Law or this Constitution, the Company may by Ordinary Resolution from time to time convert any preference shares (if any) into redeemable preference shares.

REDUCTION OF STATED CAPITAL

3.6	Subject to the Act, this Constitution and any confirmation or consent required by law or under this Constitution, the Company may from time to time by Special Resolution authorise the reduction of its stated capital (including any amount in any share premium account) as it thinks fit.

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3.7	In relation to any such reduction, the Company may by Special Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, the designation of those shares to be affected.

SHARES

3.8	Subject to the Law, the provisions of this Constitution and the Shareholders Agreement and without prejudice to any special rights or restrictions for the time being attached to any Equity Securities or any class of Equity Securities, the Board may offer, issue, grant options over or otherwise dispose of Equity Securities of the Company to such persons, and in any number it thinks fit, with the prior approval of the Shareholders, at such times and for such consideration and upon such terms and conditions as the Board may determine.

3.9	Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of Equity Securities, to make, or make available, any such allotment, offer, option or Equity Securities to Shareholders or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Shareholders affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of shareholders for any purpose whatsoever.

3.10	Subject to the Constitution and the Shareholders Agreement, the Board may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or Equity Securities in the capital of the Company on such terms as it may from time to time determine.

3.11	Subject to the provisions of the Law, the Shareholders Agreement and this Constitution, the Board may, from time to time, create, constitute and issue class or classes or series of Equity Securities with such name or names as the Board may determine with the prior approval of the Shareholders. The creation, constitution and issue of a new class, classes or series of Equity Securities which do not rank pari passu with an existing class or classes or series of Equity Securities shall be subject to prior approval of the Shareholders of the Company by at least Special Resolution.

3.12	Subject to the provisions of this Constitution and the Shareholders Agreement, the Company may issue fractions of an Equity Security and a fractional Equity Security shall have the same corresponding fractional rights, qualifications, restrictions, and other attributes as those which relates to the whole share of the same class or series of Equity Securities.

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3.13	Equity Securities in the Company shall be denominated in USD or such other currency as the Directors may decide from time to time at their absolute discretion and shall be issued at par or no par value and shall be registered in the share register to be kept by the Company.

3.14	Except as ordered by a court of competent jurisdiction or as required by Law, no person shall be recognised by the Company as holding any Equity Securities upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Equity Security or in any fractional part of a Equity Security or (except only as otherwise provided in this Constitution or by Law) any other right in respect of any Equity Security except an absolute right to the entirety thereof in the registered holder.

3.15	Subject to the Law and this Constitution, the Board may at any time after the allotment of Equity Securities but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of an Equity Security, a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE RIGHTS

3.16	Equity Securities of the Company shall be subject to all the provisions of this Constitution and the Shareholders Agreement with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

3.17	Subject to the provisions of the Law, any Equity Security in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise in accordance with this Constitution and the Shareholders Agreement.

MODIFICATION OF RIGHTS

3.18	Subject to the Act, Article 34 (where a higher percentage than 75% is required) and the Shareholders Agreement, all or any of the special rights for the time being attached to any class of Equity Securities for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than 75% of the issued Equity Securities of that class or with the sanction of a Special Resolution passed at a separate Meeting of the holders of such Equity Securities voting in person or by proxy.

3.19	Subject to the Act, the special rights conferred upon the holders of any Equity Securities or class of Equity Securities shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such Equity Securities, be deemed to be altered by the creation or issue of further Equity Securities ranking pari passu therewith.

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CERTIFICATES

3.20	The preparation, issue and delivery of certificates shall be governed by the Act. In the case of an Equity Security held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

3.21	If a share certificate is defaced, lost or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

3.22	All certificates for Shares or loan capital or other Equity Securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

LIEN

3.23	The Company shall have a first and paramount lien on every Equity Security (not being a fully paid Equity Security) for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such Equity Security in respect of such Equity Security, and the Company shall also have a first and paramount lien on every Equity Security (other than a fully paid Equity Security) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company’s lien on Equity Securities shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Equity Security to be wholly or in part exempt from the provisions of this Article.

3.24	Subject to this Constitution, the Company may sell, in such manner as the Board may think fit, any Equity Security on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the Equity Security.

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3.25	The net proceeds of sale by the Company of any Equity Security on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the Equity Security immediately before such sale. For giving effect to any such sale, the Board may authorise some person to transfer the Equity Securities sold to the purchaser thereof. The purchaser shall be registered as the holder of the Equity Securities and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

3.26	Subject to the provisions of this Constitution, the Shareholders Agreement and to the terms of allotment, the Board may from time to time make calls upon the Shareholders (for the avoidance of doubt excluding the Company in respect of any nil or partly paid Equity Securities held by the Company as treasury shares) in respect of any monies unpaid on their Equity Securities (whether on account of the par value of the Equity Securities or by way of premium) and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on their Equity Securities. A call may be revoked, extended or postponed as the Board may determine.

3.27	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

3.28	A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Equity Securities in respect of which the call was made. The joint holders of an Equity Security shall be jointly and severally liable to pay all calls in respect thereof.

3.29	If a sum called in respect of the Equity Securities is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

3.30	No Shareholder shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Shareholder) at any meeting of the Shareholders either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Shareholder until all calls or instalments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

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3.31	On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Shareholder sued is entered in the Register as the holder, or one of the holders, of the Equity Securities in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Shareholder sued, in pursuance of this Constitution; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

3.32	Any sum which, by the terms of issue of an Equity Security, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the Equity Security or by way of premium, shall for all the purposes of this Constitution be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of this Constitution as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

3.33	The Board may on the issue of Equity Securities differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

3.34	The Board may, if it thinks fit, receive from any Shareholder willing to advance the same, and either in money or money’s worth, all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such Shareholder not less than one month’s notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the Equity Securities in respect of which it was advanced. Such payment in advance shall not entitle the holder of such Share or Equity Securities to participate in respect thereof in a dividend subsequently declared.

FORFEITURE OF SHARES

3.35	If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

3.36	The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the Equity Securities in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any Equity Security liable to be forfeited hereunder and, in such case, references in this Constitution to forfeiture shall include surrender.

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3.37	If the requirements of any such notice as aforesaid are not complied with, any Equity Security in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited Equity Securities and not actually paid before the forfeiture.

3.38	When any Equity Security has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the Equity Security but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

3.39	A forfeited Equity Security shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

3.40	If any Equity Securities are forfeited and sold, any residue after the satisfaction of the unpaid calls and any accrued interests and expenses shall be paid to the person whose Equity Securities have been forfeited, or his executors, administrators or assignees or as he directs.

3.41	A person whose Equity Securities have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited Equity Securities but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the Equity Securities with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the Equity Securities forfeited, at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Equity Securities. For the purposes of this Article any sum which, by the terms of issue of an Equity Security, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the Equity Security or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

3.42

A declaration in writing that the deponent is a Director of the Company or the Secretary and that an Equity Security has been duly forfeited on the date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Equity Security. The Company may receive the consideration (if any) given for the Equity Securities on the sale, re-allotment or disposition thereof and the Board may authorise some

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person to transfer the Equity Securities to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the Equity Securities and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Equity Securities be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the Equity Securities. When any Equity Security shall have been forfeited, notice of the declaration shall be given to the Shareholder in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

3.43	Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any Equity Securities so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the Equity Securities forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the Equity Securities, and upon such further terms (if any) as it thinks fit.

3.44	The forfeiture of an Equity Security shall not prejudice the right of the Company to any call already made or instalment payable thereon.

3.45	The provisions of this Constitution as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of an Equity Security, becomes payable at a fixed time, whether on account of the nominal value of the Equity Security or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

RIGHTS OF THE INVESTORS

4.	RIGHTS OF THE INVESTORS

4.1	Liquidation Event A

(a)	Subject to Article 4.2 below, on occurrence of a Liquidation Event A in the Company, the holders of the IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS will be entitled to receive in preference to the holders of any other Equity Securities, proceeds representing an amount equal to the IFC CCD Liquidation Price, IFC II CCD Liquidation Price, IFC III CCD Liquidation Price, DEG CCD Liquidation Price and Proparco CCPS Liquidation Price, respectively, pro rata the amounts due to them in this Article 4.1(a).

(b)	Subject to Article 4.1 (a) above and Article 4.2 below, on occurrence of a Liquidation Event A in the Company, the holders of Series H CCPS and Series I CCPS will be entitled receive in preference to the holders of the Series F CCPS, Series B CCPS, Series C CCPS, Series D CCPS, Series A CCPS and other Equity Securities issued by the Company (other than the IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS), for each of the Series H CCPS and Series I CCPS held by them, an amount equal to:

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Series H Investment Amount (in case of Series H CCPS) and the Series I Investment Amount (in case of Series I CCPS) plus an amount that provides a USD return of 8% (eight percent) IRR on the issue price paid by the holders of Series H CCPS and Series I CCPS (as the case may be) to the Company for subscription of the Series H CCPS and Series I CCPS (“Series H Liquidation Price” and “Series I Liquidation Price”, as may be the case), pro rata the amounts due to them under this Article 4.1 (b).

Notwithstanding anything to the contrary contained herein, the rights of the holders of the Series H CCPS and Series I CCPS shall be subordinate to the rights of the holders of the CCDs, Proparco CCPS in relation to the Liquidation Preferences of the Company.

(c)	Subject to Article 4.1 (a), Article 4.1 (b) above and Article 4.2 below, on occurrence of a Liquidation Event A in the Company, the holders of the Series F CCPS will be entitled to receive in preference to the holders of the Series B CCPS, Series C CCPS, Series D CCPS, Series A CCPS and other Equity Securities issued by the Company (other than the IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs, Proparco CCPS, Series H CCPS and Series I CCPS), for each of the Series F CCPS held by them, an amount equal to:

1.5 x (one decimal five times) the price paid by the holders of Series F CCPS to the Company for subscription of the Series F CCPS plus any accrued but unpaid dividends (the “Series F Liquidation Price”), pro rata the amounts due to them in this Article 4.1 (c).

Notwithstanding anything to the contrary contained herein, the rights of the holders of the Series F CCPS shall be subordinate to the rights of the holders of the CCDs, Proparco CCPS, Series H CCPS and Series I CCPS in relation to the Liquidation Preferences of the Company.

(d)	Subject to Article 4.1 (a), Article 4.1 (b), Article 4.1 (c) above and Article 4.2 below, on occurrence of a Liquidation Event A in the Company, the holders of the Series B CCPS, Series C CCPS and Series D CCPS will be entitled to receive in preference to the holders of Series A CCPS and other Equity Securities issued by the Company (other than the IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs, Proparco CCPS, Series H CCPS, Series I CCPS and Series F CCPS), for each of the Series B CCPS, Series C CCPS and Series D CCPS held by them, an amount equal to:

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2 x (two times) the price paid by each of IFC, Helion and FC to the Company for subscription of the respective Series B CCPS, Series C CCPS and Series D CCPS plus any accrued but unpaid dividends (the “Series B Liquidation Price”, “Series C Liquidation Price” and “Series D Liquidation Price”, as the case may be; and collectively, the “CCPS Liquidation Price”), pro rata the amounts due to them in this Article 4.1(d).

Notwithstanding anything to the contrary contained herein, the rights of the holders of the Series B CCPS, Series C CCPS and Series D CCPS shall be subordinate to the rights of the holders of the CCDs, Proparco CCPS, Series H CCPS, Series I CCPS and Series F CCPS in relation to the Liquidation Preferences of the Company.

(e)	After the payment to the holders of the CCDs and Proparco CCPS in accordance with Article 4.1 (a) above, the holders of Series H CCPS and Series I CCPS in accordance with Article 4.1 (b) above, the holders of the Series F CCPS in accordance with Article 4.1 (c) above and the holders of the Series B CCPS, Series C CCPS and Series D CCPS in accordance with Article 4.1(d) above, on occurrence of a Liquidation Event A in the Company and subject to Article 4.2 below, the holders of the Series A CCPS will be entitled to receive in preference to the holders of Equity Securities (other than the holders of the CCDs, Proparco CCPS, Series H CCPS, Series I CCPS Series F CCPS, Series B CCPS, Series C CCPS and Series D CCPS) an amount equal to, for each Series A CCPS held by Helion and FC, 2 x (two times) the price paid by Helion and FC to the Company for subscription of the Series A CCPS plus any accrued but unpaid dividends (“Series A Liquidation Price”), pro rata the amounts due to them in this Article 4.1(e).

4.2	Other conditions

(a)	Liquidation Preferences in Article 4.1 above will be subject to applicable Law, including, if applicable, the rights of workmen and secured creditors under applicable Law.

(b)

To the extent that proceeds available for distribution on a Liquidation Event A in the Company are inadequate to pay the Applicable Liquidation Price in full in accordance with Article 4.1 above, the total amount received and/or realised on such a Liquidation Event A, shall be used in same priority, first: to pay the Senior Liquidation Price to the holders of CCDs and Proparco CCPS (pro rata the amounts due to them in Article 4.1 (a)), then second: to pay the Series H Liquidation Price and Series I Liquidation Price to the holders of Series H CCPS and Series I CCPS, respectively (pro rata the amounts due to them in Article 4.1(b)), then third: to pay the Series F Liquidation Price to the

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holders of the Series F CCPS (pro rata the amounts due to them in Article 4.1 (c)), then fourth: to pay the CCPS Liquidation Price to the holders of the Series B CCPS, Series C CCPS and Series D CCPS, respectively, (pro rata the amounts due to them in Article 4.1(d)), and fifth: to pay the Series A Liquidation Price to the holders of Series A CCPS (pro rata the amounts due to them in Article 4.1 (e)). For the avoidance of doubt, it is hereby clarified that Equity Shares of the Company held by the Investors pursuant to the conversion of the Share Equivalents held by them shall be treated at par with the remaining Equity Shares of the Company for the purposes of this Article 4.2(b) and such Equity Shares shall not be entitled to Liquidation Preference in Article 4.1; save and except where the Share Equivalents are converted into Equity Shares of the Company on or immediately prior to and only in connection with the Investors exercising their right upon the occurrence of a Liquidation Event A, in which case, notwithstanding anything to the contrary contained herein, the Equity Shares issued to the holder of the Share Equivalents will be entitled to priority in terms of payment in the like manner as the respective Share Equivalents which were converted into such Equity Shares, as set out in Article 4.1 and this Article 4.2(b).

It is clarified that the Proparco CCPS shall have priority and preference over the Series A CCPS, Series B CCPS, Series C CCPS, Series D CCPS, Series F CCPS, Series H CCPS, Series I CCPS and Equity Shares issued by the Company, and the proceeds shall not be distributed to Series A CCPS, Series B CCPS, Series C CCPS, Series D CCPS, Series F CCPS, Series H CCPS, Series I CCPS and Equity Shares unless Proparco CCPS has received its applicable Senior Liquidation Price.

(c)	Subject to Articles 4.2 (d) and (e) below:

(i)	to the extent there are additional proceeds available for distribution after payment of the Applicable Liquidation Price to the holders of CCDs, Proparco CCPS, and then Series H CCPS and Series I CCPS and then Series F CCPS and then the Series B CCPS, Series C CCPS and Series D CCPS and then Series A CCPS, the holders of Equity Shares will share pro rata in the distribution of such remaining proceeds; and

(ii)	Upon payment of the Applicable Liquidation Price as stated in Article 4.1 above, the holders of CCDs, Proparco CCPS, Series H CCPS, Series I CCPS, Series B CCPS, Series C CCPS, Series D CCPS and Series A CCPS shall not be entitled to participate or claim a share in such additional proceeds available for distribution.

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(d)	In case, (i) at least one of the Series A CCPS, Series B CCPS, Series C CCPS or Series D CCPS are converted into Equity Shares of the Company (other than for receiving respective Applicable Liquidation Price in the manner provided in Article 4.1(d) and Article 4.1(e) above, as applicable); and (ii) there are additional proceeds available for distribution after payment of the Applicable Liquidation Price to the holders of CCDs, Proparco CCPS, thereafter the Series H CCPS and Series I CCPS, thereafter the Series F CCPS, thereafter Series B CCPS, Series C CCPS and Series D CCPS and thereafter, Series A CCPS, then the holders of Series F CCPS and the holders of Equity Shares will share pro rata in the distribution of remaining proceeds. Notwithstanding the above, the holders of Series F CCPS shall not be entitled to more than half the price paid by each of their original holders to the Company for subscription of the Series F CCPS (“Series F Participation”) under this Article 4.2(d). For the purpose of clarification in relation to this paragraph, upon payment of the Applicable Liquidation Price as stated in Article 4.1, the holders of CCDs, Proparco CCPS, Series H CCPS, Series I CCPS, Series B CCPS, Series C CCPS, Series D CCPS and Series A CCPS shall not be entitled to participate or claim a share in such additional proceeds available for distribution. It is further clarified that in relation to this paragraph, the holders of Series F CCPS shall, in no event, be entitled to receive an amount in excess of the Series F Liquidation Price as stated in Article 4.1 plus the Series F Participation.

(e)	Upon occurrence of a Liquidation Event A in the Company:

(i)	if all or some of the Series B CCPS or Series D CCPS are converted into Equity Shares of the Company (other than for receiving their respective Applicable Liquidation Price in the manner provided in Article 4.1(d) above) on or immediately prior to the occurrence of a Liquidation Event A, they shall have a right to participate pro rata to their shareholding on an As If Converted Basis in the proceeds available pursuant to the occurrence of Liquidation Event A; and

(ii)

if the holders of Series F CCPS have not converted their respective Series F CCPS into Equity Shares (or have converted their respective Series F CCPS into Equity Shares for receiving their respective Applicable Liquidation Price in the manner provided in Article 4.1(c) above) and have exercised their right to the Series F Participation, pursuant to exercise of which, amounts to be received by IFC (with respect to Series B CCPS and Series D CCPS held by it that have been converted into Equity Shares, other than for receiving their respective Applicable Liquidation Price in the manner provided in Article 4.1(d) above) from the proceeds of the Liquidation Event A is less than the amounts IFC would have otherwise received (with respect to Series B CCPS and Series

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D CCPS held by it that have been converted into Equity Shares other than for receiving their respective Applicable Liquidation Price in the manner provided in Article 4.1(d) above) if the holders of Series F CCPS had not exercised the right of Series F Participation (the difference of such amount hereinafter referred to as the “Liquidation Differential Amount”), then, the Sponsors shall through a suitable mechanism (as agreed upon with IFC) ensure that IFC receives the Liquidation Differential Amount simultaneously with the amounts received by the holders of Series F CCPS pursuant to the Series F Participation. It is clarified that:

(i)	the failure of the Sponsors to ensure that the Liquidation Differential Amount is received by IFC (simultaneously with the amounts received by the holders of Series F CCPS pursuant to Series F Participation) shall not affect the right of the holders of Series F CCPS to receive amounts pursuant to the Series F Participation; and

(ii)	unless the Sponsors ensure that the Liquidation Differential Amount is received by IFC simultaneously with the amounts received by the holders of Series F CCPS pursuant to the Series F Participation, the Sponsors shall not receive any amounts from the proceeds upon occurrence of Liquidation Event A.

(f)	The Sponsors and the Company agree and undertake that they shall honour the Liquidation Preference of first, the holders of CCDs and Proparco CCPS, then second, the holders of the Series H CCPS and Series I CCPS, then third, the holders of the Series F CCPS, then fourth, the holders of the Series B CCPS, Series C CCPS and Series D CCPS and finally, the holders of Series A CCPS in distributing the proceeds of a Liquidation Event A in any manner legally permissible, including without limitation, re-distribution of proceeds that may be received by the Sponsors on a Liquidation Event A, to the Investors.

(g)	For the purposes of this Article 4 (Rights of the Investors), the entitled amounts of the holders of Equity Securities shall be calculated in INR terms by taking investment amounts in Equity Securities in INR terms. However, at the time of payment of amounts to the holders of Equity Securities, the INR entitled amounts arrived at shall be converted into USD amount by applying the reference rate of the Reserve Bank of India for USD-INR conversion as on the date on which such payment is effected and the payment shall thereupon be made in USD amounts. Nothing contained in this Article 4.2(g) shall apply in relation to Series H CCPS and Series I CCPS, and the calculation of entitled return and payment thereof to the holders of Series H CCPS and Series I CCPS shall be in USD terms.

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4.3	Liquidation Event B in the Company

The Shareholders agree that no Liquidation Event B can be completed by the Company unless such transaction has been approved in accordance with Article 11.8 of this Constitution provided that no such approval will be required if the Liquidation Event B has occurred consequent to exercise by GIF of its right under Article 6.10 or Article 6.11 in accordance with the terms thereof. If on the occurrence of a Liquidation Event B in relation to the Company (other than a Liquidation Event B which occurs pursuant to the exercise of GIF of its right under Article 6.11), every Investor issues a notice to the Company and the Sponsors, within 30 (thirty) days of any of them coming to be aware of such Liquidation Event B in respect of the Company, asking for the liquidation for the Company and its Subsidiaries, the Parties agree that the Company and its Subsidiaries shall be wound up and the proceeds so realised shall be distributed in order of the preference set out in Article 4.1 above and will be subject to the terms of Article 4.2 above. The Parties agree to take all such steps as may be required to ensure compliance of the terms of this Article 4. .

4.4	Liquidation Event A or Liquidation Event B of a Subsidiary (other than a Key Subsidiary)

The Shareholders agree that no Liquidation Event B can be completed by a Subsidiary (other than a Key Subsidiary) unless such transaction has been approved in accordance with Article 11.8 of this Constitution provided that no such approval will be required if the Liquidation Event B has occurred consequent to exercise by GIF of its right under Article 6.10 or Article 6.11 in accordance with the terms thereof.

Subject to applicable Law, including if applicable, the right of workmen and secured creditors under applicable Law and Article 4.5, on the occurrence of a Liquidation Event A or a Liquidation Event B in respect of a Subsidiary of the Company, the Shareholders agree that all proceeds received / available for distribution in respect of such Subsidiary (in case of Azure Power Punjab Private Limited, after payment of proceeds by Azure Power Punjab Private Limited to OPIC in repayment of any loan that may have been taken from OPIC by Azure Power Punjab Private Limited) shall be immediately paid to AZI, along with the other shareholders of such Subsidiary, and the amounts paid to AZI shall not be less than its pro rata share based on its shareholding percentage in such Subsidiary. The entire amount received by AZI from its Subsidiaries shall be immediately paid to the Company, which shall then be distributed to the Investors and the Sponsors in the order of preference set out in Article 4.1 and Article 4.2 above. For the purpose of this Article 4.4, a Subsidiary shall not include a Key Subsidiary.

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4.5	Liquidation Event A or Liquidation Event B of a Key Subsidiary

In the event of a Liquidation Event A of a Key Subsidiary, the Shareholders agree that the Company and all the Subsidiaries of the Company will be wound up, and the proceeds of such winding up will be distributed amongst the Shareholders in the manner set out in Article 4.1 and will be subject to the terms of Articles 4.2.

The Shareholders further agree that if on the occurrence of the Liquidation Event B in relation to the Key Subsidiary (other than a Liquidation Event B which occurs pursuant to the exercise of GIF of its right under Article 6.11) every Investor issues a notice to the Company and the Sponsors within 30 (thirty) days of any of them coming to be aware of such Liquidation Event B in respect of any Key Subsidiary, asking for the liquidation for the Company and its Subsidiaries, the Company and its Subsidiaries shall be wound up and the proceeds so realised shall be distributed in order of the preference set out in Article 4.1 above and will be subject to the terms of Article 4.2. The Shareholders agree to take all such steps as may be required to ensure compliance of the terms of this Article 4.

5.	INVESTORS RIGHTS ON FURTHER ISSUE OF SHARES

5.1	Offering of New Securities

5.1.1	In case of any Offering of New Securities (as defined below), the Sponsors and the Investors shall have the right to purchase New Securities (as defined below) in proportion to their shareholding in the Company (calculated on an As If Converted Basis) in the manner set out in this Article 5.1.

5.1.2	If the Company proposes to issue New Securities, it shall give the Sponsors and the Investors a written notice of its intention, describing the New Securities, their price, and their general terms of issuance, and specifying each of the Sponsors’ and the Investors’ pro-rata share of such issuance (the “Issue Notice”). The Sponsors and the Investors shall have 25 (twenty five) Business Days after any such notice is delivered (the “Notification Date”) to give the Company a written notice that it agrees to purchase part or all of its pro-rata share of the New Securities for the price and on the terms specified in the Issue Notice (the “Subscription Notice”).

5.1.3	The Company covenants that the price of any such Offering of New Securities shall not be less than the price paid for subscription of Series H CCPS or the Series I CCPS.

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5.1.4	If any of the Sponsors or the Investors do not issue a Subscription Notice on or prior to the Notification Date or agree to acquire only part of their pro-rata share, then the Company shall by a written notice within 5 (five) Business Days of the expiry of the 25 (twenty five) Business Days period referred to in Article 5.1.2 above, notify the other Sponsors and the Investors of the number of New Securities not agreed to be purchased by the relevant Sponsor/s or the Investor/s (“Unpurchased Securities”) and provide them an option to subscribe to the Unpurchased Securities. The Investors, directly or through their Affiliates, and the Sponsors have an option to subscribe to all of the Unpurchased Securities in proportion to their respective shareholding calculated on a As If Converted Basis in accordance with Article 5.1.5 below, by intimating the Company in this regard within 5 (five) Business Days of receipt of the notice to subscribe to the Unpurchased Securities. In the event if any of the Investors directly or through their Affiliates and the Sponsors are not willing to buy its proportion of the Unpurchased Securities, then the Company will have the option to issue these Unpurchased Securities to any Person as the Board may deem fit. The terms and the price of the Unpurchased Securities being offered to any Person shall be the same as being offered to the Sponsors and Investors in the Issue Notice.

5.1.5	On the 35th (thirty-fifth) Business Day after the issue of the Issue Notice:

(a)	the Investors (or their Affiliates, as applicable) and/ or the Sponsors shall subscribe for the number of its pro-rata Shares specified in the Subscription Notice and any Unpurchased Securities in accordance with Article 5.1.4 above;

(b)	the Sponsors and/ or the Investors (or their Affiliates, as applicable) shall pay the relevant consideration to the Company;

(c)	the Company shall enter in its share register or register of debenture holders (as applicable) the name of the Sponsors and/ or the Investors and the number of New Securities which have been issued to the Sponsors and/or the Investors; and

(d)	the Company shall issue new certificates to the Sponsors and/ or the Investors representing the number of New Securities for which the Sponsors and/ or the Investors have subscribed.

5.1.6	“New Securities” shall mean any Shares of the Company or any Share Equivalents; provided, that the term “New Securities” does not include:

(a)	Equity Securities issued or issuable to officers, directors and Employees of, or consultants to, the Company pursuant to any benefit plan, including employee stock option plan that has been approved by the Board and issued in accordance with Article 5.2;

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(b)	Equity Securities issued or offered in a QIPO;

(c)	Shares issuable upon the exercise or conversion of Equity Securities held by the Investors;

(d)	Shares issued or issuable with prior written and unanimous consent of all the Sponsors and all the Investors where all the Sponsors and all the Investors have approved the terms and price of such issue;

(e)	Shares issued or issuable in connection with any stock split or stock dividend or like transactions.

5.1.7	The Company shall not issue or allot any Equity Securities to any Person who (i) is named on (a) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter; or (b) the World Bank Listing of Ineligible Firms (see www.worldbank.org/debarr); or (c) Financial Sanctions List, or (ii) does not comply with the FATF Recommendations against money laundering and the terrorism financing, or (iii) is named on the Specially Designated Nationals List administered by OFAC or is the target of any economic sanctions administered by OFAC.

5.2	EMPLOYEE STOCK OPTION PLAN (ESOP)

5.2.1	The option pool shall consist of not more than 35,543 Equity Shares of the Company on a Fully Diluted Basis.

5.2.2	Any stock options (created in accordance with sub Article 5.2.1 above) to Employees of the Company or AZI shall be issued in accordance with a stock option plan approved by the Board, under the terms of which the options granted shall vest each year over a 4 (four) year period. Any unvested or unexercised options shall be cancelled and credited back to option pool. The Employees of the Company or AZI may subscribe to the Equity Shares at par or at premium as per the terms and conditions of the applicable stock option plan. It is clarified that Employees of the Company or AZI to whom Equity Shares are issued under the ESOP would not be required to sign the Deed of Adherence.

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5.2.3	The Shareholders agree that any stock option plan that is approved by the Board will include an obligation on the Employees not to Transfer any of the Equity Securities held by them to any of the individuals or entities (i) named on (a) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter; (b) the World Bank Listing of Ineligible Firms (see www.worldbank.org/debarr); (c) the Specially Designated Nationals List administered by OFAC; or (ii) who is the target of any economic sanctions administered by OFAC. Any future stock option plan for Employees/consultants, etc. will contain a similar provision in its terms of issue.

5.2.4	The Shareholders acknowledge that it is the intention of the Parties to grant stock options to IW for 6,100 (Six Thousand and One Hundred) Equity Shares (“ESOP Entitlement”) pursuant to the above, subject to the following conditions. In the event of occurrence of QIPO before March 31, 2017, the equity shares of AZI held by Azure Power Inc. and Mr. Satnam Sanghera shall be purchased by the Company and the ESOP Entitlement of IW will be reduced by such number of Equity Shares the value of which at the issue price per Equity Share in the QIPO is equal to the amount paid by the Company for the purchase of equity shares of AZI held by Azure Power Inc. and Mr. Satnam Sanghera. If the QIPO does not complete by March 31, 2017, the ESOP Entitlement of IW will be reduced by such number of Equity Shares the value of which at the Agreed Price per Equity Share should be equal to the amount paid by the Company for the purchase of equity shares of AZI held by Azure Power Inc., and Mr. Satnam Sanghera.

For the purpose of this clause “Agreed Price” shall mean share price based on a valuation of USD 288,000,000* (converted at an exchange rate of INR 64/ USD) on a Fully Diluted Basis as of March 31, 2017.

USD 288,000,000 is arrived at by applying a discount of 20% to the Series H post money valuation of USD 360,000,000 to reflected that the Equity Shares have limited rights or economic protection compared to Series H CCPS.

6A	TRANSFER OF SHARES

6A.1	Subject to the Act and to such of the restrictions contained in this Constitution and the Shareholders Agreement as may be applicable, any Shareholder may transfer all or any of their Equity Securities by an instrument of transfer in the usual or common or in any other form which the Board may approve from time to time.

6A.2	The instrument of transfer of Equity Securities shall be signed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to the last preceding Article, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the Equity Securities until the name of the transferee is entered in the Register in respect thereof. Nothing in this Constitution shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any Equity Security by the allottee in favour of some other person.

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6A.3	All instruments of transfer may be retained by the Company.

6A.4	Subject to the provisions of the Act, the Company must on the written request of the transferor or transferee of a registered Equity Security in the Company enter in the Register the name of the transferee of the Equity Security.

6A.5	The registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than thirty (30) days in any period of twelve (12) months.

6A.6	Until the name of the transferee is entered in the Register in accordance with the Act, the transferor shall be deemed to remain the holder of the Equity Securities and the Company shall, accordingly, not be required to treat a transferee of as a Shareholder of the Company.

6A.7	Subject to the provisions of the Act, the Board may, in its absolute discretion and by providing the reasons thereof, decline to register or delay the registration of any transfer of any Equity Security:

6A.7.1	with respect to any Equity Security which is not a fully-paid Equity Security;

6A.7.2	unless the instrument of transfer is duly registered (if required by Law) and lodged with the Company, accompanied by the certificate for the Equity Securities to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

6A.7.3	as otherwise required by Law;

6A.7.4	where registration would impose on the transferee a liability to the Company and the transferee has not signed the transfer;

6A.7.5	where a holder of any such Equity Securities has failed to pay on the due date any amount payable thereon either in terms of the issue thereof or in accordance with the provision of the Constitution (including any call made thereon);

6A.7.6	where the transferee is a minor or a person of unsound mind;

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6A.7.7	where the transfer is not accompanied by such proof as the Board reasonably requires of the right of the transferor to make the transfer;

6A.7.8	where the Board acting in good faith decides in its sole discretion that registration of the transfer would not be in the best interests of the Company and/or any of its Shareholders.

6A.8	If the Board declines to register a transfer it shall, within twenty eight (28) days after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

6.	RESTRICTION ON TRANSFER

6.1	Restrictions on Transfer

6.1.1	Subject to compliance with this Article 6.1 (Restrictions on Transfer), Article 6.3 (Transfer by the Investors), Article 6.4 (Drag Right of the Investors) and Article 6.5 (Drag Right of IFC, DEG and Proparco), and Article 6.10 (Drag right of GIF), the Equity Securities (or part thereof) held by the Investors shall be freely transferable at all times and to any Person without the prior consent of any other Person, including the Company, other Investors and the Sponsors. The transferee of the Equity Securities shall comply with the ‘know your customer’ requirements as required by applicable Law before the Company records the transfer of Equity Securities in its statutory registers.

6.1.2	The Shareholders of the Company shall not Transfer any of the Equity Securities held by them to any Person: (i) who is named on (a) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter; or (b) the World Bank Listing of Ineligible Firms (see www.worldbank.org/debarr); or (c) Financial Sanctions List; or (d) the Specially Designated Nationals List administered by OFAC, or (ii) who does not comply with the FATF Recommendations against money laundering and the terrorism financing, or (iii) who has been found by a judicial or administrative process or who or which is under any administrative, supervisory or criminal inquiry to have committed or engaged in any act given rise to Corrupt Practices, Fraudulent Practices, Anti-Competitive Practices, money laundering or terrorism financing, or (iv) who finances, buys or provides, materials or sectors subject to United Nations, European Union or French Embargo and/or is engaged in any sectors under United Nations, European Union or French Embargo or (v) whose equity, quasi equity and or shareholders loans’ accounts or associates current accounts are of Illicit Origin, or (vi) who is the target of any economic sanctions administered by OFAC.

6.1.3	Any Transfer of Equity Securities attempted in violation of this Article 6 (Transfer of Shares) shall be null and void, and shall not be binding upon the Company or the Board and the Company shall not, and each of the Shareholders shall exercise all rights and powers available to it to procure that the Company shall not, reflect on its books any Transfer of Equity Securities to any Person except a Transfer made in accordance with this Article 6.

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6.1.4	No Shareholder may Transfer more than 1% (one per cent) of the outstanding share capital of the Company on a Fully Diluted Basis to any single Person or to a group of Persons who may be related to or are Affiliates of each other unless such Person becomes a party to the Shareholders Agreement by executing a Deed of Adherence.

6.1.5	The Company shall record in its share register and register of debenture holders (as applicable) that there are restrictions on the Transfer of the Equity Securities of the Company, and shall make a similar annotation on the certificate(s) for Equity Securities issued by the Company.

6.1.6	Each Selling Shareholder (as defined herein) which owns Equity Securities indirectly through one or more holding companies agrees that it will ensure that any disposal of any indirect interest in the Company is consummated as a Transfer of Equity Securities, and not by a sale of any shares or share equivalents of any such holding company, so as to ensure that the Parties will be able to exercise its rights under Article 6.3 (Transfer by the Investors). It is clarified that the restrictions under this Article 6.1.6 shall not apply in case of disposal of any indirect interest in the Company due to change in Control of either of Helion or FC.

6.2	Transfer by Sponsors

6.2.1	Except for Permitted Transfers or as provided for under Articles 6.3.4 (Transfer to Competitor), 6.4 (Drag Right of the Investors), 6.5 (Drag Right of IFC, DEG and Proparco), 6.6 (IFC, DEG and Proparco Call Option) Article 6.10 (Drag right of GIF) and Article 7 (Qualified Initial Public Offering) of this Constitution, during the period commencing on the date of the Shareholders Agreement, and for as long as the Investors hold any Equity Securities in the Company, each of the Sponsors undertake that they shall not directly or indirectly Transfer any of their Equity Securities in any manner whatsoever to any Person (including to their Affiliates or other Sponsors) or create any Encumbrance with respect to any of their Equity Securities (other than a pledge of Equity Securities to help the Company or its Subsidiaries raise Debt if such Debt and its terms have been approved by the Board in accordance with Article 11.8 (Restrictions on Power of the Board and Shareholders).

6.2.2	Subject to Law, notwithstanding anything contained in Constitution, if the QIPO/IPO does not complete by the IPO Failure Date, then in the event of transfer of shareholding of the Sponsors in the Company and/or AZI or any IPO of the Company after the IPO Failure Date, the Sponsors shall implement the following:

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(a)	in the event of transfer of Equity Securities held by the Sponsors pursuant to Article 6.3.4 (Transfer to Competitor), Article 6.4 (Drag Right of the Investors), Article 6.5 (Drag Right of IFC, DEG and Proparco), Article 6.10 (Drag right of GIF) or otherwise on the transfer of all Equity Securities held by the Sponsors in the Company, or on the occurrence of QIPO or IPO (as relevant) pursuant to 7 (Qualified Initial Public Offering), or on the occurrence of Liquidation Event A or Liquidation Event B, the Sponsors’ shareholding in AZI shall be bought back by the Company, AZI or any other Person in accordance with the AZI Shareholders Agreement, and any Excess Amount received by the Sponsors (or their Affiliates) from the transfer of their shareholding in AZI shall be distributed between the Sponsors, Helion, FC, GIF and IFC in the proportion set out in Schedule Z of the Shareholders’ Agreement; and

(b)	in the event of transfer of the entire shareholding of AZI to any other Person, or on the occurrence of liquidation or winding-up of AZI, any Excess Amount received by the Sponsors (or their Affiliates) for their shareholding in AZI shall be distributed between the Sponsors, Helion, FC, GIF and IFC in the proportion set out in Schedule Z of the Shareholders’ Agreement.

Helion, FC, GIF and IFC shall be paid their share of the Excess Amount by the Sponsors as determined above, either by payment of immediate available funds to Helion, FC, GIF and IFC of their share of the Excess Amount in a legally permissible method as may be agreed between the Sponsors, Helion, FC, GIF and IFC or, subject to the agreement between the Sponsors, Helion, FC, GIF and IFC, by way of transfer of Equity Securities held by the Sponsors in the Company to Helion, FC, GIF and IFC that corresponds in value to the amounts to be paid by the Sponsors to Helion, FC, GIF and IFC in accordance with the above. It is clarified that the above mentioned distribution by the Sponsors shall be a pre-condition to any transfer by the Sponsors of their Equity Securities in the Company (other than the Permitted Transfers or to Affiliates in accordance with this Constitution and the Shareholders’ Agreement) or of their share in AZI.

For the purpose of this Article 6.2.2, the “Excess Amount” shall mean any amount received by the Sponsors (or their Affiliates) against Transfer or buyback of their shares in AZI that is more than the face value of those shares, after adjusting for all taxes (including, but not limited to, capital gains tax/income tax as substantiated by actual tax returns filed with tax authorities, and if the actual tax returns cannot be filed, then by a certificate/opinion from a certified chartered accountant who is acceptable to Helion, FC, GIF and IFC) and expenses incurred by the Sponsors in relation to the sale of their shares in AZI.

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This Article 6.2.2 shall cease to apply upon the Transfer by the Sponsors of their entire shareholding in AZI, subject to the fulfilment by the Sponsors of their obligations in this Article 6.2.2.

6.3	Transfer by the Investors

6.3.1	Subject to compliance with the provisions of Articles 6.1 (Restrictions on Transfer) and 6.3 (Transfer by the Investors), the Investors shall, at any time, be entitled to Transfer any Equity Securities held by them in the Company to any third party, provided that the restrictions set out in this Article 6.3 (Transfer by the Investors) shall not apply to: (a) the transfer of Equity Shares by any Shareholder as part of QIPO/IPO undertaken by the Company; and (b) Transfer of Equity Securities by any of the Investors to its Affiliates.

6.3.2	Right of First Offer

The other Investors and the Sponsors (the “Offering Shareholders”) shall have a right of first offer (the “Right of First Offer”) with respect to any proposed Transfer of Equity Securities (“Transferable Securities”) by any Investor.

(a)	An Investor (the “Selling Shareholder”) proposing to Transfer any Transferable Securities shall provide a written notice to the Offering Shareholders of its intention to sell all or part of the Transferable Securities (“Investor Sale Notice”). Such Investor Sale Notice shall also include a condition that all and not less than all of the Transferable Securities must be purchased by the Offering Shareholders.

(b)	The Offering Shareholders, within 15 (fifteen) days of its receipt of the Investor Sale Notice, shall provide a written notice of their intention to purchase, all but not less than all Transferable Securities from the Selling Shareholder in terms of the Investor Sale Notice (“ROFO Exercise Notice”) along with the price, on a cash, non-contingent basis, they are willing to pay for the Transferable Securities subject to the Investor Sale Notice (“ROFO Price”). A ROFO Exercise Notice shall be irrevocable and shall constitute a binding offer by the Offering Shareholders to purchase the Transferable Securities under and in accordance with the ROFO Exercise Notice. Each Offering Shareholder shall also provide a copy of its ROFO Exercise Notice to the other Offering Shareholders.

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(c)	Upon the receipt of a ROFO Exercise Notice, and if the ROFO Price and other terms and conditions of the ROFO Exercise Notice are acceptable to the Selling Shareholder, the Selling Shareholder shall, by written notice, inform the Offering Shareholder, whose ROFO Price and other terms and conditions of the ROFO Exercise Notice are acceptable to the Selling Shareholder, within a period of 10 (ten) days from the date of receipt of the ROFO Exercise Notice, its intention to sell the Transferable Securities (“ROFO Acceptance Notice”) to such Offering Shareholder. Such Offering Shareholders shall, within 25 (twenty five) days from the date of the ROFO Acceptance Notice, consummate the Transfer of the Transferable Securities and pay the ROFO Price.

(d)	If there are two or more Offering Shareholders, having similar terms in the ROFO Exercise Notice, and whose ROFO Price and other terms and conditions of the ROFO Exercise Notice is acceptable to the Selling Shareholder, then the Selling Shareholder shall issue a ROFO Acceptance Notice to each such Offering Shareholder to acquire a pro-rata portion of the Transferable Securities based on the proportion that each such Offering Shareholder’s shareholding in the Company bears to the aggregate shareholding in the Company of all the Offering Shareholders that served a ROFO Acceptance Notice on a Fully Diluted Basis.

(e)	If the Offering Shareholders have not elected to exercise their Right of First Offer within the period set forth above or if the ROFO Price and other terms and conditions of the ROFO Acceptance Notice are not acceptable to the Selling Shareholder, then subject to Article 6.3.3 or Article 6.3.4 (as the case may be), the Selling Shareholder shall be entitled, within 180 (one hundred eighty) Business Days of the Investor Sale Notice, to sell the Transferable Securities stated in the Investor Sale Notice to any third Person, provided the terms offered for the sale of the Transferable Securities to such third Person are no less favourable than those offered by the Offering Shareholders.

(f)	The Company and the Sponsors hereby undertake to provide all necessary assistance in obtaining and/or making all the required filings, certifications, consents and approvals for consummation of the transfer of the Transferable Securities by the Selling Shareholder to a third Person.

6.3.3	Co-Sale Rights

(a)	In case of proposed Transfer of any Equity Securities held by the Selling Shareholder in the Company to a third Person in accordance with Article 6.3.2(e), each Investor (“Remaining Investor” and if there are more than one Remaining Investor, the “Remaining Investors”), shall also have the right, to participate in such Transfer in accordance with this Article 6.3.3 (“Co-Sale Right”).

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(b)	The Selling Shareholder shall promptly, but in any case upon finalization of the terms of the sale of Transferable Securities, give notice (the “Transfer Notice”) to the Remaining Investors. The Transfer Notice shall describe in reasonable detail the proposed Transfer, including but not limited to the number and type of Equity Securities to be transferred, the consideration to be paid by the third party in accordance with Article 6.3.2 (the “Buyer”), other material terms and conditions proposed by the Buyer in respect of the Transfer, and the name and address of each proposed Buyer, accompanied, if available, by a draft share purchase agreement or other information reasonably requested by the Remaining Investors. The Remaining Investors shall have the right to participate in the proposed Transfer (the “Tagging Investors”) by giving notice to the Selling Shareholder (a “Tag Notice”) within a period of 15 (fifteen) Business Days from receipt of the Transfer Notice (the “Exercise Period”), of the number of Equity Securities it wishes to transfer (the “Tagged Shares”), subject to Article 6.3.3(c). For the avoidance of doubt, the Tagging Investors shall not be obligated to pay any fees or deal expenses of the Selling Shareholder(s) or of any other Person in connection with the exercise of its rights under this Article 6.3.3.

(c)	Subject to the next sentences of this Article 6.3.3(c) and Article 6.3.3(f), the maximum number of Tagged Shares (of each of the Tagging Investor) shall be the number (and if this is not a whole number, such number rounded to the nearest whole number) obtained by multiplying the number of the Shares and/or Share Equivalents of the Company on an As If Converted Basis to be transferred by the Selling Shareholder by a fraction: (i) the numerator of which shall be the number of Shares and/or Share Equivalents of the Company on an As If Converted Basis held by the Tagging Investor as of the date of the Tag Notice; and (ii) the denominator of which shall be the aggregate number of Shares and/or Share Equivalents of the Company on an As If Converted Basis held by all the Investors as of the date of the Tag Notice.

If by virtue of exercise of the “Co-sale Right” by any of the Tagging Investor under this Article 6.3.3, the proposed Transfer results in:

(i)	the holding of the Tagging Investor falling below 5% (five per cent) of the share capital of the Company calculated on an As If Converted Basis; or

(ii)	the holding of all the Investors falling below 10% (ten per cent) of the share capital of the Company calculated on an As If Converted Basis;

then, the Tagging Investor will be entitled to Transfer all the Equity Securities held by it in the Company to the Buyer and the right of the Selling Shareholder to Transfer any of the Transferable Securities shall stand proportionally reduced.

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(d)	Any Transfer by the Tagging Investors shall be made on substantially the same terms and conditions as described in the Transfer Notice. However, the Tagging Investors shall not be required to make any representation or warranty to the Buyer, other than as to good title to the Tagged Shares, absence of liens with respect to the Tagged Shares, customary representations and warranties concerning the Tagging Investors’ power and authority to undertake the proposed Transfer, and the validity and enforceability of the Tagging Investors obligations in connection with the proposed Transfer.

(e)	The Selling Shareholders shall have a period of 30 (thirty) Business Days from the expiration of the Exercise Period to Transfer to the Buyer the Transferable Securities originally proposed to be transferred (less the number of Tagged Shares, if any), upon the terms and conditions (including consideration for the Transfer) specified in the Transfer Notice. The Selling Shareholders shall give the Tagging Investor at least 10 (ten) Business Days’ notice of the proposed date of the Transfer and the Tagging Investor shall Transfer the Tagged Shares to the Buyer at the same time upon the terms and conditions (including consideration for the Transfer) specified in the Transfer Notice. If the Selling Shareholders do not complete the Transfer within such period, any proposed subsequent Transfer by them of some or all of the Equity Securities originally proposed to be transferred shall again be subject to the provisions of Article 6.3.2 and this Article 6.3.3.

(f)	The Selling Shareholders shall not Transfer any of their Equity Securities to the Buyer unless, at the same time, the Buyer purchases all of the Tagged Shares from the Tagging Investors upon the terms and conditions (including consideration for the Transfer) specified in the Transfer Notice.

(g)	Notwithstanding anything to the contrary contained herein, but subject to the last sentence of this Article 6.3.3(g), the holders of the IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS will not be required to provide the Co-Sale Right to the Remaining Investors while Transferring their respective IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS. The holders of IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS will also not be entitled to exercise the Co-Sale Right on the sale of Equity Securities by the other Investors. Provided however that, the holders of the IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS will be required to provide the Co-Sale Right to the Remaining Investors and also be entitled to exercise the Co-Sale Right on the sale of Equity Securities by other Investors (other than the holders of IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS, which have not been converted into Equity Shares) with respect to any Equity Shares issued to them after conversion of their respective IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS in accordance with their terms.

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6.3.4	Transfer to Competitor

(a)	Notwithstanding anything to the contrary contained herein, in case of any proposed Transfer, at any time prior to the QIPO Due Date, of any Equity Securities held by any or all the Investors (the “Selling Shareholder”) in the Company to a Competitor in accordance with Article 6.3.2(e)6.3.2(e), resulting in one or more Competitors cumulatively holding more than 50% (fifty per cent) of the entire share capital of the Company (calculated on an As If Converted Basis), the Sponsors and each Investor (“Remaining Investor” and if there are more than one Remaining Investor, the “Remaining Investors”), shall also have the right, (“Co-Sale Right”) to participate in such Transfer in accordance with this Article 6.3.4 and the provisions of Article 6.3.3 shall not apply to such Transfer.

(b)	The Selling Shareholder shall promptly, but in any case upon finalization of the terms of the sale of Transferable Securities, give notice (the “Transfer Notice”) to the Remaining Investors and the Sponsors. The Transfer Notice shall describe in reasonable detail the proposed Transfer, including but not limited to the number and type of Equity Securities to be transferred resulting in one or more Competitors cumulatively holding more than 50% (fifty per cent) of the entire share capital of the Company (calculated on an As If Converted Basis), the consideration to be paid by the Competitor in accordance with Article 6.3.2(e), other material terms and conditions proposed by the Competitor in respect of the Transfer, and the name and address of each proposed Competitor, accompanied, if available, by a draft share purchase agreement or other information reasonably requested by the Sponsors and the Remaining Investors. The Remaining Investors and the Sponsors (the “Tagging Shareholders”) shall have the right to participate in the proposed Transfer by giving notice to the Selling Shareholder (a “Tag Notice”) within a period of 15 (fifteen) Business Days from receipt of the Transfer Notice (the “Exercise Period”), of the number of Equity Securities it wishes to Transfer (the “Tagged Shares”), subject to Article 6.3.4(c). For the avoidance of doubt, the Tagging Shareholders shall not be obligated to pay any fees or deal expenses of the Selling Shareholder(s) or of any other Person in connection with the exercise of its rights under this Article 6.3.4.

(c)	The Shareholders agree that each of the Remaining Investors and the Sponsors shall be entitled to exercise their right and participate in this Transfer up to the entire extent of their shareholding in the Company and include in the Tagged Shares all the Equity Securities held by them.

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(d)	If the Sponsors and/or any of the Remaining Investors exercise their right under this Article 6.3.4, the Competitor shall purchase the Tagged Shares from the Tagging Shareholders. Provided that, if the number of Equity Securities proposed to be acquired by the Competitor in accordance with Article 6.3.2(e) is not sufficient to acquire all the Tagged Shares, the parties shall not proceed to consummate the transaction.

(e)	Any Transfer by the Tagging Shareholders shall be made on substantially the same terms and conditions as described in the Transfer Notice. However, the Tagging Shareholders shall not be required to make any representation or warranties to the Competitor, other than as to good title to the Tagged Shares, absence of liens with respect to the Tagged Shares, customary representations and warranties concerning the Tagging Shareholders’ power and authority to undertake the proposed Transfer, and the validity and enforceability of the Tagging Shareholders obligations in connection with the proposed Transfer.

(f)	The Selling Shareholders shall have a period of 30 (thirty) Business Days from the expiration of the Exercise Period to Transfer to the Competitor the Transferable Securities, upon the terms and conditions (including consideration for the Transfer) specified in the Transfer Notice. The Selling Shareholders shall give the Tagging Shareholder at least 10 (ten) Business Days’ notice of the proposed date of the Transfer and the Tagging Shareholder shall Transfer the Tagged Shares to the Buyer at the same time upon the terms and conditions (including consideration for the Transfer) specified in the Transfer Notice. If the Selling Shareholders do not complete the Transfer within such period, any proposed subsequent Transfer by them of some or all of the Equity Securities originally proposed to be transferred shall again be subject to the provisions of Article 6.3.2, Article 6.3.3 and Article 6.3.4.

6.4	Drag Right of the Investors

6.4.1	Upon the occurrence of the events mentioned in Article 6.4.2 and subject to all the Investors (other than DEG and Proparco in relation to Article 6.4.2(e); however, if they agree to exercise the Drag Along Right in relation to Article 6.4.2(e), then including DEG and Proparco) (the “Dragging Investors”) agreeing to exercise their Drag Along Right, all the Dragging Investors shall cumulatively and in conjunction have the right (“Drag Along Right”) to require the Sponsors in writing to sell immediately all the Equity Securities held by the Sponsors along with all the Equity Securities held by all Dragging Investors (the “Dragged Securities”) to any third Person (the “Dragged Purchaser”). The Sponsors upon receipt of a written notice from the Investors shall be bound to immediately Transfer all the Equity Securities held by the Sponsors to the Dragged Purchaser. For the avoidance of doubt, it is hereby clarified that the provisions of Article 6.3.4 shall not apply to the sale of Equity Securities to a Competitor under this Article 6.4, and the transfer restrictions under Article 6.3 shall not apply to the sale of Equity Securities under this Article 6.4.

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6.4.2	The provisions of Article 6.4.1 shall apply in any of the following circumstances:

(a)	If the Company has failed or is unable (for any reason) to effect a buy back in accordance with Article 9;

(b)	If the Company has failed or is unable to effect a QIPO in accordance with Article 7;

(c)	If the Sponsors are in material breach of the terms of the Transaction Documents, which remains uncured upon the expiry of 15 (fifteen) days, in the collective opinion of the Investors;

(d)	If the Company or the Sponsors are in material breach of any representation or warranties made by them in the Transaction Documents, which remain uncured upon the expiry of 15 (fifteen) days, in the collective opinion of the Investors; and

(e)	If there is a breach of the terms the Series H CCPS, Series I CCPS, Series F CCPS, Series B CCPS, Series C CCPS and Series D CCPS, and such default is not cured, to the joint satisfaction of GIF, IFC, Helion and FC, within a period of 30 (thirty) days.

6.4.3	The Shareholders agree that proceeds from the sale of the Equity Securities of the Company will be distributed in the manner such that:

(i)	the holders of the CCDs and Proparco CCPS will be entitled to receive in preference to the holders of any other Equity Securities, proceeds representing an amount equal to their respective Senior Liquidation Price, pro rata the amounts due to them in this Article 6.4.3(i);

(ii)	subject to Article 6.4.3 (i) above and Article 6.4.4 below, the holders of the Series H CCPS and Series I CCPS will be entitled to receive in preference to the holders of the Series F CCPS, Series B CCPS, Series C CCPS and Series D CCPS and Series A CCPS and other Equity Securities issued by the Company (other than the IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS), for each of the Series H CCPS and Series I CCPS held by them, an amount equal to the Series H Liquidation Price and Series I Liquidation Price, pro rata the amounts due to them in this Article 6.4.3(ii).

(iii)

Subject to Article 6.4.3 (i), Article 6.4.3 (ii) above and Article 6.4.4 below, the holders of the Series F CCPS will be entitled to receive in preference to the holders of the Series B CCPS, Series C CCPS and Series D CCPS and Series A

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CCPS and other Equity Securities issued by the Company (other than the IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs, Proparco CCPS, Series H CCPS and Series I CCPS), for each of the Series F CCPS held by them, an amount equal to:

the 1.5 x (one decimal five times) the price paid by the holders of Series F CCPS to the Company for subscription of the Series F CCPS plus any accrued but unpaid dividends, pro rata the amounts due to them in this Article 6.4.3 (iii).

(iv)	Subject to Article 6.4.3 (i), Article 6.4.3 (ii), Article 6.4.3 (iii) above and Article 6.4.4 below, the holders of the Series B CCPS, Series C CCPS and Series D CCPS will be entitled to receive in preference to the holders of Series A CCPS and other Equity Securities issued by the Company (other than the IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs, Proparco CCPS, Series H CCPS, Series I CCPS and Series F CCPS), for each of the Series B CCPS, Series C CCPS and Series D CCPS held by them, an amount equal to:

2 x (two times) the price paid by each of IFC, Helion and FC to the Company for subscription of the respective Series B CCPS, Series C CCPS and Series D CCPS plus any accrued but unpaid dividends, pro rata the amounts due to them in this Article 6.4.3(iv).

(v)	After the payment to the holders of the CCDs and Proparco CCPS, in accordance with Article 6.4.3(i) above, holders of the Series H CCPS and Series I CCPS in accordance with Article 6.4.3 (ii), holders of the Series F CCPS in accordance with Article 6.4.3 (iii) above and to the holders of the Series B CCPS, Series C CCPS and Series D CCPS in accordance with Article 6.4.3 (iv) above, the holders of the Series A CCPS will be entitled to, receive in preference to the holders of Equity Securities (other than the holders of the CCDs, Proparco CCPS, Series H CCPS, Series I CCPS, Series F CCPS, Series B CCPS, Series C CCPS and Series D CCPS) an amount equal to, for each Series A CCPS held by Helion and FC, 2 x (two times) the price paid by Helion and FC to the Company for subscription of the Series A CCPS plus any accrued but unpaid dividends, pro rata the amounts due to them in this Article 6.4.3(v).

6.4.4	To the extent that proceeds on sale of Equity Securities of the Company are inadequate to pay to the holders of the Equity Securities in accordance with the provisions of Article 6.4.3, the total amount received and/or realised shall be used in the same priority between first: to pay the holders of CCDs and Proparco CCPS (pro rata the amounts due to them in Article 6.4.3(i)), then second: to pay the holders of the Series H CCPS and Series I CCPS (pro rata the amounts due to them in Article 6.4.3(ii)), then third: to pay the holders of the Series F CCPS (pro rata the amounts due to them in Article 6.4.3(iii)), then fourth: to pay the holders of the Series B CCPS, Series C CCPS and Series D CCPS (pro rata the amounts due to them in Article 6.4.3(iv)) and finally to pay the holders of Series A CCPS (pro rata the amounts due to them in this Article 6.4.3(v)).

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6.4.5	Subject to Article 6.4.6 and Article 6.4.7 below:

(i)	to the extent there are additional proceeds available for distribution after payment to the holders of CCDs, Proparco CCPS and then Series H CCPS and Series I CCPS and then Series F CCPS and then the Series B CCPS, Series C CCPS and Series D CCPS and then Series A CCPS in accordance with Article 6.4.3 above, the holders of Equity Shares will share pro rata in the distribution of such remaining proceeds; and

(ii)	upon receipt by the holders of CCDs, Proparco CCPS, Series H CCPS, Series I CCPS, Series B CCPS, Series C CCPS, Series D CCPS and Series A CCPS of their full entitlement in accordance with Article 6.4.3 above, they shall not be entitled to participate or claim a share in such additional proceeds available for distribution.

6.4.6	In case, (i) at least one of the Series A CCPS, Series B CCPS, Series C CCPS or Series D CCPS are converted into Equity Shares of the Company (other than for receiving their respective entitlement in the manner provided in Article 6.4.3); and (ii) there are additional proceeds available for distribution after payment to the holders of CCDs, Proparco CCPS, Series H CCPS, Series I CCPS, Series F CCPS, Series B CCPS, Series C CCPS, Series D CCPS and Series A CCPS in the manner provided in Article 6.4.3, then the holders of Series F CCPS and the holders of Equity Shares will share pro rata in the distribution of remaining proceeds. Notwithstanding the above, the holders of Series F CCPS shall be entitled to an amount not more than the Series F Participation under this Article 6.4.6. It is clarified that the holders of Series F CCPS shall, in no event, be entitled to receive an amount in excess of 150% (one hundred and fifty percent) of the Series F Investment Amount plus the Series F Participation.

6.4.7	Upon the exercise of the Drag Along Right by the Investors:

(i)	if all or some of the Series B CCPS or Series D CCPS are converted into Equity Shares of the Company (other than for receiving their respective entitlement in the manner provided in Article 6.4.3) on or immediately prior to the exercise of the Drag Along Right by the Investors, in order to participate pro rata to their shareholding on an As If Converted Basis in the proceeds available from the sale of Equity Securities to the Dragged Purchaser; and

(ii)

if the holders of Series F CCPS have not converted their respective Series F CCPS into Equity Shares (or have converted their respective Series F CCPS into Equity Shares for receiving their respective entitlement in the manner provided

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in Article 6.4.3) and have exercised their right to the Series F Participation, pursuant to exercise of which, amounts to be received by IFC (with respect to Series B CCPS and Series D CCPS held by it that have been converted into Equity Shares, other than for receiving their respective entitlement in the manner provided in Article 6.4.3) from the proceeds available from the sale of Equity Securities to the Dragged Purchaser is less than the amounts IFC would have otherwise received (with respect to Series B CCPS and Series D CCPS held by it that have been converted into Equity Shares other than for receiving their share in proceeds available from the sale of Equity Securities to the Dragged Purchaser), if the holders of Series F CCPS had not exercised the right of Series F Participation (the difference of such amount hereinafter referred to as the “Drag Differential Amount”), then, the Sponsors shall through a suitable mechanism (as agreed upon with IFC) ensure that IFC receives the Drag Differential Amount simultaneously with the amounts received by the holders of Series F CCPS pursuant to Series F Participation.

6.4.8	The Shareholders agree that they shall enter into necessary documents with the Dragged Purchaser, or undertake such actions in any manner legally permissible, including without limitation, re-distribution of proceeds that may be received by the Shareholders, in order to comply with the provisions of this Article 6.4.

6.4.9	For the avoidance of doubt, it is hereby clarified that Equity Shares of the Company held by the Investors pursuant to the conversion of the Share Equivalents held by them shall be treated at par with the remaining Equity Shares of the Company for the purposes of this Article 6.4 and such Equity Shares shall not be entitled to preference in Article 6.4.3; save and except where the Share Equivalents are converted into Equity Shares of the Company on or immediately prior to and only in connection with the Investors exercising their right under this Article 6.4, in which case, notwithstanding anything to the contrary contained herein, the Equity Shares issued to the holder of the Share Equivalents will be entitled to priority in terms of payment and sale in the like manner as the respective Share Equivalents which were converted into such Equity Shares, as set out in Article 6.4.

6.4.10	For the purposes of this Article 6.4, the calculation of entitled amounts of the holders of Equity Securities shall be calculated in INR terms by taking investment amounts in Equity Securities in INR terms. However, at the time of payment of amounts to the holders of Equity Securities, the INR entitled amounts arrived at shall be converted into USD amount by applying the reference rate of the Reserve Bank of India for USD-INR conversion as on the date on which such payment is effected and the payment shall thereupon be made in USD amounts. Nothing contained in this Article 6.4.10 shall apply in relation to Series H CCPS and Series I CCPS, and the calculation of entitled return and payment thereof to the holders of Series H CCPS and Series I CCPS shall be in USD terms.

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6.5	Drag Right of IFC, DEG and Proparco

6.5.1	Upon the occurrence of the events mentioned in Article 6.5.2, IFC, DEG or Proparco (other than DEG and Proparco in relation to events set out in Article 6.5.2(a); and other than IFC and Proparco in relation to events set out in Article 6.5.2(e); and other than IFC and DEG in relation to events set out in Article 6.5.2(f)) (the “Selling Investors”), either independently or along with any other of them, may without any consent from the other Investors require the Sponsors by issuance of a written notice to them to sell immediately all the Equity Securities held by the Sponsors (the “Sponsor Dragged Securities”) to (i) the other remaining Investors in accordance with Article 6.3.2 or (ii) any third Person (the “Drag Purchaser”) along with the Equity Securities of the Selling Investors. The Sponsors upon receipt of a written notice from the Selling Investors shall be bound to immediately Transfer the Sponsor Dragged Securities to the Drag Purchaser.

In the event the Selling Investors exercise their rights under this Article 6.5.1 to Transfer the Sponsor Dragged Securities to a Drag Purchaser, each of the other remaining Investors shall have a right to participate in this Transfer and Transfer their Equity Securities up to the entire extent of their shareholding in the Company (“Tag Along Right”) and the Selling Investors shall be required to ensure that the Drag Purchaser acquires the Equity Securities from the other remaining Investors on substantially the same terms and conditions (subject to the succeeding paragraph and Article 6.5.3) on which it proposed to acquire the Sponsor Dragged Securities. For the avoidance of doubt, it is hereby clarified that the provisions of Article 6.3.4 shall not apply to a Transfer of Equity Securities to a Competitor pursuant to this Article 6.5, and the transfer restrictions under Article 6.3 shall not apply to the sale of Equity Securities under this Article 6.5.

Notwithstanding anything to the contrary contained in this Article 6.5.1, the Shareholders agree that if the number of Equity Securities proposed to be acquired by the Drag Purchaser is not sufficient to acquire all the Equity Securities from the Selling Investors, Sponsors and remaining Investors (to the extent they wish to exercise their Tag Along Right), the Shareholders agree that the Drag Purchaser shall purchase such number of the Equity Securities in the following order of priority:

(i)	firstly, it shall purchase the IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS on a pro rata basis;

(ii)	secondly, it shall purchase the Series H CCPS and Series I CCPS on a pro rata basis;

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(iii)	thirdly, it shall purchase the Series F CCPS on a pro rata basis;

(iv)	fourthly, it shall purchase the Series B CCPS, Series C CCPS and Series D CCPS on a pro rata basis;

(v)	fifthly, it shall purchase the Series A CCPS from Helion and FC on a pro rata basis; and

(vi)	lastly, upon purchase of the IFC CCDs, IFC II CCDs, IFC III CCDs, the DEG CCDs, Proparco CCPS, the Series H CCPS, Series I CCPS, the Series F CCPS, Series B CCPS, Series C CCPS, Series D CCPS and Series A CCPS in accordance with the terms of this Article, it shall acquire the Equity Securities from the Sponsors and other Equity Securities issued by the Company that have not been mentioned above, on a pro rata basis.

6.5.2	The provisions of Article 6.5.1 shall apply in the following circumstances:

(a)	If there is a material breach of the IFC Policy Covenants as set out in Schedule K of the Shareholders Agreement; or

(b)	If there is a breach of the terms of the CCDs or Proparco CCPS and such default is not cured, to the sole satisfaction of their holders, within a period of 30 (thirty) days; or

(c)	If the Company defaults on payment of interest on CCDs or Proparco CCPS and such default is not cured, to the sole satisfaction of their respective holders, within a period of 10 (ten) days; or

(d)	If upon conversion (where the conversion ratio for the CCDs and Proparco CCPS is as provided in Schedule E, Schedule H, Schedule I, Schedule J, Schedule R and Schedule T of the Shareholders Agreement), the CCDs and Proparco CCPS do not give their holders (IFC, DEG and/ or Proparco) their respective Required Return, and if the IFC/DEG/ Proparco Buy Back Option (referred in Article 9A.1) or the Deficit Call Option (referred in Article 6.6) are not consummated for any reason whatsoever. For the purposes of the above conversion, the Shareholders shall rely on a valuation of the Company done in accordance with paragraph 4.2 (i)(c) under Schedule E, Schedule H, Schedule I, Schedule J, Schedule R and Schedule T of the Shareholders Agreement, respectively; or

(e)	If the Company or any of its Subsidiaries engage in any of the activities as set out in Schedule O of the Shareholders Agreement; or

(f)	If there is a breach of the Proparco’s policy covenants as set out in Schedule P of the Shareholders Agreement.

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6.5.3	Notwithstanding anything to the contrary contained in this Article 6.5.1, the Shareholders agree that the proceeds from the sale of the Equity Securities of the Company to the Drag Purchaser shall be distributed in the following manner:

(i)	firstly, the holders of IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS shall be entitled to receive in preference to the holders of other Equity Securities amounts up to their Senior Liquidation Price;

(ii)	secondly, the holders of the Series H CCPS and Series I CCPS, shall be entitled to receive in preference to the holders of the other Equity Securities (other than IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS), amounts up to the Series H Liquidation Price and Series I Liquidation Price, as the case may be;

(iii)	thirdly, the holders of the Series F CCPS, shall be entitled to receive in preference to the holders of the other Equity Securities (other than IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs, Proparco CCPS, Series H CCPS and Series I CCPS), amounts up to the Series F Liquidation Price;

(iv)	fourthly, the holders of Series B CCPS, Series C CCPS and Series D CCPS shall be entitled to receive in preference to the holders of Series A CCPS and other Equity Securities issued by the Company (other than IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs, Proparco CCPS, Series H CCPS, Series I CCPS and Series F CCPS) amounts up to their Applicable Liquidation Price; and

(v)	fifthly, the holders of Series A CCPS shall be entitled to receive in preference to the holders of Equity Securities issued by the Company (except IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs, Proparco CCPS, Series H CCPS, Series I CCPS, Series F CCPS, Series B CCPS, Series C CCPS and Series D CCPS) amounts up to their Applicable Liquidation Price. For the purpose of clarification, upon payment of the Applicable Liquidation Price as stated in Article 4.1, the holders of the CCDs and Proparco CCPS shall not be entitled to any other amount from the balance proceeds available for distribution.

6.5.4	To the extent that proceeds on sale of Equity Securities of the Company are inadequate to comply with the provisions of Article 6.5.1 and Article 6.5.3, the total amount received and/or realised shall be used in same priority first: to pay the holders of CCDs and Proparco CCPS (pro rata to the amounts due to them), then second: to pay the holders of the Series H CCPS and Series I CCPS (pro rata to the amounts due to them), then third: to pay the holders of the Series F CCPS (pro rata to the amounts due to them), then fourth: to pay the holders of the Series B CCPS, Series C CCPS and Series D CCPS and finally to pay the holders of Series A CCPS. It is clarified that if any Equity Securities are not sold to the Drag Purchaser, then the holders of such Equity Securities shall not be entitled to distribution in accordance with this Article 6.5.

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6.5.5	Subject to Article 6.5.6 and Article 6.5.7 below:

(i)	to the extent there are additional proceeds available for distribution after payment to the holders of CCDs, Proparco CCPS and then Series H CCPS and Series I CCPS and then Series F CCPS and then the Series B CCPS, Series C CCPS and Series D CCPS and then Series A CCPS in accordance with Article 6.5.3 above, the holders of Equity Shares will share pro rata in the distribution of such remaining proceeds; and

(ii)	upon receipt by the holders of CCDs, Proparco CCPS, Series H CCPS, Series I CCPS, Series B CCPS, Series C CCPS, Series D CCPS and Series A CCPS of their full entitlement in accordance with Article 6.5.3 above, such holders shall not be entitled to participate or claim a share in such additional proceeds available for distribution.

6.5.6	In case, (a) at least one of the Series A CCPS, Series B CCPS, Series C CCPS or Series D CCPS are converted into Equity Shares of the Company (other than for receiving their respective entitlement in the manner provided in Article 6.5.3); and (b) there are additional proceeds available for distribution after payment to the holders of CCDs, Proparco CCPS, Series H CCPS, Series I CCPS, Series F CCPS, Series B CCPS, Series C CCPS, Series D CCPS and Series A CCPS in the manner provided in Article 6.5.3, then the holders of Series F CCPS and the holders of Equity Shares will share pro rata in the distribution of remaining proceeds. Notwithstanding the above, the holders of Series F CCPS shall be entitled to an amount not more than the Series F Participation under this Article 6.5.6. It is clarified that the holders of Series F CCPS shall, in no event, be entitled to receive an amount in excess of 150% (one hundred and fifty percent) of the Series F Investment Amount plus the Series F Participation.

6.5.7	Upon the exercise of the drag right by IFC, DEG or Proparco, and the Tag Along Right by the remaining Investors, if applicable, pursuant to this Article 6.5:

(i)	if all or some of the Series B CCPS or Series D CCPS are converted into Equity Shares of the Company (other than for receiving their respective entitlement in the manner provided in Article 6.5.3) on or immediately prior to the exercise of the drag right by IFC, DEG or Proparco or the exercise of Tag Along Right by the other Investors, in order to participate pro rata to their shareholding on an As If Converted Basis in the proceeds available from the sale of Equity Securities to the Drag Purchaser; and

(ii)

if the holders of Series F CCPS have not converted their respective Series F CCPS into Equity Shares (or have converted their respective Series F CCPS into Equity Shares for receiving their respective entitlement in the manner provided in Article 6.5.3) and have exercised their right to the Series F Participation, pursuant to exercise of which, amounts to be received by IFC (with respect to

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Series B CCPS and Series D CCPS held by it that have been converted into Equity Shares, other than for receiving their respective entitlement in the manner provided in Article 6.5.3) from the proceeds available from the sale of Equity Securities to the Drag Purchaser is less than the amounts IFC would have otherwise received (with respect to Series B CCPS and Series D CCPS held by it that have been converted into Equity Shares other than for receiving their share of the proceeds available from the sale of Equity Securities to the Drag Purchaser), if the holders of Series F CCPS had not exercised the right of Series F Participation (the difference of such amount hereinafter referred to as the “IFC Differential Amount”), then, the Sponsors shall through a suitable mechanism (as agreed upon with IFC) ensure that IFC receives the IFC Differential Amount simultaneously with the amounts received by the holders of Series F CCPS pursuant to Series F Participation.

6.5.8	The Shareholders agree that they shall enter into necessary documents with the Drag Purchaser in order to comply with the provisions of this Article 6.5. The Sponsors, Helion and FC agree that the exercise by IFC, DEG and/or Proparco of the Drag Right under this Article 6.5, is without prejudice to IFC’s, DEG’s or Proparco’s right under Law to proceed against the Sponsors, Helion and FC for a breach of their obligation to honour the Deficit Call Option in terms of Article 6.6.

6.5.9	For the avoidance of doubt, it is hereby clarified that the Equity Shares of the Company held by the Investors pursuant to the conversion of the Share Equivalents held by them, shall be treated at par with the remaining Equity Shares of the Company for the purposes of this Article 6.5 and such Equity Shares shall not be entitled to preference in Article 6.5.3; save and except where the Share Equivalents are converted into Equity Shares of the Company on or immediately prior to and only in connection with the Investors exercising their right under this Article 6.5, in which case, notwithstanding anything to the contrary contained herein, the Equity Shares issued to the holder of the Share Equivalents will be entitled to priority in terms of payment and sale in the like manner as the respective Share Equivalents that were converted into such Equity Shares, as set out in this Article 6.5.

6.5.10	For the purposes of this Article 6.5, the entitled amounts of the holders of Equity Securities shall be calculated in INR terms by taking investment amounts in Equity Securities in INR terms. However, at the time of payment of amounts to the holders of Equity Securities, the INR entitled amounts arrived at shall be converted into USD amount by applying the reference rate of the Reserve Bank of India for USD-INR conversion as on the date on which such payment is effected and the payment shall thereupon be made in USD amounts. Nothing contained in this Article 6.5.10 shall apply in relation to Series H CCPS and Series I CCPS, and the calculation of entitled return and payment thereof to the holders of Series H CCPS and Series I CCPS shall be in USD terms

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6.6	IFC, DEG and Proparco Call Option

6.6.1	If upon conversion (where the conversion ratio for the CCDs and Proparco CCPS is as provided in paragraph 4.2 of Schedule E, Schedule H, Schedule I, Schedule J, Schedule R and Schedule T of the Shareholders Agreement, as applicable), the CCDs and Proparco CCPS do not give their holders (i.e. IFC, DEG and/or Proparco) their respective Required Return and if the Company has failed or is unable (for any reason) to effect a buy back in accordance with Article 9A.1 that provides the holders of the CCDs and Proparco CCPS (or Equity Shares obtained upon their conversion) their respective Required Return, then each of IFC, DEG and Proparco in its discretion shall have the option (“Deficit Call Option”; and IFC, DEG and/or Proparco, who are exercising such Deficit Call Option, shall be referred to as the “Call Purchaser(s)”), but not the obligation, to require any or all of the Sponsors, Helion and FC to sell to such Call Purchaser (or its nominee) on a pro rata basis such number of Equity Securities (“Deficit Option Securities”) held by the Sponsors, Helion and FC as are necessary to meet the shortfall in the Required Return, at the lowest price permissible under Law (“Deficit Call Option Price”).

For the purposes of the above, the Shareholders shall rely on a valuation of the Company done in accordance with paragraph 4.2(i) (b) under Schedule E, Schedule H, Schedule I, Schedule J, Schedule R and Schedule T, as applicable. The Deficit Call Option shall be exercised by IFC, DEG and/or Proparco in accordance with the procedure set out in Article 6.6.2. It is clarified that IFC, DEG and/or Proparco, on being entitled to exercise the Deficit Call Option, chooses to exercise the same, it shall be bound to exercise it such that Helion and FC are not called upon to transfer any Equity Securities held by them that is greater than the number of Equity Securities pro rata to the Equity Securities held by the Sponsors determined on a Fully Diluted Basis and the Deficit Call Option Notice shall be issued accordingly.

6.6.2	IFC, DEG and/or Proparco shall exercise the Deficit Call Option by providing the Sponsors, Helion and FC a written notice (“Deficit Call Option Notice”) of its intention to exercise the Deficit Call Option. The Deficit Call Option Notice shall set out the number of Deficit Option Securities to be sold by each Sponsor, Helion and FC, the sale price for each Deficit Option Security and the date (“Call Settlement Date”) on which the Sponsors, Helion and FC shall sell the Deficit Option Securities to the Call Purchasers.

6.6.3

The issuance of the Deficit Call Option Notice shall constitute a valid and binding agreement between the Call Purchaser, the Sponsors, Helion and FC for the purchase by the Call Purchaser of the Deficit Option Securities, as applicable, held by the Sponsors, Helion and FC as mentioned in the Deficit Call Option Notice. On the Call

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Settlement Date, the Sponsors, Helion and FC shall sell the Deficit Option Securities to the Call Purchaser by delivery of the certificates representing the Deficit Option Securities (free and clear from all Encumbrances), together with duly executed forms of transfer in respect of the Deficit Option Securities to the Call Purchaser; and the Call Purchaser shall purchase the Deficit Option Securities from the Sponsors, Helion and FC and pay therefore in full, the applicable Deficit Call Option Price.

6.6.4	The Company, the Sponsors, Helion and FC undertake to provide all necessary assistance in obtaining and/or making all the required filings, certifications, consents and approvals for consummation of the Deficit Call Option. Further, if required by the Call Purchaser, Helion and FC undertake that, prior to the sale of the Deficit Option Securities, they shall convert, into Equity Shares of the Company, such number of Equity Securities held by them as are necessary for transfer to the Call Purchasers of their pro rata share of the Deficit Option Securities.

6.6.5	For the avoidance of doubt, upon the completion of the sale of the Deficit Option Securities, the Sponsors, Helion and FC shall relinquish, and shall no longer be entitled to any dividends, profits, retained earnings of the Company or similar rights that attach to the Deficit Option Securities so transferred to the Call Purchaser pursuant to the Deficit Call Option.

6.6.6	For the purposes of this Article 6.6, the entitled returns of the holders of Equity Securities shall be calculated in INR terms by taking investment amounts in Equity Securities in INR terms.

6.7	Sponsors, Helion and FC Call Option

6.7.1

If upon conversion (where the conversion ratio for the CCDs and the Proparco CCPS is as provided in paragraph 4.2 of Schedule E, Schedule H, Schedule I, Schedule J, Schedule R and Schedule T of the Shareholders Agreement, as applicable), the CCDs and Proparco CCPS give to their holders (i.e., IFC, DEG and/or Proparco) a return in excess of their respective Required Return, and if the Company does not effect a buy back in accordance with Article 9A.2, then after a period of 15 (fifteen) Business Days from the conversion of the CCDs and/or Proparco CCPS, as applicable, the Sponsors, Helion and FC, in their discretion shall have the option (“Call Option”), but not the obligation, to require IFC, DEG and/or Proparco, who have received a return in excess of its Required Return (“Call Option Seller(s)”), to sell to them (on a pro rata basis based on the shareholding of the Sponsors, FC and Helion in the Company on a Fully Diluted Basis at that time) such number of Equity Shares (“Option Shares”) as is required to reduce Call Option Seller’s shareholding to such percentage as is adequate to give the Call Option Seller its respective Required Return. It is clarified that the right of Sponsors, Helion and FC to exercise the Call Option in accordance with this Article 6.7 is several and may be exercised at the individual discretion of each of Sponsor, Helion or FC. It is further clarified that determination of return received by the Call

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Option Sellers under this Article 6.7.1 shall be based on the Equity Shares received by them on conversion of the CCDs or Proparco CCPS, as the case may be, and the value at which such Equity Shares are issued on the conversion of such CCDs or Proparco CCPS.

For the purposes of the above conversion, the Shareholders shall rely on a valuation of the Company done in accordance with paragraph 4.2(i)(b) of Schedule E, Schedule H, Schedule I, Schedule J, Schedule R and Schedule T of the Shareholders Agreement, as applicable. The transfer of the Option Shares pursuant to the Call Option shall be at the lowest price permissible under Law (“Call Option Price”). The Call Option shall be exercised by the Sponsors, Helion and FC in accordance with the procedure set out in Article 6.7.2.

6.7.2	The Sponsors, Helion and FC shall exercise the Call Option by providing the Call Option Seller a written notice (“Call Option Notice”) of their intention to exercise the Call Option, within 15 (fifteen) Business Days from the expiry of the 15 Business Days period mentioned in Article 6.7.1. The Call Option Notice shall set out the number of Option Shares (on a pro rata basis) to be sold by the Call Option Seller to the Sponsor, Helion and FC, the sale price for each Option Share and the date (“Settlement Date”) on which the Call Option Seller shall sell the Option Shares.

6.7.3	The issuance of the Call Option Notice shall constitute a valid and binding agreement between the Call Option Seller and the Sponsor, Helion and FC for the purchase by the Sponsor, Helion and FC of the Option Shares as mentioned in the Call Option Notice. On the Settlement Date, the Call Option Seller shall sell the Option Shares to the Sponsor, Helion and FC by delivery of the certificates representing the Option Shares (free and clear from all Encumbrances), together with duly executed forms of transfer in respect of the Option Shares to the Sponsor, Helion and FC and the Sponsor, Helion and FC shall purchase the Option Shares from the Call Option Seller and pay therefore in full, the applicable Call Option Price.

6.7.4	If a Sponsor or either of Helion and FC: (a) does not exercise its Call Option within the period set forth above; or (b) exercises its Call Option but does not consummate the purchase of the Option Shares on the Settlement Date, then the other Sponsors and either of Helion and FC shall be entitled to purchase (on a pro rata basis) on the terms and conditions set out in this Article 6.7, the balance Option Shares.

6.7.5	For the avoidance of doubt, upon the completion of the sale of the Option Shares, the Call Option Sellers shall relinquish, and shall no longer be entitled to any dividends, profits, retained earnings of the Company or similar rights that are attached to the Option Shares so transferred to the Sponsor, Helion and FC (as the case may be) pursuant to the Call Option.

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6.7.6	For the purposes of this Article 6.7, the entitled returns of the holders of Equity Securities shall be calculated in INR terms by taking investment amounts in Equity Securities in INR terms.

6.8	For the avoidance of doubt, it is also clarified that nothing contained in Article 6.6 and Article 6.7:

(a)	shall be construed as imposing any restrictions on the transferability of Equity Securities held by Helion and FC which shall continue to remain freely transferable in accordance with this Constitution; and

(b)	shall be construed as otherwise affecting any of the terms of the Series A CCPS or Series B CCPS, Series C CCPS, Series D CCPS, Series F CCPS and Series H CCPS and Series I CCPS as contained in Schedule C, Schedule D, Schedule F, Schedule G and Schedule S and Schedule U of the Shareholders Agreement and Schedule I of the GIF Subscription Agreement - 2, respectively except to the extent specified in the Shareholders Agreement.

It is further clarified that the restrictions on transfer under Article 6.3 shall not apply on the transfer of Equity Shares pursuant to Article 6.6, Article 6.7, and Article 6.10.

6.9	Notwithstanding anything to the contrary contained herein, the Shareholders agree that calculation of the Series F Liquidation Price, CCPS Liquidation Price or the Series A Liquidation Price will be done taking into account the Series F CCPS, Series B CCPS, Series C CCPS, Series D CCPS and Series A CCPS, respectively, held by Helion and FC prior to the exercise of the Deficit Call Option and the Call Option under Article 6.6 and Article 6.7.

Subject to the Act and to such of the restrictions contained in this Constitution as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common, or in any other form which the Board may approve from time to time.

6.10	Drag Right of GIF

6.10.1	Upon the occurrence of the events mentioned in Article 6.12.1, GIF shall have the right, to require the Sponsors and the other Investors (“Dragged Shareholders”) to sell the Equity Securities held by them, which together with all the Equity Securities held by GIF would constitute at least 70% (seventy per cent) or more of the share capital of the Company on a Fully Diluted Basis (“Exit Dragged Securities”) to any Person as part of a sale transaction along with the Equity Securities held by GIF (“Exit Drag Purchaser”). This right may be exercised by GIF by the issuance of a written notice to the Sponsors and the other Investors (“Required Transfer Notice”) and shall not require the consent of the other Parties (other than IFC whose prior written consent shall be required).

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Provided that, the exercise of this right by GIF shall be subject to and effective upon the Company and the Sponsors obtaining all necessary consents required to transfer the Equity Securities held by the Sponsors including any consents required from the lenders of the Company and/or Subsidiaries in relation to any credit facilities obtained by the Subsidiaries. Provided further that, pending such necessary consents for the sale of Equity Securities held by the Sponsors, GIF shall have the right to exercise its drag right under this Article 6.10.1 to cause the sale of the Equity Securities held by the other Investors, and thereafter, on obtaining the required consents for the sale of Equity Securities held by the Sponsors, cause the Sponsors to sell the Equity Securities held by them. The Sponsors and the Company shall procure all such consents required for the exercise of rights by GIF in this Article 6.10.1 in a timely manner. If the Sponsors or the Company fail to obtain the required consents for GIF to exercise its rights in accordance with this Article 6.10.1 in a timely manner, GIF shall be authorized to represent the Sponsors and/or Company to obtain such consents and the Sponsors and/or Company shall do all such acts and deeds as may be reasonably required by GIF to obtain such consents.

The Required Transfer Notice shall describe in reasonable detail the proposed sale/Transfer, including but not limited to the number and type of Equity Securities to be transferred, the consideration to be paid by the Exit Drag Purchaser, other material terms and conditions proposed by the Exit Drag Purchaser in respect of the sale/Transfer, and the name and address of the Exit Drag Purchaser, accompanied, if available, by a draft share purchase agreement or other information reasonably requested by the Dragged Shareholders. The Dragged Shareholders upon receipt of the Required Transfer Notice from GIF shall be bound to sell the Exit Dragged Securities as indicated by GIF in the Required Transfer Notice to the Exit Drag Purchaser, provided that GIF is selling its entire shareholding to such Exit Drag Purchaser.

The Dragged Shareholders (other than the Sponsors) shall not be required to make any representation or warranty to the Exit Drag Purchaser, other than as to good title to the Exit Dragged Securities, absence of liens with respect to the Exit Dragged Securities, customary representations and warranties concerning the relevant Investors’ power and authority to undertake the proposed Transfer.

GIF shall cause the sale of the Exit Dragged Securities to the Exit Drag Purchaser within a period of 120 (one hundred twenty) Business Days from the date of the issue of the Required Transfer Notice to Transfer, upon the terms and conditions (including consideration for the Transfer) specified in the Required Transfer Notice. If GIF does not complete the Transfer within such period, any proposed subsequent Transfer by them of some or all of the Equity Securities originally proposed to be transferred shall again be subject to the provisions of this Article 6.10.

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For the avoidance of doubt, it is hereby clarified that the transfer restrictions under Article 6.3 (Transfer by the Investors) shall not apply to the sale of Equity Securities pursuant to this Article 6.10.

6.10.2	The Parties agree that the Exit Drag Purchaser shall purchase the Exit Dragged Securities in the following order of priority:

(i)	firstly, it shall purchase the IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS on a pro rata basis;

(ii)	secondly, it shall purchase the Series H CCPS and the Series I CCPS on a pro rata basis;

(iii)	thirdly, it shall purchase the Series F CCPS on a pro rata basis;

(iv)	fourthly, it shall purchase the Series B CCPS, Series C CCPS and Series D CCPS on a pro rata basis;

(v)	fifthly, it shall purchase the Series A CCPS from Helion and FC on a pro rata basis; and

(vi)	lastly, upon purchase of IFC CCDs, IFC II CCDs, IFC III CCDs, the DEG CCDs, Proparco CCPS, the Series H CCPS, the Series I CCPS, the Series F CCPS, the Series B CCPS, the Series C CCPS, the Series D CCPS and the Series A CCPS in accordance with the terms of this Article, it shall acquire the Equity Securities from the Sponsors and other Equity Securities issued by the Company that have not been mentioned above, on a pro rata basis.

6.10.3	The Parties agree that the proceeds from the sale of the Exit Dragged Securities to the Exit Drag Purchaser shall be distributed in the following manner:

(i)	firstly, the holders of IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS shall be entitled to receive in preference to the holders of other Equity Securities amounts up to their Senior Liquidation Price, in pro rata proportion to the amount due to them in this sub-article (i);

(ii)	secondly, the holders of the Series H CCPS and the Series I CCPS, shall be entitled to receive in preference to the holders of the other Equity Securities (other than IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs and Proparco CCPS), amounts up to the Series H Liquidation Price and the Series I Liquidation Price respectively, in pro rata proportion to the amount due to them in this sub-article (ii);

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(iii)	thirdly, the holders of the Series F CCPS, shall be entitled to receive in preference to the holders of the other Equity Securities (other than IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs, Proparco CCPS, Series H CCPS and Series I CCPS), amounts up to the Series F Liquidation Price, in pro rata proportion to the amount due to them in this sub-article (iii);

(iv)	fourthly, the holders of Series B CCPS, Series C CCPS and Series D CCPS shall be entitled to receive in preference to the holders of Series A CCPS and other Equity Securities issued by the Company (other than IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs, Proparco CCPS, Series H CCPS, Series I CCPS and Series F CCPS) amounts up to their Applicable Liquidation Price, in pro rata proportion to the amount due to them in this sub-article (iv); and

(v)	fifthly, the holders of Series A CCPS shall be entitled to receive in preference to the holders of Equity Securities issued by the Company (except IFC CCDs, IFC II CCDs, IFC III CCDs, DEG CCDs, Proparco CCPS, Series H CCPS, Series I CCPS, Series F CCPS, Series B CCPS, Series C CCPS and Series D CCPS) amounts up to their Applicable Liquidation Price. For the purpose of clarification, upon payment of the Applicable Liquidation Price as stated in this Article 6.10.3, the holders of the CCDs and Proparco CCPS shall not be entitled to any other amount from the balance proceeds available for distribution.

6.10.4	To the extent that proceeds on sale of Equity Securities of the Company are inadequate to comply with the provisions of Article 6.10.2 and Article 6.10.3, the total amount received and/or realised shall be used in same priority first: to pay the holders of CCDs and Proparco CCPS (pro rata to the amounts due to them), then second: to pay the holders of the Series H CCPS and the Series I CCPS (pro rata to the amounts due to them), then third: to pay the holders of the Series F CCPS (pro rata to the amounts due to them), then fourth: to pay the holders of the Series B CCPS, Series C CCPS and Series D CCPS and finally to pay the holders of Series A CCPS.

It is clarified that if any Equity Securities are not sold to the Exit Drag Purchaser and/or does not form part of Exit Dragged Securities, then the holders of such Equity Securities shall not be entitled to distribution in accordance with this Article 6.10.

6.10.5	Subject to Article 6.10.6 and Article 6.10.7 below:

(i)	to the extent there are additional proceeds available for distribution after payment to the holders of CCDs, Proparco CCPS and then Series H CCPS and Series I CCPS and then Series F CCPS and then the Series B CCPS, Series C CCPS and Series D CCPS and then Series A CCPS in accordance with Article 6.10.3 above, the holders of Equity Shares will share pro rata in the distribution of such remaining proceeds; and

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(ii)	upon receipt by the holders of CCDs, Proparco CCPS, Series H CCPS, Series I CCPS, Series B CCPS, Series C CCPS, Series D CCPS and Series A CCPS of their full entitlement in accordance with Article 6.10.3 above, such holders shall not be entitled to participate or claim a share in such additional proceeds available for distribution.

6.10.6	In case:

(i)	at least one of the Series A CCPS, Series B CCPS, Series C CCPS or Series D CCPS are converted into Equity Shares of the Company (other than for receiving their respective entitlement in the manner provided in Article 6.10.3; and

(ii)	there are additional proceeds available for distribution after payment to the holders of CCDs, Proparco CCPS, Series H CCPS, Series I CCPS, Series F CCPS, Series B CCPS, Series C CCPS, Series D CCPS and Series A CCPS in the manner provided in Article 6.10.3, then the holders of Series F CCPS and the holders of Equity Shares will share pro rata in the distribution of remaining proceeds.

Notwithstanding the above, the holders of Series F CCPS shall be entitled to an amount not more than the Series F Participation under this Article 6.10.6. It is clarified that the holders of Series F CCPS shall, in no event, be entitled to receive an amount in excess of 150% (one hundred and fifty percent) of the Series F Investment Amount plus the Series F Participation.

6.10.7	Upon the exercise of the drag right by GIF pursuant to this Article 6.10:

(i)	if all or some of the Series B CCPS or Series D CCPS are converted into Equity Shares of the Company (other than for receiving their respective entitlement in the manner provided in Article 6.10.3) on or immediately prior to the exercise of the drag right by GIF, in order to participate pro rata to their shareholding on an As If Converted Basis in the proceeds available from the sale of Equity Securities to the Exit Drag Purchaser; and

(ii)	if the holders of Series F CCPS have not converted their respective Series F CCPS into Equity Shares (or have converted their respective Series F CCPS into Equity Shares for receiving their respective entitlement in the manner provided in Article 6.10.3) and have exercised their right to the Series F Participation, pursuant to exercise of which, amounts to be received by IFC (with respect to Series B CCPS and Series D CCPS held by it that have been converted into Equity Shares, other than for receiving their respective entitlement in the manner provided in Article 6.10.3) from the proceeds available from the sale of Equity Securities to the Exit Drag Purchaser is less than the amounts IFC would have otherwise received (with respect to Series B CCPS and Series D CCPS held by it that have been converted into Equity Shares other than for receiving their share of the proceeds available from the sale of Equity Securities to the Exit Drag Purchaser), if the holders of Series F CCPS had not exercised the right of Series F Participation (the difference of such amount hereinafter referred to as the “Exit IFC Differential Amount”),

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then, the Sponsors shall through a suitable mechanism (as agreed upon with IFC) ensure that IFC receives the Exit IFC Differential Amount simultaneously with the amounts received by the holders of Series F CCPS pursuant to Series F Participation.

6.10.8	The Parties agree that they shall enter into necessary documents with the Exit Drag Purchaser in order to comply with the provisions of this Article 6.10.

6.10.9	For the avoidance of doubt, it is hereby clarified that the Equity Shares of the Company held by the Investors pursuant to the conversion of the Share Equivalents held by them, shall be treated at par with the remaining Equity Shares of the Company for the purposes of this Article 6.10 and such Equity Shares shall not be entitled to preference in Article 6.10.3; save and except where the Share Equivalents are converted into Equity Shares of the Company on or immediately prior to and only in connection with GIF exercising its right under this Article 6.10, in which case, notwithstanding anything to the contrary contained herein, the Equity Shares issued to the holder of the Share Equivalents will be entitled to priority in terms of payment and sale in the like manner as the respective Share Equivalents that were converted into such Equity Shares, as set out in this Article 6.10.

6.10.10	For the purpose of this Article 6.10, the ‘Required Return’ for the purposes of determining the ‘Liquidation Price’ payable to IFC and DEG for their respective CCDs and to Proparco for its Proparco CCPS (to the extent not redeemed) pursuant to the exercise of the right by GIF under this Article 6.10 shall be as follows:

(i)	In the event the sale proceeds that the holders of the Equity Shares, the Series A CCPS, Series B CCPS, Series C CCPS, Series D CCPS, Series E CCPS, Series F CCPS, Series G CCPS, Series H CCPS and Series I CCPS, which are being sold to the Exit Drag Purchaser pursuant to this Article 6.10, receive from the sale of their Equity Securities pursuant to this Article 6.10 plus the accrued value of outstanding CCDs are less than USD 160,000,000 (United States Dollar One Hundred and Sixty Million) in aggregate:

Equity Security	IRR
IFC Required Return	18%
IFC II Required Return	16%
IFC III Required Return	16%
DEG Required Return	16%
Proparco Required Return-1	15%
Proparco Required Return-2	16%

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(ii)	In the event the sale proceeds that the holders of the Equity Shares, the Series A CCPS, Series B CCPS, Series C CCPS, Series D CCPS, Series E CCPS, Series F CCPS, Series G CCPS, Series H CCPS and Series I CCPS, which are being sold to the Exit Drag Purchaser pursuant to this Article 6.10, receive from the sale of their Equity Securities pursuant to this Article 6.10 plus the accrued value of outstanding CCDs are equal to or exceed USD 160,000,000 (United States Dollar One Hundred and Sixty Million) in aggregate:

Equity Security	IRR
IFC Required Return	20%
IFC II Required Return	18.4%
IFC III Required Return	18.4%
DEG Required Return	18.4%
Proparco Required Return-1	18.4%
Proparco Required Return-2	18.4%

6.10.11	For the purposes of this Article 6.10, the entitled amounts of the holders of Equity Securities shall be calculated in INR terms by taking investment amounts in Equity Securities in INR terms. However, at the time of payment of amounts to the holders of Equity Securities, the INR entitled amounts arrived at shall be converted into USD amount by applying the reference rate of the Reserve Bank of India for USD-INR conversion as on the date on which such payment is effected and the payment shall thereupon be made in USD amounts. The above mentioned provision of this Article 6.10.10 shall not apply in relation to Series H CCPS and Series I CCPS, and the calculation of entitled return and payment thereof to the holders of Series H CCPS and Series I CCPS shall be in USD terms.

6.11	Asset Sale Right of GIF:

6.11.1.	Upon the occurrence of the events mentioned in Article 6.12.1, GIF shall have the right, without requiring any consent from the other Parties (other than IFC), to require the Company and the Sponsors to cause the sale of at least 70% (seventy per cent) or more in value of the Company’s and/or the Subsidiaries’ Assets taken cumulatively (“Exit Dragged Assets”) to the Exit Drag Purchaser by issuing a written notice (“Required Sale Notice”) to the Company, the Sponsors and the other Investors.

Upon receipt of the Required Sale Notice from GIF:

i.	the Company and the Sponsors shall take all such actions, including voting the Equity Securities held by them in the Company and/or any of the Company’s Subsidiaries (as may be relevant), and causing the directors appointed by it to the Board or the board of directors of any of the Company’s Subsidiaries to implement, give effect to and cause the sale of the Exit Dragged Assets to the Exit Drag Purchaser in accordance with the provisions of this Article 6.11 as soon as practicable but no later than 120 (one hundred twenty) Business Days (which may be extended by GIF with IFC’s consent in writing at its sole discretion) from the date of receipt of GIF’s confirmation; and

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ii.	the other Investors shall take all actions and to do all things necessary including providing consent, voting at any general meeting of the Shareholders and causing the directors appointed by it to the Board to implement and give effect to the provisions of this Article 6.11. IFC’s obligations under this Article 6.11 are subject to it providing its consent to GIF for the sale of the Exit Dragged Assets in terms of Article 6.12.2.

Provided that, the rights by GIF under this Article 6.11 shall be subject to and effective upon the Company and the Sponsors obtaining all necessary consents required including from the lenders of the Company (as applicable) and lenders of the Subsidiaries in relation to any credit facilities obtained by them. The Sponsors and the Company shall procure all such consents required for the exercise of rights by GIF in this Article 6.11.1 in a timely manner. If the Sponsors or the Company fail to procure any of the required consents for GIF to exercise its rights in accordance with this Article 6.11 in a timely manner, GIF shall be authorized to represent the Sponsors and/or Company to obtain such consents and the Sponsors and/or Company shall do all such acts and deeds as may be reasonably required by GIF to obtain such consents.

Upon the completion of sale of the Exit Dragged Assets and receipt of the proceeds thereof, the Company shall immediately but no later than 3 (three) Business Days from the date thereof issue a written notice to all the Investors providing all the relevant details including the details of the Exit Dragged Assets and the amounts recovered from their sale.

6.11.2.	Upon receipt of the notice from the Company pursuant to Article 6.11.1 above, GIF shall issue a written notice to the Company and the Sponsors with a copy marked to the other Investors specifying one of the following means through which the proceeds realized from the sale of the Exit Dragged Assets will be utilized to provide an exit to GIF:

(a)	pursuant to the Liquidation Event B in accordance with Article 4 of these Articles; or

(b)	by way of buy-back of the Equity Securities in accordance with this Article 6.11.3 below.

It is clarified that the transfer of Exit Dragged Assets pursuant to this Article 6.11 shall not require consent of the other Investors except for prior written consent from IFC.

6.11.3.	If GIF requires its exit to be provided by way of buy-back of the Equity Securities of the Company held by them, then the proceeds from the sale of the Exit Dragged Assets shall be used to cause buy back of the Equity Securities of the Company in the following manner.

(a)	Each of the Investors shall have an opportunity to participate in the buy-back and require the Company to use the proceeds from such sale to buy back all or part of the Equity Securities held by such Investor (“Exit Buy Back Option”).

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(b)	Upon any of the Investors notifying the Company in writing (“Exit Buy Back Notice”) of its decision to exercise the Exit Buy Back Option in accordance with the preceding paragraph, the Company shall within 3 (three) Business Days of receipt of the Exit Buy Back Notice inform all the other Investors about the exercise of Exit Buy Back Option and provide a copy of the Exit Buy Back Notice to them (“Exit Buy Back Intimation”). The Company shall initiate the process of buy back of the Equity Securities after the completion of 30 (thirty) Business Days from the date of the Exit Buy Back Intimation (“Exit Buy Back Start Date”), which date in any event shall not be later than 33 (thirty-three) Business Days from the receipt of the Exit Buy Back Notice by the Company. The Company shall consider all the Exit Buy Back Notices delivered by the Investors before the Exit Buy Back Start Date for initiating the process of buy back of the Equity Securities.

(c)	The Company shall be obligated to buy back from such Investors who have exercised the Exit Buy Back Option the maximum number of Equity Securities as specified by such Investors in the Exit Buy Back Notice that the Company is permitted to buy back in accordance with applicable Law within the Exit Buy-Back Period (as defined below), and if not permitted by applicable Law to buy back in that period, the Company shall conduct the buyback as and when permitted by applicable Law (from time to time) to the maximum extent permissible till all the Equity Securities specified by the Investors in the Exit Buy Back Notice have been bought back in accordance with this Article 6.11.3.

The ‘Exit Buy-Back Period’ shall mean a period of 30 (thirty) days from the date of the Exit Buy Back Start Date, and for buy back of residual Equity Securities after the first mentioned Exit Buy-Back Period, within a period of 30 (thirty) days starting from the time the Company becomes eligible or entitled to buy-back the Equity Securities. It is clarified that, if the Company is not permitted to buy back within a period of 30 (thirty) days from the date of the Exit Buy Back Start Date due to any reason, including the Company not having satisfied the financial tests as required by applicable Law for the buyback of shares, then the Company shall undertake such buy-back in the succeeding Exit Buy-Back Periods as permitted by applicable Law, along with the buy-back pursuant to Exit Buy Back Options exercised by any other Investor.

(d)	It is agreed that subject to compliance with the applicable Law, the buyback of the CCDs may be implemented by the Company by way of redemption of the CCDs for the amounts and preference as set out in this Article 6.11.3, and all provisions of this Article 6.11.3 shall apply mutatis mutandis to such redemption as are applicable to the buyback of Equity Securities.

(e)

Notwithstanding anything contained in the Transaction Documents, if required by applicable Law, any Investor exercising its Exit Buy Back Option under this Article shall convert the Equity Securities held by it into Equity Shares of the Company in accordance with Schedule C to Schedule J and Schedule R, Schedule S, Schedule T, Schedule U of the Shareholders Agreement and Schedule I of the GIF Subscription Agreement -2 prior to the actual buy-back, and the Company shall take all such steps to ensure such conversion. For the avoidance of doubt, it is hereby clarified that Equity Shares of the Company held by IFC, DEG and/or Proparco pursuant to the conversion of the CCDs and Proparco CCPS shall be treated at par with the remaining Equity Shares of the Company for the purposes of this Article 6.11.3, save and except where the CCDs and Proparco CCPS are converted into Equity Shares of the Company on or immediately prior to and only in connection with IFC, DEG and/or Proparco

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exercising its Exit Buy Back Option under this Article, in which case, notwithstanding anything to the contrary contained herein, the Equity Shares issued to the holder of the CCDs and Proparco CCPS will be entitled to priority in terms of payment in the like manner as the CCDs and Proparco CCPS, as set out in Article 6.11.3(f).

(f)	The Exit Buy Back Option shall be exercised in accordance with, and subject to, applicable Laws. In the event that all the Equity Securities (including Equity Shares issued upon conversion of the Equity Securities) as specified by the Investors cannot be bought back by the Company due to operation of Law (including the Act), and if on the date of the Exit Buy Back Notice, the number of Equity Securities that can be bought back by the Company is less than the number of Equity Securities that are required by the Investors to be bought back, the Company undertakes to effect a buy back in accordance with Article 6.11.3(h).

(g)	In the event that the buy-back is effected under this Article 6.11.3: (i) the Parties agree that they shall honour the buy-back preferences under Article 6.11.3(h) and to the extent necessary to honour the provisions of Article 6.11.3(h), they shall not tender their Equity Securities for buy-back nor shall they raise any objection to the Company accepting the tender by the other Investors of the Equity Securities held by them under such Exit Buy Back Option; and (ii) the Sponsors undertake that they shall not tender their Equity Securities for buy-back nor shall they raise any objection to the Company accepting the tender by the Investors of the Equity Securities held by them under such Exit Buy Back Option.

(h)	Buy-Back Preferences

(i)	Buy back of CCDs and Proparco CCPS

The Company shall first buy back all the CCDs and Proparco CCPS for an amount equal to their respective Senior Liquidation Price plus any accrued and unpaid interest, within the Exit Buy Back Period, in pro rata proportion to the amount due to them in this Article 6.11.3(h)(i).

(ii)	Buy back of Series H CCPS and Series I CCPS

After buying back all of CCDs and Proparco CCPS in accordance with Article 6.11.3(h)(i) above, the Company will buy-back all Series H CCPS and the Series I CCPS for an amount that provides the holders of the Series H CCPS and Series I CCPS an amount equal to their respective Liquidation Price plus any accrued and unpaid dividends thereon, within the Exit Buy Back Period, in pro rata proportion to the amounts due to the holders of the Series H CCPS and the Series I CCPS under this Article 6.11.3(h)(ii).

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(iii)	Buy back of Series F CCPS

After buying back all of: (i) CCDs and Proparco CCPS in accordance with Article 6.11.3(h)(i) above; and (ii) Series H CCPS and Series I CCPS in accordance with Article 6.11.3(h)(ii) above, the Company will buy back such number of Series F CCPS for an amount that provides the holders of the Series F CCPS an amount equal to 150% (one hundred and fifty percent) of the Series F Investment Amount, plus any accrued and unpaid dividends thereon, within the Exit Buy Back Period, in pro rata proportion to the amounts due to the holders of the Series F CCPS under this Article 6.11.3(h)(iii).

The number of Series F CCPS to be bought back under this Article 6.11.3(h)(iii) shall be such that after the buy-back in accordance with this Article 6.11.3(h)(iii), the holders of the Series F CCPS are left with such number of Series F CCPS as will be required by them to receive amounts pursuant to Article 6.11.3(h)(vi).

(iv)	Buy back of Series B CCPS/ Series C CCPS/ Series D CCPS

After buying back all of (i) CCDs and Proparco CCPS in accordance with Article 6.11.3(h)(i) above; (ii) Series H CCPS and Series I CCPS in accordance with Article 6.11.3(h)(ii) above; and (iii) Series F CCPS in accordance with Article 6.11.3(h)(iii) above, the Company will buy back all Series B CCPS, Series C CCPS and Series D CCPS for an amount that is equal to 200% (two hundred per cent) of the Series B Investment Amount, Series C Investment Amount and Series D Investment Amount, as applicable, plus any accrued and unpaid dividends, within the Exit Buy Back Period, in pro rata proportion to the amounts due to them in this Article 6.11.3(h)(iv).

(v)	Buy back of Series A CCPS

After buying back all the Equity Securities in accordance with Article 6.11.3(h) (i), (ii), (iii) and (iv) above, the Company will buy back all Series A CCPS for an amount equal to 140% (one hundred and forty per cent) of the Series A Investment Amount plus any accrued and unpaid dividends, within the Buy Back Period, in pro rata proportion to the amounts due to them in this Article 6.11.3(h)(v).

(vi)	Buy Back of remaining Shares

After honouring the buy-back preferences under Article 6.11.3(h) (i), (ii), (iii), (iv) and (v) above, the Company may buy back Equity Shares of the Company, in a manner such that the holders of the outstanding Series F CCPS are entitled to participate in the buy-back pro rata along with the holders of other Equity Shares. Notwithstanding the foregoing, the holders of Series F CCPS shall be entitled to an amount not more than the Series F Participation pursuant to the buy back in this Article 6.11.3(h)(vi). It is clarified that the number of Equity Shares that the outstanding Series F CCPS shall be converted into for the purpose of this Article 6.11.3(h)(vi) shall be determined such that the holders of the outstanding Series F CCPS do not receive any amount in excess of Series F Participation. The Company shall not buy-back Equity Shares under this Article 6.11.3(h)(vi) from any holder of Equity Shares unless such buy back provides an opportunity to the holders of Series F CCPS to receive their Series F Participation as set out above.

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Upon exercise of the Exit Buy Back Option in accordance with Article 6.11.3 above:

(i)	if all or some of the Series B CCPS or Series D CCPS are converted into Equity Shares of the Company (other than for receiving their respective entitlement in the manner provided in Article 6.11.3(h)) on or immediately prior to the exercise of the Exit Buy-Back Option under Article 6.11.3(h); and

(ii)	if the holders of Series F CCPS have not converted their respective Series F CCPS into Equity Shares (or have converted their respective Series F CCPS into Equity Shares for receiving their respective entitlement in the manner provided in Article 6.11.3(h)) and have exercised their right to the Series F Participation, pursuant to exercise of which, amounts to be received by IFC (with respect to Series B CCPS and Series D CCPS held by it that have been converted into Equity Shares, other than for receiving their respective entitlement in the manner provided in Article 6.11.3(h)) from the proceeds available from the exercise of the Exit Buy Back Option is less than the amounts IFC would have otherwise received (with respect to Series B CCPS and Series D CCPS held by it that have been converted into Equity Shares other than for receiving their share in the proceeds available from the buy-back of Equity Securities) if the holders of Series F CCPS had not exercised the right of Series F Participation (the difference of such amount hereinafter referred to as the “Exit Buy-Back Differential Amount”), then, the Sponsors shall through a suitable mechanism (as agreed upon with IFC) ensure that IFC receives the Exit Buy-Back Differential Amount simultaneously with the amounts received by the holders of Series F CCPS pursuant to Series F Participation.

(i)	After all the payments have been made in accordance with Article 6.11.3(h)(i), (ii), (iii), (iv), (v) and (vi) above, the Investors shall have no right whatsoever in respect to any proceeds remaining with the Company. However, nothing contained in the preceding sentence shall restrict the rights available to the Investors under the applicable Law, including a right to claim damages for breach of the Transaction Documents.

(j)	For the purpose of this Article 6.11, the ‘Required Return’ for the purposes of determining the ‘Liquidation Price’ payable to IFC and DEG with respect to their respective CCDs and to Proparco with respect to its Proparco CCPS pursuant to the exercise of the right by GIF under this Article 6.11 shall be as follows:

a.	In the event that the Adjusted Equity Proceeds on the sale of the Exit Dragged Assets pursuant to this Article 6.11 (Asset Sale Right of GIF) is less than USD 160,000,000 (United States Dollar One Hundred and Sixty Million):

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Equity Security	IRR
IFC Required Return	18%
IFC II Required Return	16%
IFC III Required Return	16%
DEG Required Return	16%
Proparco Required Return-1	15%
Proparco Required Return-2	16%

b.	In the event that the Adjusted Equity Proceeds on the sale of the Exit Dragged Assets pursuant this Article 6.11 (Asset Sale Right of GIF) are equal to or exceed USD 160,000,000 (United States Dollar One Hundred and Sixty Million):

Equity Security	IRR
IFC Required Return	20%
IFC II Required Return	18.4%
IFC III Required Return	18.4%
DEG Required Return	18.4%
Proparco Required Return-1	18.4%
Proparco Required Return-2	18.4%

For the purposes of this Article 6.11(j), the term “Adjusted Equity Proceeds” shall mean an amount equal to the proceeds from the sale of the Exit Dragged Assets pursuant to this Article 6.11 (Asset Sale Right of GIF) less total debt of the Company (excluding amounts accrued and outstanding towards CCDs and Proparco CCPS) plus cash available with the Company, as determined on a consolidated basis in accordance with the generally accepted accounting principles as currently followed by the Company.

(k)	For the purposes of this Article 6.11, the entitled amounts of the holders of Equity Securities shall be calculated in INR terms by taking investment amounts in Equity Securities in INR terms. However, at the time of payment of amounts to the holders of Equity Securities, the INR entitled amounts arrived at shall be converted into USD amount by applying the reference rate of the Reserve Bank of India for USD-INR conversion as on the date on which such payment is effected and the payment shall thereupon be made in USD amounts. Nothing contained in this Article 6.11 shall apply in relation to Series H CCPS and Series I CCPS, and the calculation of entitled return and payment thereof to the holders of Series H CCPS and Series I CCPS shall be in USD terms.

6.12	Obligation of the Parties in relation to GIF’s right:

6.12.1	The right under Article 6.10 and Article 6.11 shall be available to GIF if the Company fails to obtain new investment of at least USD 100,000,000 (United States Dollar Hundred Million) by way of a QIPO or by issue of Equity Securities of the Company to any Person, including Caisse de dépôt et placement du Québec, before the expiry of 24 (twenty four) months from the date of subscription of Series I CCPS by GIF, provided however that, this shall not include any proceeds received by the Investors pursuant to any Transfer of Equity Securities held by the Investors and/or any investments made by any Person directly in any Subsidiary of the Company developing and/or operating solar power projects. Notwithstanding anything contained herein above, it is clarified that GIF shall be entitled to exercise this right to secure an exit for the entire shareholding of GIF in the Company and not for a part of it.

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In the event the Company obtains new investment of USD 100,000,000 (United States Dollar Hundred Million), whether in a single transaction or a series of transactions, before the expiry of 24 (twenty-four) months from the date of subscription of Series I CCPS by GIF in accordance with this Article 6.12.1, GIF’s rights under Article 6.10 and Article 6.11 shall fall away with immediate effect.

6.12.2	Notwithstanding anything contained herein, the right under Article 6.10 and Article 6.11 shall be exercisable by GIF subject to receipt of prior written consent from IFC.

6.12.3	It is hereby clarified that:

(i)	GIF’s drag right and asset sale right under Article 6.10 and 6.11 may be assigned or transferred by GIF at its sole discretion to any Person to whom GIF transfers any of Equity Securities held by it in accordance with the provisions of this Aticle, provided that: (i) as long as GIF continues to hold any Equity Securities, GIF’s drag right and asset sale right under Article 6.10 and 6.11 shall only be exercised by GIF; and (b) GIF’s rights under Article 6.10 and 6.11 can only be assigned or transferred by GIF to a Person to whom GIF transfers Equity Securities held by it in such a manner that these rights are exercisable at all times by no more than one Person; and

(ii)	IFC’s consent right in relation to GIF’s drag right and asset sale right under Article 6.10 and 6.11 may be assigned or transferred by IFC at its sole discretion to any Person to whom IFC transfers any of Equity Securities held by it in accordance with the provisions of this Article.

6.12.4	The Shareholders (other than IFC) agree that they hereby unconditionally give their consent that may be required in relation to any action that may be required or deemed necessary to be undertaken for the exercise of GIF’s rights in accordance with Article 6.10 and Article 6.11. Notwithstanding anything else herein contained including in Article 11.8, it is clarified that no action or consent of any Investor other than IFC (including without limitation any consent under Article 11.8 for undertaking the Liquidation Event B) and/or the Sponsors shall be required to be obtained by GIF for exercising any of its rights under Article 6.10 or Article 6.11.

6.12.5	On the exercise of drag right by GIF pursuant to Article 6.10 or Article 6.11:

(i)	all other Shareholders (other than IFC) and the Company shall ensure that they exercise their rights and undertake all such actions, including executing the power of attorneys or providing necessary authorizations and such other actions required to fulfil the requirements under applicable Laws, to fully and effectually implement the provisions of Article 6.10 and Article 6.11 (as may be relevant); and

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(ii)	the Company and the Sponsors shall obtain all authorizations including any third party or lender consent required in connection with the sale/Transfer of the Assets of the Company and/or the Subsidiaries pursuant to exercise by GIF of its rights under Article 6.10 and Article 6.11.

6.12.6	Any transaction costs, including transfer taxes and legal/accounting fees that may be incurred by the Company and/or GIF, in connection with the exercise of GIF’s right under: (a) Article 6.10 shall be borne by the Shareholders, who are selling their Equity Securities pursuant to Article 6.10, on a pro rata basis based on the consideration received by each such Shareholder; and (b) Article 6.11 shall be borne by the Company.

7.	QUALIFIED INITIAL PUBLIC OFFERING

7.1	The Company shall use its best endeavours, and the Sponsors undertake to cause the Company to make best endeavours to, conduct the QIPO, and to list the Equity Securities of the Company on a Relevant Market, on or prior to March 31, 2017 (“QIPO Due Date”), or such other date agreed to in writing by the Investors.

7.2	The Company shall not conduct an IPO other than any IPO approved by all Investors or the QIPO before the QIPO Due Date. Notwithstanding anything to the contrary contained in the foregoing provisions of this Article 7.1, the Investors shall jointly have the right to provide a notice to the Company requiring it to take necessary steps to undertake the QIPO or IPO of the Company, requiring the listing of the Equity Securities (as converted) held by the Investors, on the Relevant Market (the “Demand Notice”) within a period of 180 (one hundred and eighty) days from the date of the Demand Notice. If the Demand Notice is with respect to an IPO, the provisions of Article 7.3 to Article 7.10 shall mutatis mutandis apply with respect to such IPO, and reference to the term “QIPO” shall be construed as reference to the term “IPO”.

7.3	If requested by one or more Investors, the QIPO undertaken by the Company under this Article 7 shall be through an offer for sale, or a combination of a new issue and an offer for sale, of Equity Securities. In such a scenario: (i) the Investors may offer their respective shareholdings in the Company, on a pro rata basis calculated on a Fully Diluted Basis, and (ii) the Equity Securities offered by the Investors shall be offered for sale in the QIPO prior to the offer for any new Equity Shares to be issued by the Company in the QIPO. If the Investors offer their Equity Securities in any offer for sale, the Sponsors and the Company hereby confirm and undertake to do the following:

(a)	Ensure that the total offer of Equity Securities to the public shall constitute not less than such percentage (as prescribed under the prevalent rules and Laws) of the total post issue paid-up share capital to comply with the listing requirements of the Relevant Market;

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(b)	Provide all material information and ensure compliance with all applicable provisions under the guidelines, the listing agreement of the Relevant Market and other regulations existent at the time of the QIPO and subsequent listing of the Equity Securities of the Company for trading on a Relevant Market;

(c)	The Relevant Market(s) on which the Equity Securities offered by the Investors shall be listed, the timing, pricing, appointment of the lead manager, the underwriter and the appointment of an investment bank of international repute as book runner for the offering shall be mutually agreed amongst the Investors, the Sponsors and the Company; and

(d)	In the event of an offer for sale in which the Investors offer their Equity Securities, and subject to the Investors providing the Company with requisite authority, the Company agrees to indemnify and hold harmless the Investors for including their Equity Securities in such secondary offering, from and against losses caused by any untrue statement of a material fact contained in any statement or prospectus relating to such secondary offering, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses are caused by any such untrue statement or omission based upon information furnished in writing to the Company by or on behalf of the relevant Investor (seeking indemnity) expressly for use therein.

7.4	In the event that the Company undertakes the QIPO under this Article 7, the Sponsors undertake to provide such number of Equity Securities as may be required in addition to the Equity Securities held by the Investors to fulfil the mandatory minimum offer size requirement for achieving the QIPO and listing under applicable Laws. The Company shall obtain all consents and approvals from the Authority as may be necessary to complete the QIPO if the QIPO is to be undertaken under this Article 7.

7.5	If the Investors decide to offer up to 100% (one hundred per cent) of the Equity Securities held by them at the relevant time as part of the QIPO, subject to applicable Laws and the rules and regulations of the Relevant Market(s) on which the Equity Securities are listed pursuant to the QIPO, the Sponsors shall either not offer any Equity Securities for sale or offer for sale such further number of Equity Securities as may be required by applicable Laws to be offered to the public as a condition for obtaining listing on any Relevant Market. The Sponsors shall not withhold approval and shall do all acts and deeds as may be required to effectuate the QIPO and to allow the Investors to exercise their right to offer up to 100% (one hundred per cent) of the Equity Securities held by each of them.

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7.6	In case the Equity Securities offered by the Investors for sale through the QIPO exceed the number of Equity Securities that in the opinion of the merchant bankers/investment bankers to the issue are appropriate considering the market appetite and conditions, then the Investors agree to offer their Equity Securities for sale through the QIPO in the following ratio:

The number (and if this is not a whole number, such number rounded to the nearest whole number) obtained by multiplying the number of the Equity Securities of the Company on an Fully Diluted Basis that are to be offered as part of the QIPO by a fraction: (i) the numerator of which shall be the number of Equity Securities of the Company on a Fully Diluted Basis held by the Investor intending to offer its Equity Securities through the QIPO; and (ii) the denominator of which shall be the aggregate number of Equity Securities of the Company on a Fully Diluted Basis held by all the Investors.

7.7	The Sponsors shall do all the acts and deeds required to effectuate the QIPO and to allow the Investors to exercise their right to offer their Equity Securities, including without limitation, preparing and signing the relevant offer documents, conducting road shows, entering into such documents, providing all necessary information and documents necessary for preparing the offer document, obtaining such regulatory or other approvals and doing such further acts or deeds as may be necessary or are customary in transactions of such nature, or do all acts necessary to facilitate the Investors’ right to offer their Equity Securities.

7.8	Subject to applicable Laws, the Investors shall be entitled to freely Transfer up to all of the Equity Securities held by them subsequent to the occurrence of the QIPO and consequent listing of the Equity Securities.

7.9	Subject to applicable Laws, the Investors shall not be considered as a “promoter” of the Company or the issue, and the Equity Securities held by the Investors shall not be subject to any statutory lock-in restrictions with respect to the QIPO. In the event that any Equity Securities are to be made subject to any lock-in in connection with any QIPO, then the Sponsors shall offer their Equity Securities towards such lock-in.

7.10	All costs and expenses relating to the QIPO including statutory filing and registration fees, and fees for advisors and managers to the QIPO, shall be borne by the Company.

8.	REINSTATEMENT OF RIGHTS

8.1	In the event that:

(a)	The prospectus or the offer document is filed with the appropriate Authority or the Relevant Market, as applicable, in respect of any proposed QIPO or IPO (as applicable) and, in connection with such filing, such Authority or Relevant Market requires the alteration of the class of any of the Equity Securities held by the Investors and/or the rights attaching to any of the Equity Securities held by the Investors and/or the rights set out in the Shareholders Agreement (such alterations being, collectively, the “Conforming of Rights”); and

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(b)	Within 30 (thirty) days following the filing of the prospectus or offer document by the Company (the expiry of such thirty (30) day period, being referred to as the “Listing Date”, the QIPO or an IPO (as applicable) does not complete such that the entire issued, paid-up and subscribed share capital (other than Equity Shares that are agreed by the Investors to be subject to lock-in post QIPO/IPO) is admitted to trading on a Relevant Market by the expiry of the Listing Date, then the Investors shall be placed in the same position and shall have the same preferential and other rights, they had the benefit of, immediately prior to the Conforming of Rights, and the Company and the Sponsors shall undertake all necessary actions as may be required by the Investors to ensure that the Investors are placed in the same position, and possess the same preferential and other rights, they had the benefit of, immediately prior to the Conforming of Rights.

8.2	Notwithstanding anything provided in this Constitution, the Company and the Sponsors undertake and covenant to the Investors that they shall, within 10 (ten) Business Days of the Listing Date (if the QIPO or an IPO, as the case may be) has not completed by that date) or the earlier date on which the QIPO or an IPO, as the case may be is cancelled or discontinued, take all such actions and do all such things as may be requested by the Investors and/or otherwise required. The Sponsors and the Company undertake to enter into any contractual arrangements to restore the Investors’ respective rights to the rights they enjoyed or had the benefit of immediately prior to any Conforming of Rights and support all such decisions and actions, by exercising their respective voting and other rights, to ensure all the necessary, required or requested resolutions of the Board and the Shareholders of the Company, to effect the actions contemplated above, which steps shall include without limitation:

(a)	Conversion of the Company into a private limited company; and

(b)	The alteration of the Constitution to include all of the rights attaching to the Applicable Investor Securities immediately prior to the Conforming of Rights.

8.3

Subject to the Law, if the QIPO/IPO does not complete by the IPO Failure Date, each of IFC, DEG and Proparco shall have the unconditional right to require the Company by way of a written notice (“Swap Notice”) to buyback all or part of the CCDs and/or Proparco CCPS held by them and as a consideration for such buy back of CCDs and/or Proparco CCPS, transfer to IFC, DEG and/or Proparco CCPS (as the case may be) an equal number of compulsorily convertible debentures and/or compulsorily convertible preference shares of AZI that carry similar rights and preference in AZI (“AZI Securities”) as are carried by CCDs and/or

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Proparco CCPS in the Company that are being bought back. It is clarified that the no additional amounts or consideration (other than tendering their CCDs and/or Proparco CCPS in the buy back by the Company) shall be payable by IFC, DEG and/or Proparco for the purchase of AZI Securities as stated above. It is further clarified that the right under this Article 8.3 can be exercised by each of IFC, DEG and Proparco individually. On the receipt of the Swap Notice, the Company shall provide a copy to all Investors and Sponsors at the earliest possible, and shall ensure that the process of buy back of CCDs and/or Proparco CCPS and the transfer of AZI Securities as required by this Article 8.3 is completed within thirty (30) days of the receipt of the Swap Notice by the Company.

Notwithstanding the above, each of IFC and DEG shall also have unconditional right to exercise its rights under this Article 8.3 by delivering a Swap Notice to the Company at any time in case (a) the Parties hereto are not able to agree in writing by October 01, 2016 on a definitive plan for the buy-back or redemption of DEG CCDS, IFC II CCDs and IFC III CCDs to the satisfaction of its holders (“Definitive Plan”), or (b) the Company does not implement the buy-back or redemption of DEG CCDs and IFC II CCDs and IFC III CCDs in accordance with the Definitive Plan.

On the transfer of AZI Securities to IFC, DEG and/or Proparco (as the case may be), the Company, Sponsors and other Parties to the Shareholders Agreement shall ensure that IFC, DEG and/or Proparco are made parties to the AZI Shareholders Agreement, which shall be amended to provide IFC, DEG and/or Proparco with similar rights and preference in AZI as were available to them as holders of AZI Securities pursuant to the Existing AZI Shareholders Agreement. All cost and expenses incurred to give effect to this Article 8.3 shall be borne by the Company or AZI.

All Parties hereby unconditionally agree to execute such contractual arrangements and support all such decisions and actions, by exercising their respective voting and other rights, to ensure all the necessary, required or requested resolutions of the Board and the Shareholders of the Company, to effect the actions contemplated above.

9.	BUY-BACK OF EQUITY SECURITIES

9.1

Subject to applicable Law, any time after the expiry of QIPO Due Date, if the Company has not successfully conducted the QIPO, each of the Investors shall have option at its discretion to require the Company to buy back all or part of the Equity Securities held by such Investor in accordance with this Article 9 (the “Buy Back Option”). In addition to the above, at any time before the expiry of QIPO Due Date, (i) Proparco shall have the right to exercise the Buy Back Option under this Article 9 in the event of a breach of the terms of Proparco’s policy covenants as specified under Schedule P of the Shareholders Agreement; (ii) Each of GIF and IFC shall have the right to exercise the Buy Back Option under this Article 9 in the event of a breach of the terms of IFC Policy Covenants as specified under Schedule K of the Shareholders Agreement; and (iii) DEG shall have the right to exercise the Buy Back Option under this Article 9 in the event the Company or any of its Subsidiaries engage in any of the activities as

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set out in Schedule O of the Shareholders Agreement. Notwithstanding the above, in case the Parties hereto have not agreed by October 01, 2016 on a Definitive plan for the buy back or redemption of the DEG CCDs, IFC II CCDs and IFC III CCDs in accordance with the Definitive Plan, then each of IFC and DEG shall have the right to exercise the Buy Back Option under this Article 9.

Upon any of the Investors notifying the Company in writing (the “Buy Back Notice”) of its decision to exercise the Buy Back Option in accordance with the preceding paragraph, the Company shall within 3 (three) Business Days of receipt of the Buy Back Notice inform about the exercise of Buy Back Option and provide a copy of the Buy Back Notice to all other Investors (the “Buy Back Intimation”). It is clarified that on the delivery of Buy Back Notice to the Company by any of GIF, IFC, DEG or Proparco for a breach of the terms of Schedule P, Schedule K and Schedule O in the manner set out above, all Investors shall be entitled to exercise the Buy Back Option. The Company shall initiate the process of buy back of the Equity Securities after the completion of 30 (thirty) Business Days from the date of the Buy Back Intimation (the “Buy Back Start Date”), which date in any event shall not be later than 33 (thirty three) Business Days from the receipt of the Buy Back Notice by the Company. The Company shall consider all the Buy Back Notices delivered by the Investors before the Buy Back Start Date for initiating the process of buy back of the Equity Securities.

The Company shall be obligated to buy back from such Investors who have exercised the Buy-Back Option the maximum number of Equity Securities as specified by such Investors in the Buy Back Notice that the Company is permitted to buy back in accordance with applicable Law within the Buy-Back Period (as defined below), and if not permitted by applicable Law to buy back in that period, the Company shall conduct the buyback as and when permitted by applicable Law (from time to time) to the maximum extent permissible till all the Equity Securities specified by the Investors in the Buy Back Notice have been bought back in accordance with this Article 9.

The ‘Buy-Back Period’ shall mean a period of 60 (sixty) days from the date of the Buy Back Start Date, and for buy back of residual Equity Securities after the first mentioned Buy-Back Period, within a period of 60 (sixty) days starting from the time the Company becomes eligible or entitled to buy-back the Equity Securities. It is clarified that, if the Company is not permitted to buy back within a period of 60 (sixty) days from the date of the Buy Back Start Date due to any reason, including the Company not having satisfied the financial tests as required by applicable Law for the buyback of shares, then the Company shall undertake such buy-back in the succeeding Buy-Back Periods as permitted by applicable Law, along with the buy-back pursuant to Buy Back Options exercised by any other Investor.

It is agreed that subject to compliance with the applicable Law, the buyback of the CCDs may be implemented by the Company by way of redemption of the CCDs for the amounts and preference as set out in this Article 9, and all provisions of this Article 9 shall apply mutatis mutandis to such redemption as are applicable to the buyback of Equity Securities.

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9.2	Notwithstanding anything contained in the Transaction Documents, if required by applicable Law, any Investor exercising its Buy-Back Option under this Constitution shall convert the Equity Securities held by it into Equity Shares of the Company in accordance with Schedule C to Schedule J and Schedule R, Schedule S, Schedule T and Schedule U of the Shareholders Agreement and Schedule I of the GIF Subscription Agreement – 2(as the case may be) prior to the actual buy-back, and the Company shall take all such steps to ensure such conversion. For the avoidance of doubt, it is hereby clarified that Equity Shares of the Company held by IFC, DEG and/or Proparco pursuant to the conversion of the CCDs and Proparco CCPS shall be treated at par with the remaining Equity Shares of the Company for the purposes of this Article 9, save and except where the CCDs and Proparco CCPS are converted into Equity Shares of the Company on or immediately prior to and only in connection with IFC, DEG and/or Proparco exercising its Buy-Back Option under this Constitution, in which case, notwithstanding anything to the contrary contained herein, the Equity Shares issued to the holder of the CCDs and Proparco CCPS will be entitled to priority in terms of payment in the like manner as the CCDs and Proparco CCPS, as set out in Article 9.3.

9.3	The Buy-Back Option shall be exercised in accordance with, and subject to, applicable Law. In the event that all the Equity Securities (including Equity Shares issued upon conversion of the Equity Securities) as specified by the Investors cannot be bought back by the Company due to operation of Law (including the Act), and if on the date of the Buy Back Notice, the number of Equity Securities that can be bought back by the Company is less than the number of Equity Securities that are required by the Investors to be bought back, the Company undertakes to effect a buy back in accordance with Article 9.3.2.

9.3.1	In the event that the buy-back is effected under this Article 9.3, (a) the Shareholders agree that they shall honour the buy-back preferences under Article 9.3.2 and to the extent necessary to honour the provisions of Article 9.3.2, they shall not tender their Equity Securities for buy-back nor shall they raise any objection to the Company accepting the tender by the other Investors of the Equity Securities held by them under such Buy Back Option; and (b) the Sponsors undertake that they shall not tender their Equity Securities for buy-back nor shall they raise any objection to the Company accepting the tender by the Investors of the Equity Securities held by them under such Buy-Back Option

9.3.2	Buy-Back Preferences

(a)	Buy back of CCDs and Proparco CCPS

The Company shall first buy back all the CCDs and Proparco CCPS for an amount equal to their respective Senior Liquidation Price plus any accrued and unpaid interest, within the Buy Back Period, in pro rata proportion to the amount due to them in this Article 9.3.2(a).

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(b)	Buy back of Series H CCPS and Series I CCPS

After buying back all of CCDs and Proparco CCPS in accordance with Article 9.3.2 (a) above, the Company will buy-back all Series H CCPS and Series I CCPS for an amount that provides the holders of the Series H CCPS and Series I CCPSan amount equal to Series H Liquidation Price (for Series H CCPS) and Series I Liquidation Price (for Series I CCPS) plus any accrued and unpaid dividends thereon, within the Buy Back Period, in pro rata proportion to the amounts due to the holders of the Series H CCPS and the Series I CCPS under this Article 9.3.2(b).

(c)	Buy back of Series F CCPS

After buying back all of CCDs, Proparco CCPS and Series H CCPS and Series I CCPS in accordance with Article 9.3.2 (a) and Article 9.3.2 (b) above respectively, the Company will buy back such number of Series F CCPS for an amount that provides the holders of the Series F CCPS an amount equal to 150% (one hundred and fifty percent) of the Series F Investment Amount, plus any accrued and unpaid dividends thereon, within the Buy Back Period, in pro rata proportion to the amounts due to the holders of the Series F CCPS under this Article 9.3.2(c).

The number of Series F CCPS to be bought back under this Article 9.3.2 (c) shall be such that after the buy-back in accordance with this Article 9.3.2 (c), the holders of the Series F CCPS are left with such number of Series F CCPS as will be required by them to receive amounts pursuant to Article 9.3.2 (f).

(d)	Buy back of Series B CCPS/ Series C CCPS/ Series D CCPS

After buying back all of (i) CCDs and Proparco CCPS in accordance with Article 9.3.2 (a) above; and (ii) Series H CCPS and Series I CCPS in accordance with Article 9.3.2 (b) above; and (iii) Series F CCPS in accordance with Article 9.3.2 (c) above, the Company will buy back all Series B CCPS, Series C CCPS and Series D CCPS for an amount that is equal to 200% (two hundred per cent) of the Series B Investment Amount, Series C Investment Amount and Series D Investment Amount, as applicable, plus any accrued and unpaid dividends, within the Buy Back Period, in pro rata proportion to the amounts due to them in this Article 9.3.2(d).

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(e)	Buy back of Series A CCPS

After buying back all the Equity Securities in accordance with Article 9.3.2 (a), (b), (c) and (d) above, the Company will buy back all Series A CCPS for an amount equal to 140% (one hundred and forty per cent) of the Series A Investment Amount plus any accrued and unpaid dividends, within the Buy Back Period, in pro rata proportion to the amounts due to them in this Article 9.3.2 (e).

(f)	Buy Back of remaining Shares

After honouring the buy-back preferences under this Articles 9.3.2(a), (b), (c),(d) and (e), the Company may buy back Equity Shares of the Company, in a manner such that the holders of the outstanding Series F CCPS are entitled participate in the buy-back pro rata along with the holders of other Equity Shares. Notwithstanding the foregoing, the holders of Series F CCPS shall be entitled to an amount not more than the Series F Participation pursuant to the buy back in this Article 9.3.2(f). It is clarified that the number of Equity Shares that the outstanding Series F CCPS shall be converted into for the purpose of this Article 9.3.2(f) shall be determined such that the holders of the outstanding Series F CCPS do not receive any amount in excess of Series F Participation. The Company shall not buy-back Equity Shares under this Article 9.3.2(f) from any holder of Equity Shares unless such buy back provides an opportunity to the holders of Series F CCPS to receive their Series F Participation as set out above.

Upon exercise of the Buy-Back Option in accordance with Article 9.3 above:

(i)	if all or some of the Series B CCPS or Series D CCPS are converted into Equity Shares of the Company (other than for receiving their respective entitlement in the manner provided in Article 9.3.2) on or immediately prior to the exercise of the Buy-Back Option under Article 9.3.2; and

(ii)

if the holders of Series F CCPS have not converted their respective Series F CCPS into Equity Shares (or have converted their respective Series F CCPS into Equity Shares for receiving their respective entitlement in the manner provided in Article 9.3.2) and have exercised

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their right to the Series F Participation, pursuant to exercise of which, amounts to be received by IFC (with respect to Series B CCPS and Series D CCPS held by it that have been converted into Equity Shares, other than for receiving their respective entitlement in the manner provided in Article 9.3.2) from the proceeds available from the exercise of the Buy-Back Option is less than the amounts IFC would have otherwise received (with respect to Series B CCPS and Series D CCPS held by it that have been converted into Equity Shares other than for receiving their share in the proceeds available from the buy-back of Equity Securities) if the holders of Series F CCPS had not exercised the right of Series F Participation (the difference of such amount hereinafter referred to as the “Buy-Back Differential Amount”), then, the Sponsors shall through a suitable mechanism (as agreed upon with IFC) ensure that IFC receives the Buy-Back Differential Amount simultaneously with the amounts received by the holders of Series F CCPS pursuant to Series F Participation.

9.4	After all the payments have been made in accordance with Article 9.3.2 (a), (b), (c), (d),(e) and (f) above, the Investors shall have no right whatsoever in respect to any proceeds remaining with the Company. However, nothing contained in the preceding sentence shall restrict the rights available to the Investors under the applicable Law, including a right to claim damages for breach of the Transaction Documents.

9.5	The Sponsors agree and undertake that they shall honour the buy-back obligations of the Company as set out in this Article 9.

9.6	For the purposes of this Article 9, the entitled amounts of the holders of Equity Securities shall be calculated in INR terms by taking investment amounts in Equity Securities in INR terms. However, at the time of payment of amounts to the holders of Equity Securities, the INR entitled amounts arrived at shall be converted into USD amount by applying the reference rate of the Reserve Bank of India for USD-INR conversion as on the date on which such payment is effected and the payment shall thereupon be made in USD amounts. Nothing contained in this Article 9.6 shall apply in relation to Series H CCPS and Series I CCPS, and the calculation of entitled return and payment thereof to the holders of Series H CCPS and Series I CCPS shall be in USD terms.

9.7

If the Company intends to request a buyback of the equity securities it holds in AZI to generate cash required to pay for the buyback of the Equity Securities held by the Investors under this Article 9, then the Company shall cause AZI to initiate and complete the buyback of the equity securities of AZI held by the Company that carry similar rights and preference in

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AZI as are carried by the Equity Securities in the Company that are required to be bought back by the Company pursuant to this Article 9. The buyback of the equity securities of AZI shall be done on a proportionate basis to the number of Equity Securities in the Company that are required to be bought back by the Company. The buyback of the equity securities of AZI shall be in accordance with the AZI Shareholders Agreement.

9.8	Without prejudice to the rights of the Investors to exercise the Buy Back Option, if the Company is not able to buyback the CCDs and/or Proparco CCPS from IFC, Proparco and/or DEG (if required by them) within 60 (sixty) days from the date of the Buy Back Start Date, then IFC, Proparco and/or DEG shall have the option to exercise their rights as set out in Article 8.3 above with respect to the CCDs and/or Proparco CCPS which have not been bought back by the Company.

9A	BUY-BACK FROM IFC, DEG OR PROPARCO

9A.1	Buy Back at IFC’s/DEG’s/ Proparco’s Option

(i)	Without prejudice to Article 9, if upon conversion (where the conversion ratio for the CCDs is as provided in paragraph 4.2 of Schedule E, Schedule H, Schedule I and Schedule R of the Shareholders Agreement as applicable, and for Proparco CCPS as provided in paragraph 4.2 of Schedule J and Schedule of the Shareholders Agreement, as applicable), the CCDs and Proparco CCPS do not provide IFC, DEG and/or Proparco their respective Required Return, then IFC, DEG and/or Proparco may, within 15 (fifteen) Business Days from the date of the conversion of the CCDs and Proparco CCPS, by a written notice (“IFC/DEG/ Proparco Buy-Back Notice”) to the Company, require the Company to buy back all the Equity Shares acquired by IFC, DEG and/or Proparco upon conversion of their respective CCDs and Proparco CCPS. For the purposes of the above conversion of the CCDs and Proparco CCPS, the Parties shall rely on a valuation of the Company done in accordance with paragraph 4.2(i)(b) of Schedule E, Schedule H Schedule I, Schedule J, Schedule R and Schedule T of the Shareholders Agreement, as applicable.

(ii)

Upon receipt of the IFC/ DEG/ Proparco Buy Back Notice, the Company shall be obligated to buy back, in accordance with applicable Law, all Equity Shares acquired by IFC, DEG and/ or Proparco upon conversion of the CCDs and Proparco CCPS, within a period of 30 (thirty) Business Days from the date of the IFC/ DEG/ Proparco Buy Back Notice (“IFC/DEG/ Proparco Buy Back Option”). If the Company is not permitted to buy back all Equity Shares acquired by IFC, DEG and/or Proparco within a period of 30 (thirty) Business Days from the date of the IFC/DEG/Proparco Buy-Back Notice due to

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restrictions under applicable Law, the Company shall buy back the maximum number of Equity Shares held by IFC, DEG and/or Proparco in such manner as permitted by applicable Law till all the Equity Shares held by IFC, DEG and/or Proparco are bought back in accordance with this Article 9A.1.

(iii)	The said Equity Shares shall be bought back by the Company for an amount equal to the applicable Senior Liquidation Price plus any accrued and unpaid interest. Provided that if the IFC/ DEG/ Proparco Buy Back Option is proposed to be exercised prior to the expiry of QIPO Due Date, then the Company shall require the consent of Helion and FC prior to completing the buyback. Provided however, consent shall not be required from Helion and FC where the buy-back is undertaken by the Company under Article 9.

9A.2	Buy Back at Company’s Option

Without prejudice to Article 9, if upon conversion (where the conversion ratio for the CCDs and Proparco CCPS is as provided in paragraph 4.2 of Schedule E, Schedule H, Schedule I, Schedule J, Schedule R and Schedule T of the Shareholders Agreement, respectively), the CCDs and Proparco CCPS provides IFC, DEG and/ or Proparco (as the case may be) a return in excess of their respective Required Return, then the Company may, within 15 (fifteen) Business Days from the date of the conversion of the CCDs and Proparco CCPS, subject to the prior approval of Helion and FC, by a written notice (“Company Buy Back Notice”) to IFC, DEG and/ or Proparco, have the right to buy back and IFC, DEG and/ or Proparco shall have the obligation to offer for buy back, such number of Equity Shares as is required to reduce IFC’s or DEG’s or Proparco’s shareholding to such percentage as is adequate to give IFC, DEG and/ or Proparco their respective Required Return.

For the purposes of the above conversion the Parties shall rely on a valuation of the Company done in accordance with paragraph 4.2 (i)(b) of Schedule E, Schedule H, Schedule I, Schedule J, Schedule R and Schedule T of the Shareholders Agreement, as applicable.

The said Equity Shares shall be bought back by the Company at the lowest price permissible under Law, within 30 Business Days from the date of the Company Buy Back Notice (“Company Buy Back Option”).

9A.3	In the event that the buy-back is effected under this Article 9A.1 or Article 9A.2, then the Sponsors and Helion and FC agree that, they shall not tender their Equity Securities for buy back nor shall they raise any objection to the Company accepting the tender by IFC, DEG and/or Proparco of the Equity Shares held by it under the IFC/ DEG/Proparco Buy Back Option or the Company Buy Back Option.

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9A.4	The Sponsors agree and undertake that they shall honor the buy-back obligations of the Company as set out in this Article 9A.

9A.5	It is hereby clarified that the rights of IFC, DEG and/or Proparco under Article 9A.1 are without prejudice and are independent to the rights of IFC, DEG and/or Proparco under Article 9 of this Constitution, and that the exercise by IFC, DEG and/or Proparco of rights under either Article 9 or Article 9A.1 shall not preclude IFC, DEG and/or Proparco from exercising rights under the other Article.

9A.6	For the purposes of this Article 9A, the entitled amounts of the holders of Equity Securities shall be calculated in INR terms by taking investment amounts in Equity Securities in INR terms. However, at the time of payment of amounts to the holders of Equity Securities, the INR entitled amounts arrived at shall be converted into USD amount by applying the reference rate of the Reserve Bank of India for USD-INR conversion as on the date on which such payment is effected and the payment shall thereupon be made in USD amounts.

10.	BORROWINGS & FUNDING

The Shareholders hereto expressly agree that in the event the Company proposes to borrow funds from any Person, including but not limited to banks and financial institutions, the Investors shall not be asked, or be required to give any warranties, letter of comfort and/ or guarantees, of any nature whatsoever for any loans or with regard to any aspect of the business or functioning of the Company.

11.	MANAGEMENT OF THE COMPANY

11.1	Directors

The business and affairs of the Company shall be managed by the Board.

11.2	Board Composition

11.2.1 (i)	IFC shall have the right to nominate 1 (one) Director to the Board (“IFC Nominee Director”)

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(ii)	GIF shall have the right to nominate 2 (two) Directors to the Board of the Company for so long as GIF holds at least 25% of the share capital of the Company on a Fully Diluted Basis, provided however that, in the event GIF’s shareholding falls below 25% of the share capital of the Company on a Fully Diluted Basis, then GIF shall have the right to nominate 1 (one) Director to the Board of the Company so long as GIF holds at least 2% (two per cent) of the total issued and paid up share capital of the Company on a Fully Diluted Basis (“GIF Directors”);

(iii)	Helion shall have the right to nominate 1 (one) Director on the Board of the Company (the “Helion Director”);

(iv)	FC shall have the right to nominate 1 (one) Director on the Board of the Company (the “FC Director”);

(v)	the Sponsors shall have the right to nominate 2 (two) Directors to the Board (“Sponsor Directors”), provided such Sponsor Directors shall be Employees or Shareholders or consultants of the Company or AZI; and

(vi)	shareholders who are holding more than 50% (fifty percent) of the share capital of the Company on a Fully Diluted Basis shall have the right to nominate at least 1 (one) Director on the Board as an independent director (“Independent Director”) and two other Directors who are ordinarily resident in Mauritius. Mr. Robert Kelly and Ms. Diane Farell shall be the Independent Directors initially.

11.2.2	Proparco shall have the right to nominate 1 (one) Director to the Board (“Proparco Director”) as long as IFC Nominee Director is not nominated to the Board by IFC, and on the appointment of the IFC Nominee Director on the Board, the Proparco Director (if nominated to the Board) shall automatically vacate the office of the Director.

If at any time after his appointment, the IFC Nominee Director is no longer serving on the Board due to any reason, and such vacancy has not been filled in accordance with Article 11.2.1 within a period of 2 (two) months, then Proparco shall have the right to nominate the Proparco Director on the Board till the time IFC Nominee Director is not nominated on the Board by IFC.

It is clarified that vacation of the office of the Director by the Proparco Director as required under the preceding paragraph shall not affect or waive Proparco’s right to nominate a director on the Board if it again becomes eligible to nominate a Director in accordance with this Article 11.2.2.

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Nothing contained in this Article 11.2.2 shall affect IFC’s right to nominate a director on the Board at its discretion in accordance with Article 11.2.1.

11.2.3	Each of the Nominating Investors shall have a right to nominate a Director on the Board in accordance with this Article 11.2 as long as such Nominating Investor holds at least 2% (two per cent) of the total issued and paid up share capital of the Company on a Fully Diluted Basis.

11.2.4	If the IFC Nominee Director is not an employee of IFC, then the Company shall pay sitting fees and reimburse travel and other expenses of such Director for attending the meetings of the Board (including any sub-committee) thereof subject to a cap of USD 10,000 (Dollars Ten Thousand) per year.

11.2.5	The Company shall reimburse the reasonable travel and other expenses incurred for attending the meetings of the Board (including any sub-committees) by the GIF Directors.

11.3	Removal of a Director

Subject to applicable Law, the Party nominating a Director pursuant to Article 11.2 shall have a right to require the removal of the Director nominated by such Party by giving a written notice to the Company. On the receipt of such notice by the Company, the Company shall convene a shareholders’ meeting to resolve on the removal on the Director, and the Shareholders hereby agree to vote and pass appropriate resolution to give effect to the removal of the Director as requested by the Party nominating such Director. Subject to the applicable Laws, the Shareholders agree that with respect to the Investor Directors and Sponsor Directors, in pursuance of Article 11.2, the power to nominate and to propose a removal of a Director lies solely with the Party so entitled to nominate that Director. The Party nominating a Director shall from time to time, by like notice, have the right to appoint any other person to be a Director in the place of the Director so removed or in the place of any Director vacating office as a result of being removed by the Shareholders.

11.4	No Qualification Shares

A Director does not need to hold any qualification shares.

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11.5	Term of Directors

Subject to the applicable Laws, the Directors in Article 11.2.1 and Article 11.2.2 shall hold office at the pleasure of the Nominating Investors and may be substituted at any time by the Nominating Investors by notice to the Company. The Directors, as then constituting the Board, and/or the Shareholders shall pass required resolutions in order to appoint or remove a person as a Director as advised by the respective Nominating Investor by notice to the Company.

11.6	Casual Vacancies

If any Director resigns, vacates or is removed from office before his term expires, the resulting casual vacancy may be filled by a nominee of the Party who originally nominated the Director vacating office, but any Person so nominated, shall retain his office only so long as the vacating Director would have retained the same, if no vacancy had occurred. The Shareholders agree that in the case of any casual vacancy in the office of the Independent Director or the Directors that are resident of Mauritius, the same shall be filled in accordance with Article 11.2.1(vi).

11.7	Proceedings of the Board

11.7.1	Number of Board meetings and Venue

The Board shall meet at least 4 (four) times in every calendar year and at least once in every calendar quarter. Meetings of the Board shall ordinarily be held in Mauritius. A Board meeting may also be held outside Mauritius at such other places as may be agreed by a majority of the Directors, from time to time. A Board meeting may also be held by teleconference or video conferencing and/ or the presence of a Director at a meeting may be recorded if he is present over telephone or video conferencing, and shall be counted for the purpose of quorum.

11.7.2	Convening meetings of the Board

Any Director may, and the company secretary, shall on the requisition of a Director, summon a meeting of the Board, in accordance with the notice and other requirements set out in this Article 11.7.

11.7.3	Notice for Board Meetings

At least 15 (fifteen) Business Days prior a written notice shall be given to each of the Directors of any meeting of the Board. A meeting of the Board may be held at shorter notice with the written consent (which may be signified by letter, facsimile or e-mail with receipt acknowledged) of all Directors, or where all Directors attend the meeting without protest.

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11.7.4	Contents of Notice

Every notice convening a meeting of the Board shall set forth in full and sufficient detail the business to be transacted thereat, and no item or business shall be transacted at such meeting unless the same has been stated in full and in sufficient detail in the notice convening the meeting, except as otherwise consented to by all the Directors, or their alternates, present at the meeting. The draft resolutions and other documents for all matters to be considered at the Board meeting must be furnished to all the Directors at least 7 (seven ) Business Days prior to the date of the proposed Board meeting, except where such meeting is called on shorter notice. The secretary of the Company shall prepare the notice for the meetings. If the secretary is unavailable, unwilling or unable to do so, the Director that summoned the meeting shall prepare the notice.

11.7.5	Quorum for the Board Meetings

(i)	The quorum for a Board meeting shall require the presence of the IFC Nominee Director (if nominated by IFC), the Proparco Director (if nominated in accordance with Article 11.2.2), a GIF Director, 1 (one) Sponsor Director, 1 (one) from among the Helion Director and FC Director and 1 (one) Director who is ordinarily resident in Mauritius. A meeting of the Board shall not be held or continued without meeting the requirement of this Article 11.7.5, unless such Director has expressly waived the requirement for his presence either in writing or by facsimile transmission and in that case that Director shall not be required for quorum.

Notwithstanding anything contained in this Article 11.7.5 (i) above, in the event any of the Director as required to form quorum is unable to attend the scheduled Board meeting, he shall provide a written request to the Company, at least 5 (five) days prior to the date of the proposed Board meeting, to postpone the Board meeting (the “Postponement Notice”), in which case such Board Meeting shall be postponed to such date which shall not be later than 7 (seven) days from the date of the scheduled Board meeting. In the event such a Director fails to provide a valid Postponement Notice, the Board meeting shall convene as scheduled without the Director who has failed to give the Postponement Notice and the Directors present at such meeting shall constitute the quorum. In the event a Director provides the Postponement Notice and, thereafter is not present or has not nominated an alternate on his

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behalf at the rescheduled Board Meeting, then the Board can proceed with such Board meeting and its agenda without the Director who has served the Postponement Notice and is absent from such rescheduled Board meeting and the Directors present at the meeting shall constitute the quorum.

(ii)	Notwithstanding anything contained in Article 11.7.5 (i), the quorum for any Board meeting (including a rescheduled Board meeting) in which the agenda includes the items in Article 34.1 and Article 34.2 shall require the presence of the Helion Director, FC Director, Proparco Director (if appointed), IFC Nominee Director (if appointed) and a GIF Director.

11.7.6	Committees of the Board

A committee of Directors or other Persons, to whom any powers of the Board are delegated, can be appointed only by the Board. The Nominating Investors shall have the right to have their nominees as members of any such committee, the number of such nominees being subject to Board approval. The provisions pertaining to the Board in this Constitution shall also pertain to every committee of the Board.

11.7.7	Resolution in writing

The Board may act by resolution in writing, or in any other legally permissible manner, on any matter, except matters which by Law may only be acted upon at a meeting. Subject to any restrictions imposed by Law and the provisions of Article 11.8 of this Constitution, no resolution in writing shall be deemed to have been duly adopted by the Board, unless such resolution in writing has been approved by all Directors.

11.7.8	Chairman

The Chairman of the Board shall be selected by the members of the Board at every Board meeting The Chairman shall not have a casting vote.

11.7.9	Alternate Directors

The Board shall, if requested by the original Director or the Party that nominated the original Director, appoint an alternate director to act as a Director during the absence of any Director from Mauritius. The original Director in whose place such alternate director is to be appointed, or failing him the Party that appointed the original Director, shall recommend the alternate Director to the Board. The alternate Director shall, ipso facto vacate office as and when the original Director returns to Mauritius. The alternate Director shall have such powers and rights as are available to the original Director in whose place such alternate Director is appointed.

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11.8	Restrictions on the Powers of the Board and the Shareholders

11.8.1	Notwithstanding anything to the contrary contained in this Constitution, but subject to the terms of Article 11.8.4 of this Constitution, the decisions on items mentioned in Article 34.1 shall not be taken and/or implemented by the Company and its Subsidiaries at a meeting of their respective board of directors or at a meeting of their respective shareholders unless the prior written consent in favour of such decision has been obtained from all the Investors.

11.8.2	Notwithstanding anything to the contrary contained in this Constitution but subject to the terms of 11.8.4 of this Constitution, the decisions on items mentioned in Article 34.2, shall not be taken and/or implemented by the Company and its Subsidiaries, at a meeting of their respective board of directors or at a meeting of their respective shareholders, unless the prior written consent in favour of such decision has been obtained from the Majority Investors. For the purpose of this Article, the term “Majority Investors” shall mean the Investors who by virtue of their shareholding collectively hold more than 50% (fifty per cent) of the aggregate shareholding of the Investors in the Company on an As If Converted Basis. Any of the Investors will only be included in the definition of Majority Investor only till such time till they hold 5% (five per cent) of the shareholding of the Company on an As If Converted Basis.

11.8.3	Upon the Transfer of the CCDs and/or Proparco CCPS from IFC, DEG and/or Proparco (as the case may be) to any Person, the decisions on items mentioned in Article 34.2, shall not be taken and/or implemented by the Company and its Subsidiaries, at a meeting of their board of directors or at a meeting of their Shareholders, unless the prior written consent in favour of such decision has been obtained from the Super-Majority Investors. For the purpose of this Article, the term “Super-Majority Investors” shall mean the Investors who by virtue of their shareholding (excluding any of the CCDs that are continued to be held by IFC and/or DEG and the Proparco CCPS that are continued to be held by Proparco) collectively hold more than 85% (eighty five per cent) of the aggregate shareholding of the Investors in the Company on an As If Converted Basis. Any of the Investors will only be included in the definition of Super Majority Investor only till such time till they hold 5% (five per cent) of the shareholding of the Company on an As If Converted Basis. For the purpose of this Article 11.8.3, the Investors shall include the transferees of the Equity Securities held by the Investors. It is clarified that nothing contained in this Article 11.8.3 shall affect rights of the Investors under Article 11.8.2.

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11.8.4	Upon the Transfer of any Equity Securities of the Company to a Competitor, the following items of Article 34.1 shall be deleted from Article 34.1 and moved to Article 34.2 and the provisions of Article 11.8.2 and Article 11.8.3 shall then also apply to the following items:

(i)	Any sale or disposal of Assets of value more than USD 5,000,000 (United States Dollar Five Million) (other than pursuant to charge(s) on Assets created for securing borrowing(s) approved by Majority Investors in accordance with 34.2 (i));

(ii)	Giving of any guarantee or comfort letter by the Company or any Subsidiary to any Person that is not in relation to securing project finance, working capital limits or non-fund based facilities availed for solar power projects of the Company or any Subsidiary;

(iii)	Entry into, amendment or termination of any agreement or commitment which imposes or is likely to impose obligations on the Company to make payments or otherwise incur liabilities exceeding the budget approved by the Board, except automatic authorization to the CEO in accordance Article 34.2 (a); and

(iv)	Incurring any single item of capital expenditure (including acquiring a business or asset) greater than INR 10,000,000 (Indian Rupees Ten Million).

11.9	The Shareholders agree that the Company is entitled to set up (direct or indirect) wholly owned subsidiaries to execute the power projects granted to the Company, subject to Article 11.8. The Company and the Sponsors shall undertake to constitute the same structure of the board of directors as set out in Article 11.2 in all the Subsidiaries of the Company.

11.10	Liability of Investor Directors

The Sponsors and the Company expressly agree and undertake that each of the GIF Directors, Helion Director, FC Director, Proparco Director and the IFC Nominee Directors, if appointed, shall not be in charge of, or responsible for the day to day management of the Company and shall not be liable for any default or failure of the Company to the extent permitted under Law.

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11.11	Indemnification

The Company agrees to indemnify all Directors to the maximum extent permitted by applicable Law, and shall enter into appropriate indemnification agreements with each Director reiterating the same. The Articles shall provide the broadest indemnification of directors permitted by Law. In addition to the above, the Company and the Sponsors agree to jointly and severally indemnify and keep each of IFC, DEG, GIF, FC, Helion and Proparco and their Affiliates, together with their respective officers, directors, employees, Affiliates, and agents (the “Indemnified Parties”), indemnified, on demand, against each loss, liability and cost (including legal and other professional costs) suffered or incurred by the Indemnified Parties arising out of or in connection with the breach by the Sponsors and or the Company of the terms, conditions, representations, undertakings, warranties or other covenants or other provisions entered into or given by the Sponsors and/or the Company as contained in the Transaction Documents or in respect of, or in any manner related to, any act or omission of the Sponsors and/or the Company.

11.12	Board of Directors of AZI

The Shareholders acknowledge that the Company has a right to nominate 4 (four) directors on the board of directors of AZI. The Investors shall have the right to nominate these directors on the board of directors of AZI in such manner as they have under Shareholders Agreement with respect to the appointment of Directors on the Board of the Company. On receipt of a written notice from any Investor to appoint its nominee as a director on the board of directors of AZI, the Company shall take all required steps to ensure that the nominee of the Investor is appointed as a director on the board of directors of AZI. The Investor nominating a director on the board of directors of AZI shall also have the right to require the removal of the director nominated by such Investor by giving a written notice to the Company.

11.13	Directors’ Interest

11.13.1	Subject to the Act and the Shareholders Agreement, a Director may:

(a)	hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other provision of this Constitution;

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(b)	act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(c)	continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by this Constitution, the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company) and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

(d)	Subject to the Law, the Shareholders’ Agreement and this Constitution, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Shareholders for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 11.13.1 (e) herein.

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(e)	To the full extent required by the Law, a Director shall, forthwith after becoming aware of the fact that he is interested in a transaction or proposed transaction with the Company, cause to be entered in the interests register of the Company where it has one, and disclose to the Board, the nature and monetary value of that interest or where the monetary value of the Director’s interest cannot be quantified, the nature and extent of that interest. A general notice entered in the interests register or disclosed to the Board to the effect that a Director is a shareholder, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, shall be a sufficient disclosure of interest in relation to that transaction.

12.	SHAREHOLDERS MEETINGS

12.1	Shareholders’ Meetings

An Annual Meeting of the Shareholders of the Company shall be held in accordance with the Act. Subject to the foregoing and the Act, the Board may convene a Special Meeting of the Shareholders whenever it deems appropriate.

12.2	Notice for Shareholders’ Meetings

At least 21 (twenty-one) days prior written notice of every meeting of the Shareholders shall be given to all Shareholders whose names appear on the Register of Members of the Company. A meeting of the Shareholders may be called by giving shorter notice with the written consent of all Shareholders, or where all Shareholders attend the meeting without protest.

12.3	Contents of Notice

The notice to Shareholders shall specify the place, date and time of the meeting. Every notice convening a meeting of the Shareholders shall set forth in full and sufficient detail the business to be transacted thereat, and no business shall be transacted at such meeting unless the same has been stated in the notice convening the meeting. The draft resolutions to be considered at the shareholders meetings must be furnished to all the Shareholders along with the notice of the proposed meeting of the Shareholders.

12.4	Chairman for Shareholders’ Meeting

The Chairman of the immediately preceding Board meeting shall act as the Chairman of the meeting of the Shareholders, except (a) in the event such individual is not present for the meeting of the Shareholders, in which case the Shareholders may elect any other person as the Chairman, and (b) in the case of a meeting requisitioned by any Shareholders, in which case the Shareholders may elect any other person as the Chairman. The Chairman shall have no second or casting vote.

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12.5	Proxies

Any Shareholder of the Company may appoint another Person as his proxy (and in case of a corporate Shareholder, an authorized representative) to attend a meeting and vote thereat on such Shareholder’s behalf, whether on poll or show of hands, provided that the power given to such proxy must be in writing.

12.6	Quorum for Shareholders’ Meetings

The presence of the authorised representative of each of the Investors shall be required to constitute quorum for a meeting of the Shareholders.

12.7	Adjournment of Shareholders’ Meetings for lack of Quorum

If within half an hour from the time appointed for holding a general meeting of the Company, a quorum is not present, the meeting shall stand adjourned for a period determined by the Board, but not less than 7 (seven) days. Notice of the adjourned meeting shall be provided to all the Shareholders along with the draft resolutions to be considered at the meetings at least 5 (five) days prior to the date of the adjourned meeting. The quorum requirements set out at Article 12.6 above shall apply at such adjourned meeting as well.

12.8	Except as otherwise provided for herein, Shareholders’ Meetings shall be conducted in accordance with the fifth Schedule of the Act.

13.	EXERCISE OF VOTING & OTHER RIGHTS BY PARTIES

13.1	The Investors and the Sponsors jointly undertake to ensure that they, their representatives and proxies representing them at the meetings of the Shareholders of the Company shall at all times exercise their votes and through their respective appointed/ nominated Directors (or alternate directors) at Board meetings and otherwise, act in such manner so as to comply with, and to fully and effectually implement the spirit, intent and specific provisions of this Constitution.

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13.2	If a resolution contrary to the terms of this Constitution is proposed at any meeting of Shareholders or at any meeting of the Board or any committee thereof, the Investors and the Sponsors, their representatives (including proxies) and their respective appointed/ nominated Directors (or alternate directors), shall vote against the same; provided, however, that if for any reason such a resolution is passed, the Shareholders shall, as necessary jointly convene or cause to be convened a meeting of the Board or any committee thereof or an extraordinary general meeting of the Shareholders for the purpose of implementing the terms and conditions of this Constitution and to give effect thereto, and to supersede such resolution.

13.3	The Investors and the Sponsors jointly agree and undertake to ensure that they shall abide by the terms of the CCDs, Series B CCPS, Series C CCPS, Series D CCPS, Series F CCPS, Series H CCPS, Proparco CCPS and the Series A CCPS, as set out in the Shareholders Agreement or in case of Series I CCPS, the terms of the Series I CCPS as set out in the GIF Subscription Agreement-2, as the case may be, and that they, their representatives and proxies representing them at the meetings of the Shareholders of the Company shall at all times exercise their votes and through their respective appointed/ nominated Directors (or alternate directors) at Board meetings and otherwise, act in such manner so as to comply with, and to fully and effectually implement the terms of the CCDs, Series B CCPS, Series C CCPS, Series D CCPS, Series F CCPS, Series H CCPS, Series I CCPS, Proparco CCPS and the Series A CCPS, as set out in this Constitution.

13.4	From and after the issuance of the Equity Securities in accordance with the terms of the Transaction Documents, the Company shall exercise its voting rights in its Subsidiaries in such a manner so as to ensure that (A) the provisions with respect to consent rights of Investors under this Constitution, including Article 11.8, are given effect to; and (B) each Shareholder of the Company is able to vote on every resolution relating to the Subsidiary, to the extent of the voting rights available to the Shareholder in the Company.

13.5	It is agreed that nothing contained in this Article 13 shall affect the fiduciary duties and other obligations of the Directors as prescribed by the Act.

14.	INFORMATION RIGHTS

14.1	For so long as each of the Investors holds any Equity Securities in the Company, the Company shall furnish to the Investors and/ or their assignees/ nominees the following:

(a)	Monthly, quarterly and annual financial statements of the Company prepared in accordance with United States GAAP (General Accepted Accounting Principles) and its Subsidiaries prepared in accordance with Indian GAAP (including an income statement, a statement of cash flow, a balance sheet, detailed break-down of working capital, including an aging analysis and comparisons to budget) within 15 (fifteen) days of the end of each month, within 30 (thirty) days of the relevant quarter, annual unaudited Accounts within 45 (forty five) days of the end of the Financial Year and annual audited financials within 90 (ninety) days of the end of the Financial Year. The formats of all such financial statements shall be mutually agreed amongst the Company, the Sponsors and the Investors.

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(b)	A certificate signed by the chief financial officer of AZI or a similar ranking employee of AZI on a quarterly basis certifying (i) that AZI has fulfilled and complied with the terms of all guarantees, comfort letter or any other security provided by AZI with respect to any loans or other borrowings availed by its Subsidiaries, (ii) that no breach or other event of default has occurred or is reasonably likely to occur in relation to the loans or other borrowings availed by the Subsidiaries from any bank or financial institution, and (iii) in case a breach or any other event of default has occurred or is reasonably likely to occur in relation to the loans or other borrowings availed by the Subsidiaries, the actions or steps taken by AZI and/or its Subsidiaries to remedy or prevent such breach or any other event of default, in each case in the form as required by the Investors. A certificate signed by the chief financial officer of the Company or a similar ranking employee of the Company covering all of the above mentioned particulars on an annual basis. The above mentioned certificates shall be provided along with the quarterly or annual financial statements of the Company respectively within the time period mentioned in sub-article (a) above.

(c)	Annual Business Plan and Budget of the Company and its Subsidiaries (including quarterly budget containing an income statement, a statement of cash flow, a balance sheet and detailed breakdown of working capital and head count), no later than 45 (forty five) days after the beginning of the Financial Year.

(d)	Audited Accounts of the Company (both consolidated and unconsolidated) in accordance with US GAAP, and of AZI (both consolidated and unconsolidated) and its Subsidiaries in accordance with Indian GAAP (Generally Accepted Accounting Principles) within 120 (one hundred and twenty) days of the end of the Financial Year.

(e)	Brief quarterly reports including a narrative describing the progress to-date of the Company and its Subsidiaries within 30 (thirty) days of the end of each quarter.

(f)	all information as required by Schedule W of the Shareholders Agreement with respect to the Company and its Subsidiaries on an annual basis within 90 (ninety) days from the end of each Financial Year;

(g)	Any material information including appointment/ resignation of any key employee of the Company and its Subsidiaries other than the Key Managerial Personnel within a period of 7 (seven) days from the Company possessing knowledge of the same.

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(h)	All other information reasonably requested by the Investors or the Sponsors, as the case may be, or their nominees on the Board from time to time.

(i)	All other information reasonably requested by Helion and FC or the Investor Directors appointed by Helion and FC, together, from time to time, which is required by either Helion or FC to meet its regulatory and tax obligations in any jurisdiction, including without limitation, information required to meet the rules and regulations of United States controlled foreign corporation and passive foreign investment company as set out in Schedule B of the Shareholders Agreement and United States tax compliance requirements.

(j)	A copy of the conversion notice requiring the conversion of the Share Equivalents and a notice for buy back under Articles 9 and Article 9A, received by the Company from any Investor or served by the Company to any Investor, within a period of 3 (three) days of the receipt of such notice by the Company or of the date of such notice served by the Company, as applicable.

(k)	Any notice or other communication received by the Company pursuant to the AZI Shareholders Agreement, immediately on its receipt by the Company.

15.	ANNUAL BUSINESS PLAN AND BUDGET

15.1	Preparation of Annual Business Plan and Budget

The Shareholders acknowledge that the business of the Company and its Subsidiaries will be conducted in accordance with the Annual Business Plan and Budget. Each Annual Business Plan and Budget shall be prepared under the direction and supervision of the CEO of the Company, if any, and shall be updated at least 60 (sixty) days prior to the beginning of each Financial Year of the Company. At least 30 (thirty) days prior to the beginning of each Financial Year of the Company, the Annual Business Plan and Budget shall be finalised and the CEO of the Company shall present the same to the Board.

15.2	Approval of Annual Business Plan and Budget

The Annual Business Plan and Budget shall be approved by the Board. The Annual Business Plan and Budget may be amended only by a resolution of the Board passed in accordance with Article 11.8.

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15.3	Variances to Annual Business Plan and Budget

Any variances to the Annual Business Plan and Budget shall be subject to the provisions of Article 11.8 above. Any cost, not previously included in the Annual Business Plan and Budget for a Financial Year, which has been approved by the Board in accordance with Article 11.8 shall be deemed to be included in the Annual Business Plan and Budget for that Financial Year.

16.	FINANCIAL ACCOUNTING AND AUDITS

16.1	Financial and accounting records

The Company shall maintain true and accurate financial and accounting records of all operations in accordance with US GAAP, and in accordance with all relevant statutory and accounting standards and the policies from time to time adopted by the Board. The financial statements and Accounts of the Company shall be prepared in English and shall be audited on an annual basis.

16.2	Statutory Auditors

The Board shall recommend, and the Company in a meeting of the Shareholders shall appoint the statutory auditors for the Company from amongst the Big Four Accounting Firms. The Company shall cause AZI to appoint its statutory auditors from amongst the Big Four Accounting Firms that is recommended by the Board.

16.3	Audit Committee and Compensation Committee

The Board will establish and continue to have an audit committee (hereinafter referred to as the “Audit Committee”) and a compensation committee, which will periodically review the salaries or other remuneration of all Key Managerial Persons including the CEO (the “Compensation Committee”). The Investors shall at all times be entitled to appoint one nominee each on the Audit Committee and Compensation Committee.

17.	OTHER COVENANTS

17.1	Dividend up

Subject to applicable Law, the Company and the Sponsors covenant that they will take all steps to ensure that each of the Subsidiaries of the Company pays all of its profits as dividend to the Company on an annual basis.

17.2	Dividend policy

Subject to applicable Law, the Company and the Sponsors covenant that the dividend policy agreed to between the Company, Shareholders and all Subsidiaries and their lenders shall be satisfactory to IFC and DEG and shall be such that the Company is able to pay (i) 10% interest on IFC CCDs, and (ii) 5% interest on DEG CCDs and the IFC III CCDs on a quarterly basis.

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17.3	IFC Policy Covenants

So long as IFC and/or GIF holds any Equity Securities in the Company, the Company shall comply and the Sponsors shall ensure that the Company and its Subsidiaries comply with IFC’s standard policies on environment, social, anti-corruption, anti-money laundering and insurance issues, as provided in Schedule K of the Shareholders Agreement. The Company shall deliver to each of IFC and GIF, within 90 (ninety) days after the end of each Financial Year, an annual social and environmental performance report confirming compliance with the social and environmental action plan; and notify IFC and GIF, within 3 (three) days after the occurrence, of any social, labour, health and safety, security or environmental incident, accident or circumstance reasonably expected to have a material adverse social or environmental impact. In addition, GIF, IFC and the IFC compliance advisor ombudsman shall also have inspection and access rights.

17.4	Insurance

The Company shall (a) insure and keep insured on terms and conditions acceptable to IFC, with a reputable insurer or insurers all of the Company’s and its Subsidiaries’ Assets and business which can be insured, against insurable losses, on a reinstatement basis utilizing current full replacement values, including insurance covers listed in Schedule V of the Shareholders Agreement and any other insurance required by Law. The policies shall be in the English language; and the Company shall and shall ensure that its Subsidiaries shall (b) punctually pay any premium, commission and any other amount necessary for effecting and maintaining in force each insurance policy; and (c) maintain business interruption policy, third party liability policy and insurance policy for the head office, for an insurable amount satisfactory to IFC and DEG. In particular, the Company shall obtain a) a ‘directors’ and officers’ liability’ insurance policy for the Director nominated by Helion, FC, IFC, GIF and Proparco within 10 (ten) Business Days of the appointment of such Director on the Board, and b) an ‘advanced loss of profit’ policy within 30 (thirty) days of such a request by IFC and/or DEG, on such terms that are reasonably satisfactory to IFC/DEG and the Company, and all costs in relation to these insurance policies shall be borne by the Company.

17.5	Other Covenants

17.5.1	The Company covenants to ensure the development, implementation and continuing operation of the S&E Management System (as defined under the IFC Subscription Agreement).

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17.5.2	Through its Employees, agents, contractors and subcontractors, the Company covenants to, ensure that the design, construction, operation, maintenance and monitoring of all its sites, plants, equipment and facilities are undertaken in compliance with: (i) the Performance Standards (as defined under the IFC Subscription Agreement); and (ii) the S&EA (as defined under the IFC Subscription Agreement).

17.5.3	The Company shall not and shall ensure that each of its Subsidiaries shall not enter into a business relationship with any person which is the target of economic sanctions administered by the OFAC or provide any financing or services to, or in connection with, any activity in any sector under Embargo by the United Nations.

17.6	Proparco’s Policy Covenants

So long as Proparco holds any Equity Securities in the Company, the Company, Sponsors and the Investors shall comply and the Sponsors shall ensure that the Company complies with Proparco’s standard policies on environment, social, anti-corruption, anti-money laundering and insurance issues, as provided in Schedule P of the Shareholders Agreement.

18.	TERMS AND CONDITIONS OF THE CCPS AND CCDS

18.1	The terms and conditions of Series A CCPS shall be as set out in Schedule C of the Shareholders Agreement.

18.2	The terms and conditions of Series B CCPS shall be as set out in Schedule D of the Shareholders Agreement.

18.3	The terms and conditions of the IFC CCDS shall be as set out in Schedule E of the Shareholders Agreement.

18.4	The terms and conditions of Series C CCPS shall be as set out in Schedule F of the Shareholders Agreement.

18.5	The terms and conditions of Series D CCPS shall be as set out in Schedule G of the Shareholders Agreement.

18.6	The terms and conditions of DEG CCDs shall be as set out in Schedule H of the Shareholders Agreement.

18.7	The terms and conditions of IFC II CCDs shall be as set out in Schedule I of the Shareholders Agreement.

18.8	The terms and conditions of Series E CCPS shall be as set out in Schedule J of the Shareholders Agreement.

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18.9	The terms and conditions of IFC III CCDs shall be as set out in Schedule R of the Shareholders Agreement.

18.10	The terms and conditions of Series F CCPS shall be as set out in Schedule S of the Shareholders Agreement.

18.11	The terms and conditions of Series G CCPS shall be as set out in Schedule T of the Shareholders Agreement.

18.12	The terms and conditions of Series H CCPS shall be as set out in Schedule U of the Shareholders Agreement.

18.13	The terms and conditions of Series I CCPS shall be as set out in Schedule I of the GIF Subscription Agreement – 2.

REGISTER OF SHAREHOLDERS AND REGISTER OF DEBENTURE HOLDERS

19.	REGISTER OF SHAREHOLDERS AND DEBENTURE HOLDERS

19.1	REGISTER OF SHAREHOLDERS

19.1.1	The Company shall keep in one or more books a Register of Members and shall enter therein particulars required by the Act.

19.1.2	The Register and branch register of Shareholders, as the case may be, shall be open to inspection for such times and on such days in accordance with the Act. The Register including any overseas or local or other branch Register of Members may be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of Equity Securities.

19.1.3	No Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust (expressed, implied or constructive) or any equitable, contingent, future or partial interest in any Equity Security or any fractional part of an Equity Security.

19.2	REGISTER OF DEBENTURE HOLDERS

19.2.1	The Company shall keep in one or more books a Register of debenture holders and shall enter therein particulars required by the Act.

19.2.2	The Register of debenture holders shall be open to inspection for such times and on such days in accordance with the Act. The Register of debenture holders may be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine.

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REGISTER OF DIRECTORS AND OFFICERS

20.	REGISTER OF DIRECTORS AND OFFICERS

The Company shall cause to be kept in one or more books at its Office a Register of Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Law or as the Directors may determine. The Company shall from time to time notify to the said Registrar of any change that takes place in relation to such Directors and Officers as required by the Law.

TRANSMISSION OF SHARES

21.	TRANSMISSION OF SHARES

21.1	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative where he was sole holder, shall be the only person recognised by the Company as having any title to his Equity Securities; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any Equity Security held by him solely or jointly with other persons. For the purpose of this Article, estate representative means the person to whom probate or letters of administration has or have been granted in Mauritius or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Article.

21.2	Any person becoming entitled to an Equity Security in consequence of the death of a Shareholder or otherwise by operation of applicable Law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the Equity Security or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such Equity Securities in favour of his nominee. All the limitations, restrictions and provisions of this Constitution relating to the right to transfer and the registration of transfer of Equity Securities shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

21.3

A person becoming entitled to an Equity Security in consequence of the death of a Shareholder or otherwise by operation of applicable Law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the Equity Security, but he shall not be entitled in respect of the Equity Security to receive notices of or to attend or vote at Meetings of the Company or, save as aforesaid, to exercise in respect of the Equity Security, any of the rights or privileges of a Shareholder until he shall have become

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registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the Equity Security and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the Equity Securities until the requirements of the notice have been complied with.

21.4	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Article.

OFFICERS

22.	OFFICERS

22.1	The officers of the Company shall consist of the Chairman of the Board, the Directors and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Law and this Constitution.

22.2	The Directors shall, as soon as may be after each appointment or election of Directors, elect amongst the Directors a chairman and if more than one Director is proposed for this office, the election to such office shall take place in such manner as the Directors may determine.

22.3	The officers shall receive such remuneration as the Directors may from time to time determine.

22.4	The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. The Secretary shall be ordinarily resident in Mauritius. If thought fit, two or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

22.5	The Secretary shall attend all meetings of the Shareholders and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Law or this Constitution or as may be prescribed by the Board.

22.6	The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

22.7	A provision of the Law or of this Constitution requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

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MINUTES

23.	MINUTES

23.1	The Board shall cause minutes to be made and books kept for the purpose of recording:

23.1.1	all appointments of Officers made by the Board;

23.1.2	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

23.1.3	all proceedings at meetings of the Company, of the holders of any class of Shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.

23.2	Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, financial information and the minutes of Meetings of the Shareholders of the Company.

THE SEAL

24.	THE SEAL

24.1	The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Mauritius across the centre thereof.

24.2	Any document required to be under seal or executed as a deed on behalf of the Company may be:

24.2.1	executed under the Seal in accordance with this Constitution; or

24.2.2	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

24.3	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to this Constitution, any instrument to which a Seal is affixed shall be attested by the signature of:

24.3.1	a Director; or

24.3.2	the Secretary; or

24.3.3	any one person authorised by the Board for that purpose.

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DIVIDENDS AND OTHER PAYMENTS

25.	DIVIDENDS AND OTHER PAYMENTS

25.1	Subject to the Law, Article 34 and the provisions of this Constitution, the Board may from time to time declare dividends to be paid to the Shareholders.

25.2	No distribution (which includes dividend) may be made by the Company unless that distribution has been authorised by the Board in accordance with this Constitution and the Shareholders’ Agreement. Dividends may only be declared and paid out of the retained earnings of the Company, after having made good any accumulated losses at the beginning of the accounting period and no distribution (which includes dividend) may be made unless the Board is satisfied that upon the distribution being made (a) the Company is able to pay its debts as they become due in the normal course of business, and (b) the value of the Company’s assets is greater than the sum of (i) the value of its liabilities and (ii) the Company’s stated capital.

25.3	The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Equity Securities of the Company.

25.4	No dividend, distribution or other monies payable by the Company on or in respect of any Equity Security shall bear interest against the Company.

25.5	An Equity Security issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the Equity Security.

25.6	A division of the issued and outstanding Equity Securities of a class or series of Equity Securities into a larger number of Equity Securities of the same class or series having a proportionately smaller par value does not constitute a dividend of Equity Securities.

25.7	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of Equity Securities may be paid by wire transfer to the account designated by the Shareholder or by cheque or postal or money order sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the Equity Securities at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque, postal, money order or wire transfer shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such Equity Securities, and shall be sent at his or their risk and payment of the cheque, postal, money order or wire transfer by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the Equity Securities held by such joint holders.

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25.8	Any dividend or distribution out of retained earnings unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the Equity Securities into a separate account shall not constitute the Company a trustee in respect thereof.

25.9	The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of retained earnings wholly or in part by the distribution of specific assets, and in particular of paid-up Equity Securities or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid Equity Securities or debentures of any company without the sanction of an Ordinary Resolution.

26.	RESERVES

The Board may, before declaring any dividend or distribution out of retained earnings, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

RECORD DATES

27.	RECORD DATES

Subject to the provisions of this Constitution and the Shareholders Agreement, the Company may by Ordinary Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any Meeting and to vote at any Meeting. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

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ACCOUNTING RECORDS

28.	ACCOUNTING RECORDS

28.1	The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Act.

28.2	The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, provided that if the records of account are kept at some place outside Mauritius, there shall be kept at an office of the Company in Mauritius such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period.

28.3	A copy of every balance sheet and statement of income and expenditure, including every document required by Law to be annexed thereto, which is to be laid before the Company in Meeting, together with a copy of the auditors’ report (if applicable), shall be sent to each person entitled thereto in accordance with the requirements of the Act.

SERVICE OF NOTICES AND OTHER DOCUMENTS

29.	SERVICE OF NOTICES AND OTHER DOCUMENTS

29.1	Any notice and other communications provided for in this Constitution shall be in writing and shall be first transmitted by facsimile transmission and then confirmed by postage, prepaid registered post with acknowledgement due or by internationally recognized courier service, in the manner as elected by the Party giving such notice.

29.2	All notices shall be deemed to have been validly given (i) immediately, upon receipt of the confirmation report, if transmitted by facsimile transmission, or (ii) 7 (seven) days after posting if sent by registered post, or (iii) 4 (four) days from the date of dispatch, if sent by courier.

29.3	Any Party may, from time to time, change its address, facsimile number or representative for receipt of notices by giving to the other not less than 15 (fifteen) Business Days prior written notice.

AMALGAMATION

30.	AMALGAMATION

Any resolution proposed for consideration at any Meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall be approved by Special Resolution or in accordance with Article 34 if a higher percentage than 75 per cent of the votes of those Shareholders entitled to vote is required.

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CONTINUATION

31.	CONTINUATION

31.1	Subject to the Act, the Shareholders Agreement and Article 34, the Board may, with the sanction of a Special Resolution, approve the discontinuation of the Company in Mauritius and the continuation of the Company in a jurisdiction outside Mauritius. The Board, having resolved to approve the discontinuation of the Company, may, with the sanction of a Special Resolution, subsequently resolve not to proceed with any application to discontinue the Company in Mauritius or may vary such application as it sees fit.

31.2	In case of transfer of registration of the Company to another jurisdiction, the procedure set out under the Act shall be followed.

CONFLICTS WITH THE SHAREHOLDERS AGREEMENT

32.	CONFLICTS WITH THE SHAREHOLDERS AGREEMENT

32.1	In case of any conflict between the provisions of this Constitution and the Shareholders Agreement, the provisions of the Shareholders Agreement shall prevail and the Shareholders shall cause this Constitution to be amended, subject always to the mandatory provisions of the Act.

ALTERATION OF CONSTITUTION

33.	ALTERATION OF CONSTITUTION

Subject to the applicable Law, this Constitution may be amended from time to time by the Company in accordance with Article 34.

INVESTORS CONSENT RIGHTS

34.	INVESTORS CONSENT RIGHTS

34.1	The following corporate actions by the Company or any of its Subsidiaries, including AZI shall require the consent of all Investors:

(a)	amendment to the Constitution or Memorandum and Articles (as applicable) of the Company or any Subsidiary in: (a) in any material manner; or (b) in any way which may alter or change the rights, privileges or preferences of the Equity Securities held by the Investors;

(b)	change in the designations, powers, rights, preferences or privileges, or the qualifications, limitations or restrictions on Equity Securities held by the Investors;

(c)	creation, authorization or issuance of any Equity Shares in the capital of the Company, or Share Equivalents in the Company whether having a structural or legal preference over, or ranking pari passu with, the Equity Securities held by the Investors;

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(d)	authorize or undertake any arrangement for the disposal of any shares of any Subsidiary that results in the Company owning (directly or indirectly) less than 100% (one hundred per cent) of any Subsidiary;

(e)	any amalgamation, merger, consolidation, reconstitution, restructuring or similar transaction that results in a change in control of the Company or any Subsidiary;

(f)	any sale or disposal of Assets for a cumulative amount of USD 5,000,000 (United States Dollar Five Million) or more within a consecutive period of twelve (12) months (other than pursuant to charge(s) on Assets created for securing borrowing(s) approved by Majority Investors under Article 34.2 (i));

(g)	any sale or disposal of Assets of value more than USD 5,000,000 (United States Dollar Five Million) (other than pursuant to charge(s) on Assets created for securing borrowing(s) approved by Majority Investors under Article 34.2 (i));

(h)	authorize or undertake any Liquidation Event A or Liquidation Event B with respect to the Company or any of its Subsidiaries;

(i)	authorize or undertake any listing, including a QIPO, other than any offering, any delisting of the Equity Securities of the Company or any Subsidiary, or creating any new Subsidiary;

(j)	authorize or undertake any reduction of capital or share repurchase, other than any buyback by the Company under Article 9 and 9A, repurchase of Equity Securities issued to or held by Employees, officers, directors or consultants of the Company or its Subsidiaries pursuant to an employee stock plan approved by the Board of the Company;

(k)	any change to the Business or to the business of Company or any of its Subsidiaries;

(l)	any change in the number of Directors of the Board other than as provided in this Constitution or any change to the committees of the Board, other than as provided in this Constitution;

(m)	giving of any guarantee or comfort letter by the Company or any Subsidiary to any Person that is not in relation to securing project finance, working capital limits or non-fund based facilities availed for solar power projects of the Company or any Subsidiary;

(n)	declaring any dividend or making any other distribution to Shareholders other than as provided in Constitution or the Shareholders Agreement;

(o)	entry into, amendment or termination of any agreement or commitment which imposes or is likely to impose obligations on the Company or its Subsidiary to make payments or otherwise incur liabilities exceeding the budget approved by the Board except automatic authorization to the CEO in accordance Article 34.2 (a);

(p)	Transfer of the Equity Securities held by any Shareholder, otherwise than in the manner permitted by the Transaction Documents;

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(q)	appointment or removal of the statutory auditors or internal auditors of the Company or AZI;

(r)	amendments to any ESOP plan approved by the Company in accordance with the terms of this Constitution;

(s)	changes to accounting or tax compliance policies or practices;

(t)	constituting a committee of the Board or delegation of the powers of the Board to any committee or sub-committee;

(u)	incurring any single item of capital expenditure (including acquiring a business or asset) greater than INR 10,000,000 (Indian RupeesTen Million);

(v)	any change, amendment, modification or waiver of the terms of the AZI Shareholders Agreement;

(w)	authorizing, undertaking, creating, approving or effecting any changes in the share capital of AZI by any means, including whether by issue, transfer, re-organization, reduction, buy-back, disposal or change in terms and privileges of equity shares or any equity securities issued by AZI; and

(x)	any commitment or agreement or delegation of powers to do any of the foregoing.

34.2	The following corporate actions of the Company or any of its Subsidiaries, including AZI shall require the consent of Majority Investors and/or Super-Majority Investors, as applicable:

(a)	approving or amending of the Annual Business Plan and Budget with automatic authorization to the CEO to exceed expenditure by a maximum of 10% (ten per cent);

(b)	establishment of a new power plant or entering into a new power purchase agreement or amendment to any existing power purchase agreement entered into by the Company or its Subsidiaries, except where the amendment has no material implications, including on tariff, termination, security package such as, but not limited to, letter of consent/default escrow agreements, parties and duration of the power purchase agreement, other than where such establishment of new power plant or entering into a new power purchase agreement or amendment to any existing power purchase agreement has already been covered under the approved Annual Business Plan of the Company or its Subsidiaries, as the case may be;

(c)	redeeming or buying back shares upon termination of a restricted stock purchase agreement of an officer, Employee or Director or consultant and buying back unvested shares held by the Sponsors and Employees of the Company;

(d)	appointment or removal and determination of the terms of employment (including remuneration) of Key Managerial Personnel;

(e)	giving any loans to the Key Managerial Personnel and Directors;

(f)	giving of any guarantee or comfort letter by the Company or any Subsidiary to any Person that is in relation to securing project finance, working capital limits or non-fund based facilities availed for solar power projects of the Company or any Subsidiary;

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(g)	approval or any employee or consultant stock option;

(h)	changes in the Financial Year for preparation of audited accounts;

(i)	borrowing in excess of INR 5,000,000 (Indian Rupees Five Million) and/or creating any charge on Assets for securing such borrowings;

(j)	any sale of all or substantially all the IP Rights of the Company or its Subsidiary;

(k)	entering into or varying any material contracts;

(l)	changing the status of the Company or its Subsidiaries from a private company to a public company or vice a versa, as applicable;

(m)	entering into any agreement, arrangement or transaction with any Shareholder or Director or Sponsors and/or their Affiliates, other than non-material agreements having a term of less than one (1) year that are negotiated on an arm’s-length basis in the ordinary course of business and contemplated by the Annual Business Plan and Budget; and

(n)	any commitment or agreement or delegation of powers to do any of the foregoing.

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DECLARATION BY APPLICANT

SIGNATORIES

I, the undersigned hereby certify that this document is the constitution of the Company	) )
	)	By:	/s/ Eric Ng Yim On
		Name:	AAA Global Services Ltd Company Secretary Represented by Eric Ng Yim On

This document is made in three originals.

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